UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Pentair Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

PENTAIR LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held April 29, 2013

To our Shareholders:

Our Annual General Meeting of Shareholders will be held at the Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland, on Monday, April 29, 2013, at 10:00 a.m. Central European Time, for the following purposes:

1.	to re-elect three directors with terms expiring at the 2016 annual general meeting of shareholders;

2.	to approve the 2012 annual report of Pentair Ltd., the statutory financial statements of Pentair Ltd. for the year ended December 31, 2012 and the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012;

3.	to discharge the Board of Directors and executive officers of Pentair Ltd. from liability for the year ended December 31, 2012;

4.	to elect auditors as follows: (a) to re-elect Deloitte AG as statutory auditors until the next annual general meeting; (b) to ratify appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2013; and (c) to elect PricewaterhouseCoopers AG as special auditors until the next annual general meeting;

5.	to approve: (a) the appropriation of results for the year ended December 31, 2012; and (b) the conversion and appropriation of reserves from capital contributions to distribute an ordinary cash dividend;

6.	to approve by advisory vote the compensation of our named executive officers as disclosed in this Proxy Statement;

7.	to approve performance goals and related matters under the Pentair Ltd. 2012 Stock and Incentive Plan; and

8.	to consider and act on such other business as may properly come before the Annual General Meeting or any adjournment of the Annual General Meeting.

A copy of the proxy materials, including this Notice of Annual General Meeting of Shareholders and Proxy Statement and the enclosed proxy card, is first being sent on or about March 13, 2013 to each shareholder registered in our share register as of the close of business (Eastern Standard Time) on March 1, 2013. A copy of the proxy materials also will be sent to any additional shareholders who are registered in our share register as shareholders with voting rights, or who become beneficial owners through a nominee registered in our share register as a shareholder with voting rights, as of the close of business (Eastern Standard Time) on April 9, 2013. Only shareholders of record and beneficial owners of our common shares at the close of business (Eastern Standard Time) on April 9, 2013 are entitled to attend and vote on matters presented at the Annual General Meeting.

Your vote is very important. We encourage you to vote your proxy as soon as possible. You may vote by signing and submitting the enclosed proxy card by mail. You may vote in person at the Annual General Meeting even if you submit your proxy by mail.

By Order of the Board of Directors

Angela D. Lageson, Secretary

Schaffhausen, Switzerland

March 13, 2013

PROXY STATEMENT

FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

PENTAIR LTD.

TO BE HELD ON MONDAY APRIL 29, 2013

Page
Questions and Answers on the Solicitation and Voting	1

Corporate Governance Matters	10

Proposal 1 — Re-election of Three Directors with Terms Expiring at the 2016 Annual General Meeting of Shareholders	16

Proposal 2 — Approval of the Annual Report and Financial Statements	22

Proposal 3 — Discharge of the Board of Directors and Executive Officers of Pentair Ltd. from Liability for the Year Ended December 31, 2012	23

Proposal 4 — Election of Auditors	24

Proposal 5 — Appropriation of Results for the Year Ended December 31, 2012 and Conversion and Appropriation of Reserves from Capital Contributions to Distribute an Ordinary Cash Dividend	27

Compensation Discussion and Analysis	29

Compensation Committee Report	49

Executive Compensation	50

Summary Compensation Table	50

Grants of Plan-Based Awards	52

Outstanding Equity Awards at December 31, 2012	53

Option Exercises and Stock Vested Table	55

Pension Benefits	55

Nonqualified Deferred Compensation Table	56

Potential Payments Upon Termination or Change in Control	57

Risk Considerations in Compensation Decisions	62

Proposal 6 — Advisory Vote to Approve the Compensation of the Named Executive Officers	63

Proposal 7 — Approval of Performance Goals and Related Matters under the Pentair Ltd. 2012 Stock and Incentive Plan	65

Director Compensation	84

Security Ownership	88

Audit and Finance Committee Report	90

Section 16(a) Beneficial Ownership Reporting Compliance	90

Shareholder Proposals for the 2014 Annual General Meeting of Shareholders	90

Other Business	91

2012 Annual Report on Form 10-K	91

Reduce Duplicate Mailings	91

Annex A – Pentair Ltd. 2012 Stock and Incentive Plan	A-1

PROXY STATEMENT

FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

PENTAIR LTD.

TO BE HELD ON MONDAY, APRIL 29, 2013

The Board of Directors (the “Board”) is soliciting proxies for use at our Annual General Meeting of Shareholders to be held on April 29, 2013. This Proxy Statement, the accompanying proxy card and our 2012 annual report to shareholders are being provided to give all shareholders of record at the close of business (Eastern Standard Time) on April 9, 2013 the opportunity to vote on matters that will be presented at the Annual General Meeting. These materials provide you with the information you need to know to vote your shares.

We have sent these materials on or about March 13, 2013 to each person who is registered as a holder of common shares in our register of shareholders (such owners are often referred to as “holders of record” or “registered shareholders”) as of the close of business (Eastern Standard Time) on March 1, 2013. We will also send a copy of these materials to any additional shareholders who become registered in our share register after the close of business (Eastern Standard Time) on March 1, 2013 and continue to be registered in our share register at the close of business (Eastern Standard Time) on April 9, 2013.

We have requested that banks, brokerage firms and other nominees who hold common shares on behalf of the owners of the common shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business (Eastern Standard Time) on March 1, 2013 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders and to do the same for any additional beneficial owners who acquire their shares after March 1, 2013 and continue to hold them at the close of business (Eastern Standard Time) on April 9, 2013. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials. We also have provided for these materials to be sent to persons who have interests in common shares through participation in our employee benefit plans. These individuals are not eligible to vote directly at the Annual General Meeting, but they may instruct the trustee of these plans how to vote the shares represented by their interests. The enclosed proxy card also will serve as voting instructions for the trustee of the plans.

QUESTIONS AND ANSWERS ON THE SOLICITATION AND VOTING

Who is Pentair Ltd.?

Pentair Ltd. is a company organized under the laws of Switzerland. We took our current form on September 28, 2012 as a result of the spin-off of Pentair Ltd. from its parent, Tyco International Ltd. (“Tyco”), and a reverse acquisition involving Pentair, Inc. We are the successor to Pentair, Inc. under the Securities Act of 1934, as amended. In this Proxy Statement, we may also refer to Pentair Ltd. as “the company”, “we”, “our” or “us”.

On September 28, 2012 prior to the Merger (as defined below), Tyco effected the spin-off of Pentair Ltd. through the pro-rata distribution of 100% of the outstanding common shares of Pentair Ltd. to Tyco’s shareholders (the “Distribution”). Immediately following the Distribution, a wholly-owned subsidiary of ours merged with and into Pentair, Inc., with Pentair, Inc. surviving as a wholly-owned subsidiary of ours (the “Merger”). At the effective time of the Merger, each Pentair, Inc. common share was converted into the right to receive one of our common shares, resulting in Pentair, Inc. shareholders owning approximately 47.5% of our common shares and Tyco shareholders owning approximately 52.5% of our common shares, in each case on a fully-diluted basis using the treasury method under United States generally accepted accounting principles.

Are proxy materials available on the Internet?

Yes. However, your proxy card must be submitted by mail if you are a shareholder of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on April 29, 2013. Our proxy statement for the Annual General Meeting to be held on April 29, 2013, other proxy material and our 2012 annual report to shareholders is available at http://www.proxyvote.com.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You vote your proxy by signing and submitting the proxy card by mail.

Why do I have more than one proxy card?

You may have multiple proxy cards if you hold your shares in different ways or accounts (for example, 401k accounts, joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards or otherwise vote your proxy as indicated in the materials you receive from your broker. You should vote your proxy for each separate account you have.

How many votes do I have?

Every holder of a common share on April 9, 2013 will be entitled to one vote per share for each director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. However, if a person or group of persons beneficially own shares in excess of 20% less one share of our issued shares (the “Cap”), such person or group of persons will only be entitled to cast votes at the Annual General Meeting equal to the number of shares that is equal to the Cap. The Cap is set forth in Article 14 of our Articles of Association.

What is the difference between a shareholder of record and a beneficial owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Wells Fargo Bank, N.A., our transfer agent, you are a “shareholder of record” and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to our officers named in the proxy card or to the independent proxy (see “How do I appoint and vote via an independent proxy?” below) named in the proxy card, to grant a written proxy to any person (who does not need to be a shareholder), or to vote in person at the Annual General Meeting. We have enclosed a proxy card for you to use in which you can elect to appoint our officers or the independent proxy as your proxy.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How do I attend the Annual General Meeting?” and “How do I vote if I am a beneficial owner?” Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

Who is entitled to vote?

Shareholders of Record

All shareholders registered in our share register at the close of business (Eastern Standard Time) on April 9, 2013 are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the meeting for consideration, provided such shareholders become registered as shareholders with voting rights by that time. See “I am a shareholder of record. How do I become registered as a shareholder with voting rights?”

Beneficial Owners

Beneficial owners whose banks, brokers or nominees are shareholders registered in our share register with respect to the beneficial owners’ shares at the close of business (Eastern Standard Time) on April 9, 2013 are entitled to vote on the matters set forth in this Proxy Statement and any other matter properly presented at the meeting for consideration, provided such banks, brokers or nominees become registered as shareholders with voting rights. See “I am a shareholder of record. How do I become registered as a shareholder with voting rights?”

What if I am the record holder or beneficial owner of shares at the close of business (Eastern Standard Time) on March 1, 2013, but sell or otherwise transfer all or some portion of those shares before the close of business (Eastern Standard Time) on April 9, 2013?

Holders of record and beneficial owners will not be entitled to vote their shares or provide instructions to vote with respect to their shares if they hold shares at the close of business (Eastern Standard Time) on March 1, 2013, but sell or otherwise transfer all of those shares before the close of business (Eastern Standard Time) on April 9, 2013. Although holders of record and beneficial owners at the close of business (Eastern Standard Time) on March 1, 2013 are receiving these materials, holders of record and beneficial owners will only be entitled to vote their shares or provide instructions to vote with respect to those shares held at the close of business (Eastern Standard Time) on April 9, 2013. For each holder of record and beneficial owner, any instructions to vote with respect to shares held prior to the close of business (Eastern Standard Time) on April 9, 2013 will remain valid with respect to shares held at the close of business (Eastern Standard Time) on April 9, 2013 unless changed or revoked as provided in these materials.

I am a shareholder of record. How do I become registered as a shareholder with voting rights?

If you are a shareholder of record, you have been registered as a shareholder with voting rights in our share register, unless in certain circumstances (such as failure to comply with particular disclosure requirements set forth in our Articles of Association) we have specifically advised you that you are registered as a shareholder without voting rights.

How do I vote if I am a shareholder of record?

If you are a shareholder of record, you can vote in the following ways:

•	By Mail: If you are a shareholder of record, you can vote by marking, dating and signing the appropriate proxy card and returning it by mail in the enclosed postage-paid envelope.

•	At the Annual General Meeting: If you are a shareholder of record planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting.

Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed proxy card to vote your common shares by proxy.

How do I vote if I am a beneficial owner?

If you are a beneficial owner of common shares, you can vote in the following ways:

•

General: If you beneficially own your common shares, you can vote by following the instructions on the voting instruction card provided by your bank, broker or other nominee with these proxy materials.

•

At the Annual General Meeting: Shareholders who beneficially own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the shareholder of record of their shares (i.e. their broker, bank or other nominee).

Can I vote by telephone or via the Internet?

If you are a shareholder of record, you cannot vote by telephone or via the Internet. If you are a beneficial shareholder, see the voting instruction card provided by your broker, bank or other nominee for telephone or Internet voting instructions.

How do I vote by proxy given to a company officer?

If you properly complete your proxy card and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card or their designated substitute, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” each of the agenda items listed above. Alternatively, you can grant a proxy to the independent proxy as described below.

If a new agenda item or a new motion or proposal for an existing agenda item is presented to the Annual General Meeting, your proxy will vote in accordance with the recommendation of the Board. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this Proxy Statement.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card or submitting your vote electronically will not affect your right to attend the Annual General Meeting. You must return your proxy cards to the address and by the times and dates set forth below under “Returning Your Proxy Card” in order for your vote to be counted.

How do I appoint and vote via an independent proxy?

If you are a shareholder of record with voting rights, you may authorize the independent proxy, Dr. René Schwarzenbach, Schwarzenbach Rechtsanwälte, Grossmünsterplatz 1, 8001 Zürich, Switzerland, with full rights of substitution, to vote your common shares on your behalf by checking the appropriate box on the enclosed proxy card. If you authorize the independent proxy to vote your shares without giving instructions, your shares will be voted in accordance with the recommendations of the Board with regard to the items listed in the notice of meeting.

If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to those agenda items set forth in the notice of meeting are being put forth before the Annual General Meeting, the independent proxy will, in the absence of other specific instructions, vote in accordance with the recommendation of the Board.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card will not affect your right to attend the Annual General Meeting. You must return your proxy cards to the address and by the times and dates set forth below under “Returning Your Proxy Card” in order for your vote to be counted.

How do I attend the Annual General Meeting?

All shareholders are invited to attend and vote at the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring a form of photo identification to the Registered Shareholders check-in area, where their ownership will be verified. Those who beneficially own shares should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own our common shares as of April 9, 2013 along with a form of photo identification. Beneficial owners should also see “How do I vote if I am a beneficial owner?” above for additional requirements if they intend to vote at the Annual General Meeting. Registration will begin at 9:00 a.m. Central European Time and the Annual General Meeting will begin at 10:00 a.m. Central European Time.

May I change or revoke my vote after I return my proxy or voting instruction card?

You may change your vote before it is exercised by:

•

Notifying our Corporate Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you beneficially own your common shares, follow the instructions on the voting instruction card;

•	Submitting another proxy card (or voting instruction card if you beneficially own your common shares) with a later date; or

•	If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, voting in person at the Annual General Meeting.

If you have granted your proxy to the independent proxy and wish to revoke or change the proxy, you should send a revocation letter, and new proxy, if applicable, directly to the independent proxy, Dr. René Schwarzenbach, Schwarzenbach Rechtsanwälte, Grossmünsterplatz 1, 8001 Zürich, Switzerland.

What proposals are being presented at the Annual General Meeting and what vote is required to approve each proposal?

We intend to present proposals numbered one through seven for shareholder consideration and voting at the Annual General Meeting. For purposes of these proposals, an absolute majority means at least half plus one additional vote represented (in person or by proxy) at the Annual General Meeting. Shares not eligible to be voted (including broker non-votes) will be deemed not to be represented at the Annual General Meeting. These proposals are for:

•	Re-election of three directors with terms expiring at the 2016 Annual General Meeting of Shareholders.

The re-election of each director nominee requires the affirmative vote of an absolute majority (or in the event of a contested election, a plurality) of the votes cast (in person or by proxy) at the Annual General Meeting.

•	Approval of the annual report and financial statements.

The approval of the 2012 annual report of Pentair Ltd., the statutory financial statements of Pentair Ltd. for the year ended December 31, 2012 and the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012 requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

•	Discharge of the Board and executive officers from liability for the year ended December 31, 2012.

The discharge of the Board and executive officers from liability for the year ended December 31, 2012 requires the affirmative vote of a majority of the votes represented (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of the Board or any executive officer (except in their capacity as proxy for other, non-Board member or non-executive officer shareholders) of Pentair Ltd. or any votes represented by Pentair Ltd.

•	Election of auditors.

Each of (a) the re-election of Deloitte AG as statutory auditors until the next annual general meeting, (b) the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2013 and (c) the election of PricewaterhouseCoopers AG as special auditors until the next annual general meeting requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

•	Appropriation of results for the year ended December 31, 2012 and conversion and appropriation of reserves from capital contributions to distribute an ordinary cash dividend.

Each of (a) the appropriation of results for the year ended December 31, 2012 and (b) the conversion and appropriation of reserves from capital contributions to distribute an ordinary cash dividend requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

•	Advisory vote to approve the compensation of the named executive officers.

The approval by advisory vote of the compensation of the named executive officers requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

•	Approval of performance goals and related matters under the Pentair Ltd. 2012 Stock and Incentive Plan.

The approval of performance goals and related matters under the Pentair Ltd. 2012 Stock and Incentive Plan requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

Other than matters incident to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any other business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion, and such proxy holders will vote in accordance with the recommendation of the Board.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the re-election of each of three directors to our Board with terms expiring at the 2016 annual general meeting of shareholders.

Proposal 2 —	FOR approval of the 2012 annual report of Pentair Ltd., the statutory financial statements of Pentair Ltd. for the year ended December 31, 2012 and the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012.

Proposal 3 —	FOR discharging the Board and executive officers of Pentair Ltd. from liability for the year ended December 31, 2012.

Proposal 4 —	FOR each of (a) the re-election of Deloitte AG as statutory auditors until the next annual general meeting; (b) the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2013; and (c) the election of PricewaterhouseCoopers AG, as special auditors until the next annual general meeting.

Proposal 5 —	FOR approval of each of (a) the appropriation of results for the year ended December 31, 2012; and (b) the conversion and appropriation of reserves from capital contributions to distribute an ordinary cash dividend.

Proposal 6 —	FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 7 —	FOR approval of performance goals and related matters under the Pentair Ltd. 2012 Stock and Incentive Plan.

What are my choices when voting?

For Proposal 1, you may cast your vote in favor of or against re-electing a nominee as a director, or you may abstain from voting for any or all of the nominees.

For all other proposals, you may cast your vote in favor of or against the applicable proposal, or you may elect to abstain from voting your shares.

How many shares can vote at the Annual General Meeting?

Our registered shares are our only class of voting stock. As of the close of business on March 1, 2013, there were [204,851,198] registered shares issued and outstanding and entitled to vote; however, shareholders who are not registered in our share register as shareholders or do not become registered as shareholders with voting rights as of the close of business (Eastern Standard Time) on April 9, 2013 will not be entitled to attend, vote at or grant proxies to vote at, the Annual General Meeting. See “—I am a shareholder of record. How do I become registered as a shareholder with voting rights?” Shares duly represented (in person or by proxy) at the Annual General Meeting will be entitled to one vote per share for each matter presented at the Annual General Meeting. Shareholders who are registered in our share register as of the close of business (Eastern Standard Time) on April 9, 2013 and who are registered with voting rights may vote in person at the Annual General Meeting as discussed under “How do I vote if I am a shareholder of record?” Shareholders who beneficially own their common shares as of the close of business (Eastern Standard Time) on April 9, 2013 may vote in person at the Annual General Meeting as discussed under “How do I vote if I am a beneficial owner?”

What constitutes a quorum?

Our Articles of Association provide that all resolutions and elections made at a shareholders’ meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote, with abstentions and broker non-votes regarded as present for purposes of establishing the quorum.

What is the effect of broker non-votes and abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters pursuant to New York Stock Exchange (“NYSE”) rules. We believe the following proposals will be considered non-routine under NYSE rules and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you: Proposal No. 1 (Re-election of Three Directors), Proposal No. 5(b) (Approval of a Conversion and Appropriation of Reserves from Capital Contributions to Distribute an Ordinary Cash Dividend), Proposal No. 6 (Advisory Vote to Approve Compensation of the Named Executive Officers) and Proposal No. 7 (Approval of Performance Goals and Related Matters under the Pentair Ltd. 2012 Stock and Incentive Plan).

Common shares owned by shareholders electing to abstain from voting with respect to any agenda item will be regarded as represented at the meeting and counted towards the determination of the majority required to approve the agenda items submitted to the Annual General Meeting. Therefore, abstentions will have the effect of an “AGAINST” vote on such agenda items.

How will my shares be voted if I do not specify how they should be voted?

If you submit your signed proxy without indicating how you want your shares to be voted, your proxy will vote your shares according to the Board’s recommendations that are listed above. As to any other business that may properly come before the Annual General Meeting, your proxy will vote in accordance with the recommendation of the Board. We do not presently know of any other business.

If your shares are held in the Pentair Retirement Savings and Stock Incentive Plan and you do not submit a proxy indicating how you want your shares to be voted, Fidelity Management Trust Company (or its designated affiliate) will vote your shares along with all other uninstructed shares in proportion to the voting by Pentair Retirement Savings and Stock Incentive Plan shares for which instructed proxies were received.

How will voting on any other business be conducted?

Other than matters incidental to the conduct of the Annual General Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion and such proxy holders will vote in accordance with the recommendation of the Board.

Who will count the votes?

Representatives from The Carideo Group, Inc. will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Annual General Meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies sought by the Board. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common shares. Morrow & Co., 470 West Avenue, Stamford, Connecticut, is assisting us in the solicitation of proxies at a cost to us of $10,000, plus expenses.

Returning your proxy card to the company

Our shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions on it and received at the address set forth below by the time and date specified:

By 5:00 p.m. (Eastern Standard Time) on April 26, 2013 by mail at:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds our common shares on your behalf.

Returning your proxy card to the independent proxy

Shareholders wishing to instruct the independent proxy should complete the proxy card as soon as possible and check the appropriate box to appoint the independent proxy. In order to assure that your proxy is received in time to be voted at the meeting by the independent proxy, the proxy card must be completed in accordance with the instructions on it and received at the address set forth below by the time (being local time) and date specified:

By 5:00 p.m. (Eastern Standard Time) on April 26, 2013 by mail at:

Vote Processing

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

CORPORATE GOVERNANCE MATTERS

Board Governance

The Board has adopted and regularly reviews and, if appropriate, revises our Corporate Governance Principles and written charters for its Audit and Finance Committee, Compensation Committee and Governance Committee in accordance with rules of the Securities and Exchange Commission (“SEC”) and the NYSE. We and our Board continue to be committed to the highest standards of corporate governance and ethics. The Board has adopted Pentair’s Code of Business Conduct and Ethics and has designated it as the code of ethics for our Chief Executive Officer and senior financial officers. Copies of all of these documents are available, free of charge, on our website at http://www.pentair.com/about-us/corporate-governance-and-leadership/.

Board Leadership Structure

Our Corporate Governance Principles describe our policies concerning:

•	Selection and Composition of the Board

•	Board Leadership

•	Board Composition and Performance

•	Responsibilities of the Board

•	Board Relationship to Senior Management

•	Meeting Procedures

•	Committee Matters

•	Leadership Development

We do not have a policy requiring the positions of Chairman of the Board and Chief Executive Officer to be held by different persons. Rather, the Board has the discretion to determine whether or not the positions should be combined or split. Since 2002, our Chief Executive Officer has also been the Chairman of the Board. The Board believes that this leadership structure has worked well for several reasons, among them:

•	We historically have had a super-majority of independent directors; only one or two officers of our company have served at any one time as directors (out of 10 or 11 members of the Board).

•	Our independent directors meet in executive session without the Chief Executive Officer present at every regular meeting of the Board.

•	Our annual Board Assessment process addresses issues of Board structure and director performance.

•	We have and have had since 2003 an independent member of the Board as our Lead Director.

•	Our Lead Directors have served as an effective communication channel between the independent Board members and the Chief Executive Officer and among the independent Board members.

Our Lead Director is selected by the Independent Directors on our Board. His role is to provide independent leadership to the Board, act as liaison between the non-management directors and our company, and ensure that the Board operates independently of management. The principle responsibilities assigned to the Lead Director include:

•	Chairing the Board in the absence of the Chief Executive Officer;

•	Presiding over all executive sessions of the Board;

•	In conjunction with the Chairman of the Compensation Committee, giving annually the Board’s performance review of the Chief Executive Officer;

•	In conjunction with the Chairman, approving the agenda for Board meetings, including scheduling to assure sufficient time for discussion of all agenda items;

•	In conjunction with the Chairman and Committee Chairs, ensuring an appropriate flow of information to the Directors;

•	Holding one-on-one discussions with individual directors where requested by directors or the Board; and

•	Carrying out other duties as requested by the Board.

Board’s Role in Risk Oversight

At the direction of our Board, we have instituted an enterprise-wide risk management system to assess, monitor and mitigate risks that arise in the course of our business. The Board has determined that the Board as a whole, and not a separate committee, will oversee our risk management process. Each of our Board Committees has historically focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. Our chief operating officer, general counsel and head of internal audit are the primary personnel responsible to the Board in the planning, assessment and reporting of our risk profile. The Board reviews an assessment of, and a report on, our risk profile on a regular basis.

Shareholder and Other Stakeholder Communication with the Board

If you are a shareholder or other stakeholder and wish to communicate with the Board, non-management directors as a group or any individual director, including the Lead Director, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair Ltd., Freier Platz 10, CH-8200, Schaffhausen, Switzerland. The Board has instructed the Corporate Secretary to forward such communications directly to the addressee(s).

Committees of the Board

The Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Governance Committee. The committees generally hold meetings when the Board meets and additionally as needed. Management representatives attend each committee meeting. Independent directors generally also meet in executive session without management present at each meeting.

Audit and Finance Committee

Role:	The Audit and Finance Committee is responsible, among other things, for assisting the Board with oversight of our accounting and financial reporting processes, oversight of our financing strategy, investment policies and financial condition, and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Audit and Finance Committee is responsible for the selection and recommendation for election by a meeting of shareholders of an independent auditor. The Audit and Finance Committee is directly responsible for the compensation, evaluation, terms of engagement (including retention and termination recommendations to shareholders) and oversight of the independent registered public accounting firm elected by shareholders to serve as the external auditor. The Audit and Finance Committee holds meetings periodically with our independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies.

Meetings:	The Audit and Finance Committee held nine meetings in 2012.

Members:	The members of the Audit and Finance Committee are Ronald L. Merriman (Chair), Leslie Abi-Karam, Carol Anthony (John) Davidson, Charles A. Haggerty and David H.Y. Ho. All members have been determined to be independent under SEC and NYSE rules. Mr. Merriman is a member of the audit committees of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation, each of which is a publicly-traded company. The Board has determined that Mr. Merriman’s service on the audit committees of three other public companies does not impair his ability to effectively serve as Chair of our Audit and Finance Committee.

Report:	You can find the Audit and Finance Committee Report under “Audit and Finance Committee Report” of this Proxy Statement.
Financial Experts:

The Board has unanimously determined that all members of the Audit and Finance Committee are financially literate under NYSE rules and at least one member has financial management expertise. In addition, the Board has determined that all members of the Audit and Finance Committee qualify as “audit committee financial experts” under SEC standards.

Compensation Committee

Role:	The Compensation Committee sets and administers the policies that govern executive compensation within the framework determined by the Board. This includes establishing and reviewing executive base salaries and administering cash bonus and equity-based compensation under the 2012 Stock and Incentive Plan. The Compensation Committee also sets the Chief Executive Officer’s compensation based on the Board’s annual evaluation of the Chief Executive Officer’s performance. The Compensation Committee has engaged Aon Hewitt, a human resources consulting firm, to aid the Compensation Committee in its annual review of our executive and director compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer and director compensation levels and structures. In reviewing our compensation programs, the Compensation Committee also considers other sources to evaluate external market, industry and peer company practices. Information regarding the independence of Aon Hewitt is included under “Compensation Discussion and Analysis – Services of Compensation Consultant.” A more complete description of the Compensation Committee’s practices can be found under “Compensation Discussion and Analysis” under the headings “Compensation Committee Practices,” “Services of Compensation Consultant,” “Role of Executive Officers in Compensation Decisions,” “Setting Executive Compensation” and “Comparative Framework.”

Meetings:	The Compensation Committee held eight meetings in 2012.

Members:	The members of the Compensation Committee are David A. Jones (Chair), Glynis A. Bryan, Jerry W. Burris, T. Michael Glenn and William T. Monahan. All members have been determined to be independent under NYSE rules.

Report:	You can find the Compensation Committee Report under “Compensation Committee Report” of this Proxy Statement.

Governance Committee

Role:	The Governance Committee is responsible for, among other things, identifying individuals qualified to become directors and recommending nominees to the Board for election at annual general meetings of shareholders. In addition, the Governance Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Governance Committee is also responsible for developing and recommending to the Board our corporate governance principles. Finally, the Governance Committee oversees public policy matters and compliance with our Code of Business Conduct and Ethics.

Meetings:	The Governance Committee held five meetings in 2012.

Members:	The members of the Governance Committee are Glynis A. Bryan (Chair), Jerry W. Burris, T. Michael Glenn, David A. Jones and William T. Monahan. All members have been determined to be independent under NYSE rules.

Compensation Committee Interlocks and Insider Participation

During 2012, we did not employ any member of the Compensation Committee as an officer or employee and there were no interlock relationships.

Independent Directors

The Board determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the NYSE rules for independence of directors and our categorical standards of independence included in our Corporate Governance Principles. Based on these standards, the Board affirmatively determined that each of the following non-employee directors and non-employee director nominees is independent and has no material relationship with us, except as a director or shareholder:

(1) Leslie Abi-Karam	(6) Charles A. Haggerty

(2) Glynis A. Bryan	(7) David H. Y. Ho

(3) Jerry W. Burris	(8) David A. Jones

(4) Carol Anthony (John) Davidson	(9) Ronald L. Merriman

(5) T. Michael Glenn	(10) William T. Monahan

In addition, based on the NYSE standards and our categorical standards of independence included in the Corporate Governance Principles, the Board affirmatively determined that Randall J. Hogan is not independent because he is our Chief Executive Officer.

In determining the independence of directors, our Governance Committee considers circumstances where one of our directors also serves as a director or executive officer of a company that is our customer or supplier. The Governance Committee has reviewed each of these relationships, which are set forth below. In each case, the relationship involves sales to or purchases from the organization indicated which (i) amount to less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2012, 2011 and 2010; and (ii) during all relevant years were not of an amount or nature that impeded the director’s exercise of independent judgment.

Director	Relationships Considered

Leslie Abi-Karam	Executive Vice President and President, Communications Solutions, Pitney Bowes Inc.

Glynis A. Bryan	Chief Financial Officer, Insight Enterprises, Inc.

T. Michael Glenn	Executive Vice President – Market Development and Corporate Communications, FedEx Corporation

David A. Jones	Senior Advisor, Oak Hill Capital Partners

Our Governance Committee also considered the fact that Carol Anthony (John) Davidson was Senior Vice President, Controller and Chief Accounting Officer of Tyco until September 28, 2012. Tyco was the parent company of Pentair Ltd. until the Distribution occurred on September 28, 2012. Due to the resulting leadership structure after the Merger, and the fact that Mr. Davidson’s relationship with the former parent of Pentair Ltd. ceased concurrently with the Merger, the Governance Committee determined that Mr. Davidson’s former officer position with Tyco did not impede Mr. Davidson’s exercise of independent judgment.

Policies and Procedures Regarding Related Person Transactions

Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or five-percent shareholders or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

Potential related person transactions must be brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:

•

whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with any of our directors, executive officers or five-percent shareholders;

•	whether there are demonstrable business reasons for us to enter into the related person transaction;

•	whether the related person transaction could impair the independence of a director under our Corporate Governance Principles’ standards for director independence; and

•

whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

We had no related person transactions during 2012. To our knowledge, no related person transactions are currently proposed.

PROPOSAL 1

Re-election of Three Directors with Terms Expiring

at the 2016 Annual General Meeting of Shareholders

Proposal of the Board

The Board, upon recommendation of the Governance Committee, proposes the following three incumbent directors as nominees for re-election as directors for three-year terms that expire at the 2016 Annual General Meeting of Shareholders: T. Michael Glenn, David H.Y. Ho and Ronald L. Merriman.

Eight directors have terms of office that do not expire at this time and we expect that they will continue to serve their full terms.

If re-elected, each of the three director nominees standing for re-election at the Annual General Meeting will serve on the Board until the Annual General Meeting in 2016. If any of the three nominees should become unable to accept re-election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the three nominees for re-election named above will be unable to serve their full term if elected.

Biographies of the director nominees and continuing directors follow. These biographies include their ages; an account of their specific business experience; the names of publicly held and certain other corporations of which they also are, or have been within the past five years, directors; and a discussion of their specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as directors.

Vote Requirement

Under our Articles of Association, election of directors requires the affirmative vote of an absolute majority (or in the event of a contested election, a plurality) of the votes cast (in person or by proxy) at the Annual General Meeting. A nominee who does not receive an absolute majority of the votes in an uncontested election will not be elected to our Board. Vacancies in the Board may be filled through election by shareholders at a general meeting of shareholders.

Information About Directors

Board Composition

Our Articles of Association currently provide for a Board of eleven members. The Board is divided into three classes with directors serving three-year terms. The beginning date for each term is staggered so that, in any particular year, the term of only one class expires. Vacancies may be filled through election by shareholders at a general meeting of shareholders. Incumbent directors T. Michael Glenn, David H. Y. Ho and Ronald L. Merriman are standing for re-election at the Annual General Meeting.

Directors’ Attendance

The Board held nine meetings in 2012. In each of the regularly scheduled meetings, the independent directors in attendance also met in executive session, without the Chief Executive Officer or other management present. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Committees on which they served during the year ended December 31, 2012. We expect our directors to attend our annual general meetings of shareholders. In April 2012, all of the directors then in office attended the 2012 annual meeting of shareholders. William T. Monahan has served as the Board’s Lead Director since January 1, 2008 and acts as the presiding director for all executive sessions of the independent directors.

Director Qualifications

The Governance Committee searches for qualified candidates to be a director, reviews the qualifications of each candidate and recommends to the Board the names of qualified candidates to be nominated for election or re-election as directors. The Board reviews the candidates recommended by the Governance Committee and nominates candidates for election or re-election by the shareholders. The Governance Committee recognizes that the contribution of the Board will depend both on the character and capacities of the directors taken individually and on their collective strengths. With this in mind, the Governance Committee evaluates candidates in light of a number of criteria. Directors are chosen with a view to bringing to the Board a variety of experience and backgrounds and establishing a core of business advisers with financial and management expertise. The Governance Committee also considers candidates who have substantial experience outside the business community, such as in the public, academic or scientific communities.

When they consider possible candidates for appointment or election as directors, the Governance Committee and the Board are also guided by the following principles, found in our Corporate Governance Principles:

•	the Corporate Governance Principles and the rules adopted by the SEC and the NYSE require that at least a majority of the Board consist of independent directors;

•	each director should be chosen without regard to sex, sexual orientation, race, religion or national origin;

•	each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to us in the performance of the duties of a director;

•	each director should have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director; and

•

each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily the interests of a special interest group or constituency and be committed to enhancing long-term shareholder value.

Our Board’s policies on director qualifications emphasize our commitment to diversity at the Board level – diversity not only of sex, sexual orientation, race, religion or national origin but also diversity of experience, expertise and training. The Governance Committee in the first instance is charged with observance of these director selection guidelines, and strives in reviewing potential candidates to assess the fit of his or her qualifications with the needs of the Board and our company at that time, given the then current mix of directors’ attributes. Board composition, director effectiveness and Board processes, including director recruitment and selection, are all subject areas of our annual Board assessment.

Shareholder Nominees

Shareholders submitted to the Governance Committee no candidates for nomination for election as a director at the 2013 Annual General Meeting. According to our Articles of Association, a shareholder must give advance notice and furnish certain information in order to submit a nomination for election as a director. Any shareholder who wishes to present a candidate for consideration for election at the 2014 Annual General Meeting should send a letter identifying the name of the candidate and summary of the candidate’s qualifications, along with the other supporting documentation described in Article 11, Section 3 of our Articles of Association, to our Governance Committee. This letter should be addressed c/o Corporate Secretary, Freier Platz 10, CH-8200, Schaffhausen, Switzerland no earlier than January 2, 2014 and no later than January 27, 2014 for consideration at the 2014 Annual General Meeting. You may find a copy of our Articles of Association on file with the SEC by searching the EDGAR archives at http://www.sec.gov/edgar/searchedgar/webusers.htm. You may also obtain a copy from us free of charge by submitting a written request to our principal executive offices at Freier Platz 10, CH-8200, Schaffhausen, Switzerland, Attention: Corporate Secretary.

Directors Standing For Re-election

For a Three-Year Term Expiring at the 2016 Annual General Meeting of Shareholders

T. Michael Glenn, director of Pentair since 2007, age 57.

Since 1998, Mr. Glenn has been the Executive Vice President—Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. Since 2000, Mr. Glenn has also served as President and Chief Executive Officer of FedEx Corporate Services, responsible for all marketing, sales, customer service and retail operations functions for all FedEx Corporation operating companies including FedEx Office. From 1994 to 1998, Mr. Glenn was Senior Vice President—Marketing and Corporate Communications of FedEx Express. Mr. Glenn is also a director of Level 3 Communications, Inc. and was formerly a director of Deluxe Corporation from 2004 to 2006 and Renasant Corporation from 2008 to 2012.

Mr. Glenn brings extensive strategic, marketing and communications experience to our Board from his service as one of the top leaders at FedEx Corporation. He has been an active participant in the development of our strategic plans, and a strong proponent for strengthening our branding and marketing initiatives.

David H. Y. Ho, director of Pentair since 2007, age 53.

Mr. Ho is Chairman and founder of Kiina Investment Limited, a venture capital firm that invests in start-up companies in the technology, media and telecommunications industries, and has significant executive experience with global technology companies. From 2007 until his retirement in 2008, he served as the Chairman of the Greater China Region for Nokia Siemens Networks, a telecommunications infrastructure company that is a joint venture between Finland-based Nokia Corporation and Germany-based Siemens AG. Between 2002 and 2007, Mr. Ho served in various capacities for Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation, a multinational telecommunications company. Between 1983 and 2001, Mr. Ho held various senior positions with Nortel Networks and Motorola Inc. in Canada and China. Mr. Ho is also a director of Air Products and Chemicals, Inc. (since 2013), Triquint Semiconductor (since 2010) and Dong Fang Electric Corporation, a Chinese State Owned Enterprise (since 2009), and was a director of 3Com Corporation from 2008 through 2010, Owens-Illinois Inc. from 2008 to 2012 and Sinosteel Corporation from 2008 until 2012.

Mr. Ho brings extensive experience and business knowledge of global markets in diversified industries, with a strong track record in establishing and building businesses in China, and management expertise in operations, mergers, acquisitions and joint ventures in the area.

Ronald L. Merriman, director of Pentair since 2004, age 68.

Mr. Merriman serves as the Chair of the Audit and Finance Committee. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served from 1967 to 1997 in various positions, including as a member of the Executive Management Committee. He also served as Executive Vice President of Ambassador International, Inc., a publicly-traded travel services business, from 1997 to 1999; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000; Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; and Managing Director of Merriman Partners, a management advisory firm, from 2004 to 2010. He is also a director of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation.

Mr. Merriman’s extensive accounting and financial background has strengthened our Audit and Finance Committee and its processes. In addition, his global experience has assisted us in our expansion into overseas markets.

Directors Not Standing For Re-election

With a Three-Year Term Expiring at the 2015 Annual General Meeting of Shareholders

Jerry W. Burris, director since 2007, age 49.

Mr. Burris has been President and Chief Executive Officer of Associated Materials, LLC, a manufacturer of professionally installed exterior building products, since 2011. Between 2008 and 2011, he was President, Precision Components of Barnes Group Inc. From 2006 until 2008, Mr. Burris was the President of Barnes Industrial, a global precision components business within Barnes Group. Prior to joining Barnes Group, Mr. Burris worked at General Electric Company, a multinational technology and services conglomerate, where he served as president and chief executive officer of Advanced Materials Quartz and Ceramics in 2006. From 2003 to 2006, Mr. Burris was the general manager of global services for GE Healthcare. From 2001 to 2003, he led the integration of global supply chain sourcing for the Honeywell integration and served as the general manager of global sourcing for GE Industrial Systems. Mr. Burris first joined General Electric Company in 1986 in the GE Corporate Technical Sales and Marketing Program.

Mr. Burris brings to our Board significant experience in management of global manufacturing operations and related processes, such as supply chain management, quality control and product development. Mr. Burris provides the Board with insight into operating best practices and current developments in a variety of management contexts.

Carol Anthony (John) Davidson, director since 2012, age 57.

From 2004 until 2012, Mr. Davidson was Senior Vice President, Controller and Chief Accounting Officer of Tyco International Ltd., a provider of diversified industrial products and services. Between 1997 and 2004, Mr. Davidson held a variety of leadership roles at Dell Inc., a computer and technology services company, including the positions of Vice President, Audit, Risk and Compliance, and Vice President, Corporate Controller. From 1981 to 1997, Mr. Davidson held a variety of accounting and financial leadership roles at Eastman Kodak Company, a provider of imaging technology products and services. Since 2010, Mr. Davidson has also been a director of DaVita HealthCare Partners Inc., a provider of kidney dialysis services. Mr. Davidson is a member of the Board of Trustees of the Financial Accounting Foundation which oversees financial accounting and reporting standards setting processes for the United States, including oversight of the Financial Accounting Standards Board (FASB). Mr. Davidson also serves on the Board of Governors of the Financial Industry Regulatory Authority.

Mr. Davidson is a CPA with more than 30 years of leadership experience across multiple industries and brings a strong track record of building and leading global teams and implementing governance and controls processes.

Randall J. Hogan, director since 1999, age 57.

Since January 1, 2001, Mr. Hogan has been our Chief Executive Officer. Mr. Hogan became Chairman of the Board on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was our President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of our Electrical and Electronic Enclosures Group. From 1995 to 1997, he was President of the Carrier Transicold Division of United Technologies Corporation, a leader in the transport refrigeration and air conditioning business. From 1994 until 1995, he was Vice President and General Manager of Pratt & Whitney Industrial Turbines. From 1988 until 1994, he held various executive positions at General Electric Company in a variety of functions such as marketing, product management and business development and planning. From 1981 until 1987, he was a consultant at McKinsey & Company where he led major global engagements on strategy, operations and organization for clients in the manufacturing, energy, chemical, electronics and engineering services industries. Mr. Hogan also served as a director of Unisys Corporation from 2004 to 2006. Mr. Hogan is also a director of Covidien plc.

Mr. Hogan has significant leadership experience both with us and predecessor employers demonstrating a wealth of operational management, strategic, organizational and business transformation acumen. His deep knowledge of business in general and our businesses, strengths and opportunities in particular, as well as his experience as a director in two other complex global public companies allow him to make significant contributions to the Board.

David A. Jones, director since 2003, age 63.

Mr. Jones serves as the Chair of our Compensation Committee. Since 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners, a private equity firm. In 2010, Mr. Jones was appointed to the board of directors of Dave & Buster’s Holdings, Inc., an owner and operator of high-volume restaurant/entertainment venues, and to the board of directors as the lead director of The Hillman Group, Inc., a distributor of fasteners, key duplication systems, engraved tags and related hardware items and in 2012, Mr. Jones was appointed to the board of directors of Earth Fare, Inc., one of the largest natural food retailers in the U.S., all of which are privately owned by Oak Hill Capital Partners. Between 1996 and 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. From 1996 to 1998, he also served Rayovac as President. After Mr. Jones was no longer an executive officer of Spectrum Brands, it filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009 and exited from bankruptcy proceedings in August 2009. From 1995 to 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer, and Chairman of the board of directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company. Mr. Jones also served as a director of Simmons Bedding Company from 2000 to 2010, as a director of Spectrum Brands from 1996 to 2007, and as a director of Tyson Foods, Inc. from 1999 to 2005.

Mr. Jones’ extensive management experience with both public and private companies and private equity funds, coupled with his global operational, financial and mergers and acquisitions expertise, have given the Board invaluable insight into a wide range of business situations. Mr. Jones has served on each of our Board Committees, which has given him an understanding of the impact on us of a wide range of business situations.

With a Three-Year Term Expiring at the 2014 Annual General Meeting of Shareholders

Leslie Abi-Karam, director since 2008, age 54.

Since 2008, Ms. Abi-Karam has been the Executive Vice President and President, Communications Solutions at Pitney Bowes Inc., a global mailstream technology company. She is responsible for global revenue from Pitney Bowes’ core mailing, digital management solutions, production print and mail businesses. Her responsibilities also include Pitney Bowers’ Global Supply Chain and Customer Operations, providing service and support to over 2 million customers worldwide. Between 2002 and 2008, Ms. Abi-Karam was the Executive Vice President and President, Document Messaging Technologies (DMT) of Pitney Bowes Inc. She has been with Pitney Bowes since 1984 and has held various roles of increasing responsibility.

Ms. Abi-Karam brings to our Board significant experience in the management of global technology businesses. As a current operating leader, Ms. Abi-Karam faces many of the same challenges as our company and provides perspective on alternative solutions to common problems.

Glynis A. Bryan, director since 2003, age 54.

Ms. Bryan serves as the Chair of our Governance Committee. Since 2007, Ms. Bryan has been the Chief Financial Officer of Insight Enterprises, Inc., a leading provider of information technology products and solutions to clients in North America, Europe, the Middle East and the Asia-Pacific region. Between 2005 and 2007, Ms. Bryan was the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a

holding company which operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company, where she held a series of progressively responsible positions in finance. In her last assignment, Ms. Bryan was Senior Vice President of Ryder Capital Services, where she led the development of the firm’s capital services business. In 1999 and 2000, Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services.

Ms. Bryan has extensive global financial and accounting experience in a variety of business operations, especially in logistics services. Ms. Bryan originally served on the Audit Committee of the Board for five years, and was selected in 2009 by the Board to serve as the Chair of the Governance Committee. Her familiarity with all aspects of Board responsibilities at Pentair will be critical in the future as governance and risk management processes continue to develop.

Charles A. Haggerty, director since 1994, age 71.

Mr. Haggerty served as Chief Executive Officer of LeConte Associates, LLC, a consulting and investment firm from 2000 until 2012. Mr. Haggerty joined Western Digital Corporation, a maker of hard disc drives, in 1992, where he served as Chief Operating Officer until 1993, and as Chief Executive Officer and Chairman of the board from 1993 until he retired in 2000. From 1964 to 1992, Mr. Haggerty served in various positions at International Business Machines Corporation. Mr. Haggerty is also a director of Imation Corp., Deluxe Corporation and LSI Corporation, and formerly served as a director at Beckman Coulter, Inc. until 2011.

Mr. Haggerty’s long record of service with Pentair as director and Lead Director, his familiarity with our company and our various businesses, his executive management experience, extensive service as a director at other public companies, as well as his interest and expertise in corporate governance issues give him a deep understanding of the role of the Board of Directors that is instrumental in maintaining the functionality of the Board. Mr. Haggerty has served as a member of each of our Board committees, which has given him a firm understanding of the impact on us of a wide range of business situations.

William T. Monahan, director since 2001, age 65.

Mr. Monahan serves as our Lead Director. In 2006, Mr. Monahan served as a director and the Interim Chief Executive Officer of Novelis, Inc., a global leader in aluminum rolled products and aluminum can recycling. From 1995 to 2004, Mr. Monahan was Chairman of the board of directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. He was involved in worldwide marketing with Imation and prior to that 3M Company. Mr. Monahan is also a director of The Mosaic Company and was formerly a director of Hutchinson Technology, Inc. from 2000 to 2013, Solutia Inc. from 2008 to 2012 and Novelis, Inc. from 2005 to 2007.

Mr. Monahan brings to our Board a wealth of global operational and management experience, as well as a deep understanding of our businesses gained as a long serving member of our Board. Mr. Monahan has extensive service as a board member and chief executive officer at companies in a number of different industries. His broad international perspective on business operations has been instrumental as we become more global.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-ELECTION OF EACH DIRECTOR NOMINEE.

PROPOSAL 2

Approval of the Annual Report and Financial Statements

Proposal of the Board

The Board proposes that the 2012 annual report of Pentair Ltd., the statutory financial statements of Pentair Ltd. for the year ended December 31, 2012 and the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012 be approved.

Our annual report to shareholders for the year ended December 31, 2012, which accompanies this Proxy Statement, includes the statutory financial statements of Pentair Ltd. (which do not consolidate the results of operations for our subsidiaries) and the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012, and contains the reports of our statutory auditor and our independent registered public accounting firm, as well as information on our business, organization and strategy. Copies of our 2012 annual report and this Proxy Statement are available on the Internet at http://www.proxyvote.com.

Deloitte AG, as our statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that the statutory financial statements of Pentair Ltd. for the year ended December 31, 2012 be approved. As our statutory auditor, Deloitte AG has expressed its opinion that the financial statements for the year ended December 31, 2012 comply with Swiss law and our Articles of Association.

Deloitte AG has also issued a recommendation to the Annual General Meeting that the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012 be approved. As our statutory auditor, Deloitte AG has expressed its opinion that the consolidated financial statements for the year ended December 31, 2012 present fairly, in all material respects, the financial position, the results of operations and the cash flows of Pentair Ltd. in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and comply with Swiss law.

Representatives of Deloitte AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Vote Requirement

Under Swiss law, our annual report, parent company financial statements of Pentair Ltd. and consolidated financial statements for the year ended December 31, 2012 must be submitted to shareholders for approval at each annual general meeting. Approval of the annual report and financial statements requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2012.

PROPOSAL 3

Discharge of the Board of Directors and Executive Officers of Pentair Ltd. from Liability for the Year Ended December 31, 2012

Proposal of the Board

The Board proposes that the members of the Board and our executive officers be discharged from liability for their activities during the year ended December 31, 2012.

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board and our executive officers from liability for their activities during the year ended December 31, 2012. This discharge excludes liability claims brought by us or our shareholders against the members of the Board and our executive officers for activities carried out during the year ended December 31, 2012 relating to facts that have not been disclosed to shareholders. Registered shareholders that do not vote in favor of this agenda item are not bound by the result for a period ending six months after the vote.

Vote Requirement

The discharge of the Board and our executive officers requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting, not counting the votes of any member of our Board or any of our executive officers or any votes represented by us.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DISCHARGE OF THE DIRECTORS AND EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2012.

PROPOSAL 4

Election of Auditors

Proposal 4(a)—Re-election of Statutory Auditors

Proposal of the Board

The Board proposes that Deloitte AG be re-elected as statutory auditors until the next annual general meeting.

Our shareholders must elect a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and the statutory financial statements of Pentair Ltd. that are required under Swiss law. The Board has recommended that Deloitte AG, Zürich, Switzerland, be elected as our statutory auditor for our consolidated financial statements and the statutory financial statements of Pentair Ltd. until our next annual general meeting.

Representatives of Deloitte AG will be present at the Annual General Meeting and be available to make a statement or respond to appropriate questions.

For independent auditor fee information and information on our pre-approval policy of audit and non-audit services, see Proposal 4(b) below. Please also see the Audit and Finance Committee Report included in this Proxy Statement for additional information about our statutory auditors.

Vote Requirement

The re-election of the statutory auditors requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

EACH OF THE BOARD AND THE AUDIT AND FINANCE COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF DELOITTE AG AS OUR STATUTORY AUDITOR UNTIL OUR NEXT ANNUAL GENERAL MEETING.

Proposal 4(b)—Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal of the Board

The Board proposes that Deloitte & Touche LLP be ratified as independent registered public accounting firm for the year ending December 31, 2013.

We are seeking the shareholders’ ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for U.S. federal securities law reporting for the year ending December 31, 2013. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit and Finance Committee will make another appointment effective for the subsequent fiscal year. Even if the shareholders ratify the appointment, the Audit and Finance Committee, in its discretion, may select a new independent auditor at any time that it believes such change would be in our best interests and in the best interests of our shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual General Meeting and be available to make a statement or respond to appropriate questions.

Please see the Audit and Finance Committee Report included in this Proxy Statement for additional information about our independent registered public accounting firm.

Vote Requirement

The ratification of the appointment of the independent registered accounting firm requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

EACH OF THE BOARD AND THE AUDIT AND FINANCE COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

Audit and Finance Committee Pre-approval Policy

The Audit and Finance Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit and Finance Committee Charter limits the types of non-audit services that may be provided by the independent auditors. Any permitted non-audit services to be performed by the independent auditors must be pre-approved by the Audit and Finance Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Audit and Finance Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2012. Responsibility for this pre-approval may be delegated to one or more members of the Audit and Finance Committee; all such approvals, however, must be disclosed to the Audit and Finance Committee at its next regularly scheduled meeting. The Audit and Finance Committee may not delegate authority for pre-approvals to management.

Service Fees Paid to the Independent Registered Public Accounting Firm

We engaged Deloitte & Touche LLP, Deloitte AG and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal years 2012 and 2011. Their fees for these services were as follows (in thousands):

	2012	2011
Audit fees (1)	$11,989	$4,880
Audit-related fees (2)	1,504	555
Tax fees (3)
Tax compliance and return preparation	639	459
Tax planning and advice	1,587	1,309

Total tax fees	2,226	1,768
All other fees (4)	4,879	-

Total	$20,598	$7,203

(1)	Consists of fees for audits of our consolidated annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of SEC filings, consents for registration statements and comfort letters in connection with securities offerings. Audit fees in 2012 include $2.6 million for statutory audits for periods prior to the Merger but paid subsequent to the Merger.

(2)	Consists of fees for due diligence, employee benefit plan audits and certain other attest services.

(3)	Consists of fees for tax compliance and return preparation and tax planning and advice.

(4)	For 2012, consists of integration related consulting services in connection with the spin-off of Pentair Ltd. from Tyco and the merger of our predecessor, Pentair, Inc., with a wholly-owned subsidiary of Pentair Ltd.

Proposal 4(c)—Election of Special Auditors

Proposal of the Board

The Board proposes that PricewaterhouseCoopers AG be elected as special auditors until the next annual general meeting.

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including certain types of increases or decreases in share capital. Because of the auditor independence requirements under U.S. Federal securities laws, we do not believe Deloitte AG can act as our special auditing firm with respect to certain types of corporate transactions. The Board has recommended that PricewaterhouseCoopers AG, Zürich, Switzerland, be elected as special auditing firm until our next annual general meeting.

Vote Requirement

The election of the special auditors requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

EACH OF THE BOARD AND THE AUDIT AND FINANCE COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF PRICEWATERHOUSECOOPERS AG AS OUR SPECIAL AUDITOR UNTIL THE NEXT ANNUAL GENERAL MEETING.

PROPOSAL 5

Appropriation of Results for the Year Ended December 31, 2012 and

Conversion and Appropriation of Reserves from Capital Contributions to Distribute an

Ordinary Cash Dividend

Proposal 5(a)—Appropriation of Results for the Year Ended December 31, 2012

Proposal of the Board

The Board proposes that our net loss be appropriated to the accumulated deficit in our statutory accounts as shown below.

Our net loss for the year ended December 31, 2012 decreases total shareholders’ equity in our statutory accounts. The corresponding appropriation to accumulated deficit does not have an impact on net equity. Our net loss in our standalone statutory accounts for the year ended December 31, 2012 is derived primarily from intercompany transactions in the year ended December 31, 2012, and is separate from our net loss reported in our consolidated financial statements presented in accordance with U.S. generally accepted accounting principles. The following table shows the appropriation of net loss in Swiss francs and U.S. dollars (converted from Swiss francs as of December 31, 2012) as proposed by the Board:

	Swiss Francs	U.S. Dollars
Net loss	7,238,641	7,722,284
Accumulated deficit, beginning of period	9,389,095	10,297,318
Accumulated deficit, carried forward	16,627,736	18,019,602

Under Swiss law, the appropriation of our balance sheet results is customarily submitted to shareholders for approval at each annual general meeting.

Vote Requirement

The appropriation of results for the year ended December 31, 2012 requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROPRIATION OF NET LOSS TO INCREASE THE ACCUMULATED DEFICIT.

Proposal 5(b)—Conversion and Appropriation of Reserves from Capital Contributions to Distribute an Ordinary Cash Dividend

Proposal of the Board

The Board proposes to convert reserves from capital contributions into free reserves in a total amount of $213 million and to appropriate them to distribute an ordinary cash dividend in the amount of $1.00 per share. Payment of the dividend will be made in four equal quarterly installments of $0.25 in each of the third and fourth quarters of 2013 and the first and second quarters of 2014 at such times and with such record dates as shall be determined by our Board. Dividend payments shall be made with respect to our outstanding share capital on the record date for the applicable dividend payment, which amount excludes any shares held by us or any of our subsidiaries. The deduction to our contributed surplus in our statutory accounts, which is required to be made in Swiss francs, will be determined based on the aggregate amount of the dividend and shall be calculated based on the USD / CHF exchange rate in effect on the date of the Annual General Meeting. The U.S. dollar amount of the dividend will be capped at an amount such that the aggregate reduction to our contributed surplus will not exceed

CHF 396 million (or $2.00 per share based on the USD / CHF exchange rate of approximately CHF 0.93 per $1.00 in effect on February 22, 2013). To the extent that a dividend payment would exceed the cap, the U.S. dollar per share amount of the current or future dividends will be reduced on a pro rata basis so that the aggregate amount of all dividends paid does not exceed the cap. In addition, the aggregate reduction in contributed surplus will be increased for any shares issued, and decreased for any shares acquired, after the Annual General Meeting and before the record date for the applicable dividend installment payment. Our Board’s proposal is accompanied by a report by the auditor, Deloitte AG, as state supervised auditing enterprise, who will be present at the meeting. The auditor’s report states that the proposed dividend complies with Swiss law.

Vote Requirement

The approval of the conversion and appropriation of reserves from capital contributions to distribute an ordinary cash dividend requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CONVERSION AND APPROPRIATION OF RESERVES FROM CAPITAL CONTRIBUTIONS TO DISTRIBUTE AN ORDINARY CASH DIVIDEND.

COMPENSATION DISCUSSION AND ANALYSIS

Explanatory Note Concerning the Merger

As described above under “Questions and Answers on the Solicitation and Voting,” we took our current form on September 28, 2012 as a result of the spin-off of Pentair Ltd. from its parent, Tyco, and a reverse acquisition involving Pentair, Inc. We are the successor to Pentair, Inc. under the Securities Exchange Act of 1934, as amended. The actions taken prior to the Merger described in this Compensation Discussion and Analysis were taken by the Compensation Committee of the Board of Directors of Pentair, Inc. Actions taken after the Merger were, except as otherwise indicated, taken by the Compensation Committee of the Board of Directors of Pentair Ltd. Throughout this Compensation Discussion and Analysis, we use the term the “Committee” to refer to either the Compensation Committee of Pentair, Inc. or the Compensation Committee of Pentair Ltd., as applicable. Because the officers of Pentair, Inc. became officers of Pentair Ltd. after the Merger, the compensation arrangements described in this Compensation Discussion and Analysis are those of the Chief Executive Officer and other officers of Pentair, Inc. named in the Summary Compensation Table (the “Named Executive Officers”) prior to the Merger and of the same officers of Pentair Ltd. after the Merger. The identity of our Named Executive Officers did not change as a result of the Merger.

Overview of Compensation Program

The Committee sets and administers the policies that govern our executive compensation, including:

•	establishing and reviewing executive base salaries;

•	overseeing our annual incentive compensation plans;

•	overseeing our long-term equity-based compensation plan;

•	approving all awards under those plans;

•	periodically evaluating risk considerations in connection with our executive compensation programs; and

•	annually approving and recommending to the Board all compensation decisions for executive officers, including those for the Named Executive Officers.

The Committee seeks to assure that compensation paid to the Named Executive Officers is fair, reasonable and competitive, and is linked to increasing long-term shareholder value. Only independent directors serve on the Committee.

2012 Say on Pay Vote

In April 2012 (prior to the Merger but after many of the 2012 executive compensation actions described in this Compensation Discussion and Analysis had taken place), we held our annual advisory shareholder vote on the compensation of our named executive officers at our annual shareholders’ meeting, and, consistent with the recommendation of the Board, our shareholders approved the compensation of our named executive officers with more than 81% of votes cast in favor. Consistent with this strong vote of shareholder approval, we have not undertaken any material changes to our executive compensation programs in response to the outcome of the vote.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee evaluates both executive performance and executive compensation to attract and retain superior executives in key positions at compensation levels competitive in the marketplace. To achieve the objectives stated below, the Committee provides executive compensation packages containing both cash and equity-based compensation components that reward performance as measured against established goals. The Committee’s specific objectives include:

•	to motivate and reward executives for achieving financial and strategic objectives;

•	to align management and shareholder interests by encouraging employee stock ownership;

•	to provide rewards commensurate with individual and Company performance;

•	to encourage innovation and growth; and

•	to attract and retain top-quality executives and key employees.

To balance these objectives, our executive compensation program uses the following elements:

•	base salary, to provide fixed compensation competitive in the marketplace;

•	annual incentive compensation, to reward short-term performance against specific financial targets and individual goals;

•	long-term incentive compensation, to link management incentives to long-term value creation and shareholder return; and

•	retirement, perquisites and other benefits, to attract and retain executives over the longer term.

We discuss each of these components below under “2012 Compensation Program Elements” and “Changes in Compensation Program Mix for 2013.”

Compensation Committee Practices

The Committee meets regularly to review, discuss and approve executive compensation and employee benefit plan matters. To ensure it is able to address all of its responsibilities, the Committee establishes an annual agenda at the beginning of each year. In 2012, the Committee held five regular meetings. In addition to the regularly scheduled meetings, the Committee holds special meetings when necessary. In 2012, the Committee held three special meetings relating to compensation arrangements in connection with the Merger.

Committee members generally receive written materials several days prior to each regularly scheduled meeting. At the close of each regularly scheduled Committee meeting, the Committee conducts an executive session without management present. When appropriate, the Committee also meets in executive session at the close of special meetings. At the Committee’s request, the Committee’s external compensation consultant reviews committee meeting materials and attends meetings.

In making changes to our compensation programs, the Committee considers our compensation philosophy and objectives, as well as external market, industry and peer company practices. The Committee reviews each element of the executive compensation program annually for continuing appropriateness and reasonableness.

In December 2011 and February 2012, the Committee reviewed and approved executive salaries, equity plan incentive grants and performance measures and related targets for our annual incentive program for 2012. When reviewing proposed awards, the Committee considered our corporate performance for the year and the prior three-year period against the peer group of companies identified as the “Comparator Group” below under “Comparative Framework.” The Committee also considered our corporate performance compared to our strategic objectives.

In March 2012, the Committee held three special meetings to consider retention and other compensation arrangements in anticipation of the prospective transaction that became the Merger. These actions are discussed further below under “Effect of the Merger.”

The Committee reviewed and approved equity grants for newly hired and promoted employees as required throughout the year. Committee actions relating to executive salaries, incentive awards and long-term compensation, as well as changes to our compensation programs, were submitted to the full Board for ratification and approval.

Services of Compensation Consultant

During 2012, the Committee continued to retain Aon Hewitt, an external compensation consultant, to advise the Committee on executive compensation issues. See “Corporate Governance Matters – Committees of the Board – Compensation Committee” for disclosure relating to services provided to us by affiliates of Aon Hewitt. Subsequent to Aon Hewitt’s initial appointment, and following the publication of SEC rules and NYSE listing standards regarding the independence of compensation committee advisors, the Committee reviewed the independence of Aon Hewitt and the individual representatives of Aon Hewitt who served as the Committee’s consultants in light of the new requirements, considering the following specific factors: (i) other services provided to us by Aon Hewitt; (ii) fees paid by us to Aon Hewitt as a percentage of Aon Hewitt’s total revenue; (iii) policies and procedures maintained by Aon Hewitt that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Aon Hewitt who advised the Committee and any member of the Committee; (v) any company common shares owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Aon Hewitt or the individual representatives. Aon Corporation, which merged with Hewitt Associates on October 1, 2010, creating Aon Hewitt as a wholly owned subsidiary of Aon Corporation, has historically provided insurance brokerage and benefit administrative outsourcing services to us. For the year ended December 31, 2012, we paid Aon Corporation approximately $754,411 for these services and Aon Hewitt approximately $405,408 for executive compensation consulting for the Committee. The decision to engage Aon Corporation for insurance brokerage and benefit administrative outsourcing services was made by management prior to the merger with Hewitt Associates and was not approved by the Board or the Committee. The Committee concluded, based on the evaluation described above, that the services performed by Aon Hewitt with respect to insurance and benefits administration did not raise a conflict of interest or impair Aon Hewitt’s ability to provide independent advice to the Committee regarding executive compensation matters. The Committee’s conclusion was based on the limited scope of the insurance and benefits administrative services provided to us by Aon Hewitt, the small percentage of Aon Hewitt’s revenues represented by the fees paid by us, the separation within Aon Hewitt between its compensation consulting business and its other businesses and the absence of any conflicting relationships between the individual representatives of Aon Hewitt who provided advice to the Committee or Aon Hewitt, on the one hand, and members of the Committee or our executive officers, on the other.

At the direction of the Committee, Aon Hewitt advises the Committee in implementing and overseeing appropriate compensation programs and policies. As part of this process, Aon Hewitt provides the Committee with comparative market data based on analyses of the practices of the Comparator Group defined below under “Comparative Framework” and relevant survey data. The comparative market data that Aon Hewitt provides address the structure of the compensation programs maintained by the Comparator Group companies as well as the amount of compensation they provide. Aon Hewitt provides guidance on industry best practices and advises the Committee in determining appropriate ranges for base salaries, annual incentives and equity compensation for each senior executive position.

Role of Executive Officers in Compensation Decisions

At the request of the Committee, the Chief Executive Officer and the Senior Vice President, Human Resources, generally attend meetings of the Committee, but are not present in executive sessions and do not participate in deliberations of their own compensation. Our human resources group assists the Committee as requested on specific topics regarding compensation, as well as on specific recommendations for compensation for management throughout our company.

The Chief Executive Officer annually reviews with the Committee the performance of each executive officer (other than himself) and presents compensation recommendations based on these reviews to the Committee. The Committee reviews these recommendations with Aon Hewitt and exercises its discretion in adopting, rejecting or changing them.

The Board and the Committee employ a formal rating process to evaluate the Chief Executive Officer’s performance. As part of this process, the Board reviews financial and other relevant data related to the performance of the Chief Executive Officer at each meeting of the Board throughout the year. At the end of the year, each independent director provides an evaluation and rating of the Chief Executive Officer’s performance in various categories. The Committee Chair submits a consolidated rating report and the Committee’s recommendations regarding the Chief Executive Officer’s compensation to the independent directors for review and ratification. The Lead Director chairs a discussion with the independent directors in executive session without the Chief Executive Officer present. From that discussion, the Committee finalizes the Chief Executive Officer’s performance rating. The Committee Chair and the Lead Director review the final performance rating results and commentary with the Chief Executive Officer. The Committee takes the performance rating and financial data into account in determining the Chief Executive Officer’s compensation and the Board’s adoption of goals and objectives for the Chief Executive Officer for the following year.

Setting Executive Compensation

The Committee recognizes the importance of maintaining sound principles for developing and administering compensation and benefits programs. The Committee seeks to carry out its responsibilities by:

•	holding executive sessions (without management present) at every regular Committee meeting;

•	requiring clear communication of compensation policy and actions to executives and shareholders;

•	annually reviewing total annual compensation for all executive officers; and

•	establishing appropriate guidelines for executive change-in-control agreements.

Comparative Framework

In making its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates our corporate performance and our executive officers’ compensation and equity ownership. The Committee also obtains and reviews comparative data from Aon Hewitt and a number of third-party sources, including proxy statements, publicly available information and surveys by consulting firms.

The Committee uses external competitive benchmarks that it believes support the guiding principles outlined above for each element of compensation. For 2012 prior to the Merger, the market for assessing compensation was defined as comparable publicly traded companies headquartered in the U.S. and engaged in one or more manufacturing sectors (the “Pre-Merger Comparator Group”). The Committee identified 16 companies as our Pre-Merger Comparator Group based upon the analysis and recommendations of Aon Hewitt. The Pre-Merger Comparator Group companies had annual revenues ranging from $1.7 billion to $16.1 billion, with median revenues of $5.0 billion, and represented five Global Industry Classification Standard (“GICS”) sub-industry classifications: industrial machinery (nine companies and us), electrical components and equipment (four companies), building products (one company), electronic components (one company) and industrial conglomerates (one company). The Pre-Merger Comparator Group consisted of business competitors, similarly structured broadly diversified organizations and competitors for executive talent:

A. O. Smith Corporation	Amphenol Corporation	Cooper Industries plc
Crane Co.	Danaher Corporation	Donaldson Company, Inc.
Dover Corporation	Eaton Corporation	Flowserve Corporation
Hubbell Incorporated	ITT Corporation	Pall Corporation
Parker-Hannifin Corporation	Rockwell Automation, Inc.	SPX Corporation
Thomas & Betts Corporation

In anticipation of the conclusion of the Merger, the Committee commissioned Aon Hewitt to reevaluate the continued competitiveness of the Pre-Merger Comparator Group as a benchmark following the Merger and concluded that, due to our larger scope, certain changes were required. The Committee recognized that, after the Merger, we would be competing against larger and more international companies for executive talent. Therefore, based on the analysis and recommendations of Aon Hewitt, the Committee identified a new peer group of companies (the “Post-Merger Comparator Group”) for use in setting and assessing our post-Merger compensation arrangements. Throughout this Compensation Discussion and Analysis, we use the term the “Comparator Group” to refer to either the Pre-Merger Comparator Group or the Post-Merger Comparator Group, as applicable. The Post-Merger Comparator Group companies were selected using four selection criteria:

•	Publicly-traded on a major exchange

•	Same or similar industry to ours, based upon GICS code: industrial machinery, electrical components and equipment, building products, electronic components and industrial conglomerates

•	Within a reasonable revenue range (0.5x to 3x) compared to our projected revenue following the Merger

•	Similar in business scope and/or operations to our business units

In addition, Aon Hewitt performed a peer-of-peers analysis to identify companies common in other peer groups which may not be identified by the criteria above. This included reviewing peers of the companies in the Pre-Merger Comparator Group as well as companies that use us in their respective peer groups. As a result of this analysis, the following 17 companies were selected as the Post-Merger Comparator Group:

Cooper Industries plc	Danaher Corporation	Dover Corporation
Eaton Corporation	Emerson Electric Co.	Flowserve Corporation
Illinois Tool Works Inc.	Ingersoll-Rand Co.	Masco Corp.
Medtronic Inc.	Parker-Hannifin Corporation	Rockwell Automation, Inc.
Stanley Black & Decker, Inc.	SPX Corporation	Timken Co.
Tyco International Ltd.	Xylem Inc. (1)

(1)	Xylem Inc. formerly made up the water equipment and services business of ITT Corporation and was spun off from ITT Corporation in October 2011.

The Post-Merger Comparator Group companies have revenues ranging from $3.8 billion to $24.2 billion, with median revenues of $10.4 billion.

2012 Compensation Program Elements

For the year ended December 31, 2012, the principal components of compensation for Named Executive Officers were:

•	Base salary;

•	Annual incentive compensation;

•	Long-term incentive compensation;

•	Retirement and other benefits; and

•	Perquisites and other personal benefits.

The Committee reviews total compensation for executive officers and the relative levels of each of these forms of compensation, against the Committee’s goals to attract, retain and incentivize talented executives and to align the interests of these executives with those of our long-term shareholders.

Base Salaries

We provide Named Executive Officers with a fixed base salary. Focusing on the market value of each position, the Committee’s goal is to target approximately the 50th percentile (the “Midpoint”) of the Comparator Group for executives’ base salary ranges based on available market data. Market data include published survey data and proxy statement data for our Comparator Group. The Committee establishes each Named Executive Officer’s salary within a range of 25% of the Midpoint. Differences in base salaries among the Named Executive Officers and the extent to which a Named Executive Officer’s base salary is set at a level other than the Midpoint are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility, experience and individual performance.

In December 2011, the Committee undertook its annual review of base salaries for the Named Executive Officers and other management personnel, in accordance with its normal procedures. Following a market review by Aon Hewitt, the Committee, with the Board’s concurrence, approved annual merit increases to base salary for each executive officer effective January 1, 2012. In October 2012, following the Merger, the Committee re-evaluated and adjusted the base salaries for the Named Executive Officers, as described below under “Effect of the Merger.”

Annual Incentive Compensation Plan

To achieve the objective of providing competitive compensation to attract and retain top talent while linking pay to annual performance, we pay a portion of our executives’ cash compensation as incentive compensation tied to annual business performance as measured against annual goals established by the Committee. In 2012, we paid cash annual incentive compensation to our executive officers, including the Named Executive Officers, under the Executive Officer Performance Plan (“EOPP”). The Committee had no discretion to increase formula-derived incentive compensation under the EOPP. For 2012, the only participants in the EOPP were our executive officers.

For each EOPP participant, the Committee determined a percentage of that executive’s base salary as a targeted level of incentive compensation opportunity, based on the Committee’s review of Aon Hewitt’s recommendations, relevant survey data and, in the case of Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Differences in target levels of incentive compensation opportunity among the Named Executive Officers are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility and experience. An executive officer’s base salary multiplied by the incentive compensation opportunity percentage establishes the target incentive compensation for which the executive officer is eligible. The Committee determined incentive compensation targets in 2012 for all Named Executive Officers. These incentive compensation targets were as follows:

	Target as a Percent of Salary	Target in Dollars
Randall J. Hogan	150%	1,650,000
John L. Stauch	80%	394,934
Michael V. Schrock	100%	581,771
Frederick S. Koury	60%	244,580
Angela D. Lageson	60%	210,000

Actual incentive compensation awarded to each Named Executive Officer may range from 0 to 2 times the target, depending on actual Company and individual performance, as described below. The Committee approves performance goals (described below) for each year and sets each executive’s incentive compensation opportunity so that if we attain target performance levels, annual cash incentive levels will be between the 50th and 75th percentiles of our Comparator Group. If we attain superior performance levels, cash incentive compensation could exceed the 75th percentile of the Comparator Group; if we do not attain target performance levels for any of the goals, cash incentive compensation will be below the 50th percentile of our Comparator Group.

To establish the performance goals and related targets applied to EOPP payments for the Named Executive Officers, the Committee examined goals that were recommended by the Chief Executive Officer, after consultation with the Chief Financial Officer and certain other executive officers, and that were based solely on objectively determinable financial performance measures. The Committee then assessed these recommendations in light of comparable data of the Comparator Group and relevant survey data. In February 2012, the Committee established the performance goals for 2012 for the EOPP, which the Board then ratified. The EOPP performance goals that applied to the Named Executive Officers consisted of the following quantitative measures:

•

Operating income, which means the excess of revenues over expenses for normal operating activities. For 2012, the operating income threshold was $446.0 million, target was $461.0 million and maximum was $495.0 million, prior to adjustments specified in the EOPP.

•

Sales, which means sales excluding the impact of acquisitions and foreign currency exchange. For 2012, the sales threshold was $3.700 billion, target was $3.800 billion and maximum was $3.935 billion, prior to adjustments specified in the EOPP.

•

Free cash flow, which means cash from operating activities less capital expenditures, including both continuing and discontinued operations, plus proceeds from sale of property and equipment. For 2012, the free cash flow threshold was $240.0 million, target was $270.0 million and maximum was $300.0 million, prior to adjustments specified in the EOPP.

•	EBITDA, which means earnings before interest, depreciation and amortization. For 2012, EBITDA threshold was $400.0 million, prior to adjustments specified in the EOPP.

The Committee believed that these performance goals correlate strongly with two primary corporate objectives: to improve the financial return from our businesses and to strengthen our balance sheet through cash flow improvement and debt reduction.

To provide an added performance incentive, the Committee determined that the amount of incentive compensation related to each performance goal other than EBITDA would be scaled according to the amount by which the measure exceeded or fell short of the target. The Committee also determined that the performance goals for operating income, sales and free cash flow should have a threshold level below which no incentive compensation would be earned, as detailed above. In the case of the operating income, sales and free cash flow performance goals, the amount of incentive compensation for each performance goal was scaled from 0.75 (at the threshold) to 2.0 times (at the maximum) the target according to a formula that was based solely on our corporate performance and was not subject to adjustment or discretion.

In the case of EBITDA, the Committee determined that attainment of this performance goal is a necessary, but not sufficient, condition to trigger an incentive compensation award. If the EBITDA threshold was not attained, no award would be made for this performance goal. However, if the EBITDA threshold was attained, the Named Executive Officer would be eligible for the EBITDA portion of the award. The Committee retained the discretion to reduce, but not to increase, the amount of any EBITDA-based award to a Named Executive Officer, based upon a strategy deployment factor (“SDF”). The SDF measures an individual executive’s performance against expectations in the attainment of corporate strategic goals set by the Board. The SDF is determined by the Committee for each Named Executive Officer based on its assessment of individual performance following consultation with the Chief Executive Officer.

The Committee determined that, for 2012, the performance goals applied to EOPP payments for all Named Executive Officers were to be weighted as follows: operating income: 40%; sales: 20%; free cash flow: 20%; and EBITDA: 20%. The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible target incentive compensation amount by a multiplier determined as noted above.

As described below under “Effect of the Merger,” the closing of the Merger triggered payment of the annual incentive compensation awards under the EOPP at the target level. Because the Merger closed at the end of the third quarter of 2012, the Committee determined that, for purposes of fourth quarter incentive compensation, the performance goals as previously established under the EOPP would continue until the end of 2012 for Pentair, Inc. on a standalone basis without regard to the effect of the Merger, with any excess performance over the target levels resulting in payouts above the target levels. For 2012, operating income after adjustment for factors specified in the EOPP was $450.6 million, which met the threshold but not the target. Sales after adjustment for factors specified in the EOPP were $3,528.7 billion, which did not meet the threshold. Cash flow after adjustment for factors specified in the EOPP was $317.7 million, which exceeded the maximum. EBITDA after adjustment for factors specified in the EOPP was $530.8 million, higher than the $400.0 million threshold. These performance levels resulted in no additional compensation being paid. The actual EOPP payouts received by the Named Executive Officers as a result of the closing of the Merger triggering payment of EOPP awards at target level did not exceed what the Named Executive Officers would have otherwise received under the EOPP had it remained in place for the full year. Based on the foregoing, the Named Executive Officers received the EOPP payouts that are reflected in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation—Summary Compensation Table.”

The EOPP terminated in connection with the Merger and, beginning with 2013, the Committee intends to grant annual incentive awards under the 2012 Stock and Incentive Plan. Following the Merger, in October 2012 the Committee re-evaluated and adjusted the annual incentive compensation target values for the Named Executive Officers, as described below under “Effect of the Merger.”

2012 Long-Term Incentive Compensation

The Committee emphasizes executive compensation that is tied to building and sustaining our Company’s value through common share performance over time. We provide long-term compensation to our executives to further the objectives of:

•	motivating and rewarding executives through share price appreciation;

•	encouraging innovation and growth;

•	aligning management and shareholder interests; and

•	attracting and retaining key executive talent.

In keeping with this philosophy, the Committee establishes long-term incentive compensation targets falling between the 50th and 75th percentiles of competitive compensation programs, based on the Committee’s assessment of both published survey data and data from our Comparator Group. If we build and sustain long-term shareholder value through superior performance, ongoing long-term incentive values may exceed the 75th percentile of our Comparator Group.

In 2012 prior to the Merger, the Committee awarded long-term incentive compensation under the 2008 Pentair, Inc. Omnibus Stock Incentive Plan (the “2008 Omnibus Plan”). As it does each year, the Committee used benchmark data (including compensation surveys, Comparator Group information and other data provided by Aon Hewitt) to set competitive target dollar award levels for each Named Executive Officer and for each position or grade level. Differences in target dollar award levels among the Named Executive Officers were decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility, experience and individual performance.

Individual awards generally range between 80 and 120 percent of the target award level, with actual award amounts determined by the Committee based on its assessment of both the executive’s individual performance against his or her individual performance goals in the previous year and Company performance in the previous year against our strategic plan.

The Committee approved in December 2011 the elements and mix of long-term incentive compensation for 2012 under the 2008 Omnibus Plan. The Committee granted all Named Executive Officers a mix of the following components: stock options, restricted stock units and cash settled performance units.

•

Stock options: The Committee determined that it would grant ten-year stock options, with one third of the options vesting on each of the first, second and third anniversaries of the grant date, as in prior years. For the 2012 grant, stock options constituted one-third of the long-term incentive award’s total value.

•

Restricted stock units: The Committee determined that it would grant restricted stock units. Unlike past grants, the Committee imposed a performance condition on the restricted stock units, which required the Company to meet a specified threshold goal for free cash flow in 2012. If such goal was achieved, then, consistent with past practice, one-half of the restricted stock units would vest on each of the third and fourth anniversaries of the grant date. Each restricted stock unit represents the right to receive one of our common shares upon vesting and includes one dividend equivalent unit, which entitles the holder to a cash payment equal to all cash dividends declared on our common shares from and after the date of grant. An executive officer could elect to defer receipt of restricted stock units upon vesting under our Non-Qualified Deferred Compensation Plan. For the 2012 grant, restricted stock units constituted one third of the long-term incentive award’s total value.

•

Cash settled performance units: The Committee determined that it would also grant cash settled performance units in 2012 from a bonus pool that would be established only if the Company met a specified threshold goal for free cash flow in 2012. From this bonus pool, each participant, including the Named Executive Officers, would be granted cash settled performance units. Each performance unit entitled the holder to a cash payment following the end of a three-year performance period, if we achieved specified Company performance goals on metrics set forth in the 2008 Omnibus Plan. The performance goals selected by the Committee for the 2012 to 2014 performance period were revenue growth and return on invested capital, each weighted 50%.

Subject to establishment of the bonus pool and depending on cumulative Company performance over the three-year performance period, we would pay nothing if a threshold were not met, 50% of the target value if the threshold were met, 100% of the target value if the target were met and 200% of the target value if the maximum were met. An executive officer could elect to defer receipt of the cash payment under our Non-Qualified Deferred Compensation Plan. For the 2012 grant, the value of cash settled performance units awarded constituted one-third of the long-term incentive award’s total value.

The value of stock options and restricted stock units and a range of values for the cash settled performance units granted to the Named Executive Officers in 2012 are reflected in the table under “Executive Compensation—Grants of Plan-Based Awards Table.” As described below under “Effect of the Merger,” in connection with the completion of the Merger, our executive officers, including our Named Executive Officers, became entitled to accelerated vesting and payment of their outstanding long-term incentive awards. However, each of our executive officers, including our Named Executive Officers waived such accelerated vesting (other than Mr. Schrock to the extent such waiver would result in adverse tax consequences under Section 409A of the Code) and payment and received grants of restricted stock units in exchange. We also adopted a new incentive compensation plan, the 2012 Stock and Incentive Plan, in connection with the Merger to serve as the plan document under which future equity and cash incentive awards would be granted. See “Effect of the Merger” for a detailed discussion.

The value of restricted shares that vested for each Named Executive Officer in 2012 and the value of options exercised by each Named Executive Officer in 2012 are shown in the table under “Executive Compensation—Option Exercises and Stock Vested.”

The Committee reviewed and approved the 2012 grants of long-term incentive compensation for executive officers in December 2011 effective on January 3, 2012. For all other recipients, in February 2012, the Committee reviewed and approved grants that were effective on March 1, 2012. The Committee reviews and approves all equity awards to newly hired or promoted executives at regular meetings throughout the year. As a rule, the Committee grants awards to newly hired or promoted executives that are effective the earlier of the 15th day of the month following the date of hire or promotion or the 15th day of the month following the date of the Committee meeting at which the grant is approved. If the 15th day of such month is a day on which the NYSE is not open for trading, then the grant date will be the first day following the 15th day of such month on which the NYSE is open for trading. The Committee has also given the Committee Chair and the Chief Executive Officer discretion to grant equity awards to newly hired or promoted executives as required throughout the year, within the guidelines of the 2012 Stock and Incentive Plan. The Committee then ratifies these grants at its next meeting. All options are granted at fair market value based on the closing share price on the effective day of grant.

In October 2012, following the Merger, the Committee re-evaluated and adjusted the long-term incentive compensation target values for the Named Executive Officers, as described below under “Effect of the Merger.”

Stock Ownership Guidelines

The Committee and the Board have established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders and to further encourage long-term performance and growth. The Committee monitors our executives’ compliance with these stock ownership guidelines and periodically reviews the definition of “stock ownership” to reflect the practices of companies in the Comparator Group. For 2012, “stock ownership” included common shares owned by the officer both directly and indirectly, the pro-rated portion of unvested restricted stock, restricted stock units, and shares held in our employee stock ownership plan or our employee stock purchase plan. The Committee determined that, over a period of five years from appointment, certain executives should accumulate and hold common shares equal to a multiple of base salary as follows:

Executive Level	Stock Ownership Guidelines (as a multiple of salary)
Chief Executive Officer	5x base salary
President, Chief Operating Officer; Executive Vice President and Chief Financial Officer	3x base salary
Senior Vice President, Human Resources; Senior Vice President and General Counsel	2.5x base salary
Other key executives	2x base salary

Stock Ownership for the Currently-Serving Named Executive Officers as of December 31, 2012

	Share Ownership	12/31/12 Market Value ($) (1)	Ownership Guideline ($)	Meets Guideline
Randall J. Hogan	453,688	22,298,765	5,590,000	Yes
John L. Stauch	124,937	6,140,654	1,575,000	Yes
Michael V. Schrock	224,203	11,019,577	1,745,313	Yes
Frederick S. Koury	68,116	3,347,901	1,019,083	Yes
Angela D. Lageson	18,670	917,631	1,062,500	No(2)

(1)	The amounts in this column were calculated by multiplying the closing market price of our common shares on December 31, 2012 (the last trading day of our most recently completed fiscal year) of $ 49.15 by the number of shares owned.

(2)	Ms. Lageson was appointed to her position with the Company in February 2010, and will have five years from her appointment to meet the stock ownership requirement.

Retirement and Other Benefits

The Named Executive Officers and other executives and employees participate in the Pentair, Inc. Pension Plan, the Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan. We also provide other benefits such as medical, dental and life insurance and disability coverage to employees, including the Named Executive Officers. We aim to provide employee and executive benefits at levels that reflect competitive market levels at the 50th percentile of similar benefits given by our Comparator Group.

The Pentair, Inc. Pension Plan, the Pentair, Inc. Retirement Savings and Stock Incentive Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan were all amended in 2008 to comply with final regulations under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). As a result of these amendments, benefits vested prior to January 1, 2005 are separated from benefits earned after January 1, 2005, and may offer different distribution or other options to participants as described below.

The Pentair, Inc. Pension Plan

The Pentair, Inc. Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the Named Executive Officers. Participation in the Pension Plan is restricted to those Named Executive Officers and other employees who were hired on or before December 31, 2007. Benefits under the Pension Plan are based upon an employee’s years of service and highest average earnings in any five-year period during the ten-year period preceding the employee’s retirement (or, in the case of an employee with more than five years but less than ten years of service, during any five-year period preceding the employee’s retirement). No additional benefits may be earned under the Pension Plan after December 31, 2017. Benefits under the Pension Plan are payable after retirement in the form of an annuity.

Compensation covered by the Pension Plan for the Named Executive Officers equals the amounts set forth in the “Salary” column under “Executive Compensation—Summary Compensation Table” and 2011 incentive compensation paid in March 2012 set forth in the “Non-Equity Incentive Plan Compensation” column under “Executive Compensation—Summary Compensation Table.” The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2012, the annual limitation was $250,000.

Benefits under the Pension Plan are calculated as an annuity equal to the sum of:

•	1.0 percent of the participant’s highest final average earnings multiplied by years of service; and

•	0.5 percent of such earnings in excess of Primary Social Security compensation.

Years of service under these formulas cannot exceed 35. Contributions to the Pension Plan are made entirely by us and are paid into a trust fund from which the benefits for all participants will be paid.

The Pentair Supplemental Executive Retirement and Restoration Plan

The Pentair, Inc. Supplemental Executive Retirement Plan (“SERP”) and the Pentair, Inc. Restoration Plan (“Restoration Plan”) are unfunded, nonqualified defined benefit pension plans. Employees eligible for participation in the SERP include all executive officers and other key executives selected for participation by the Committee. Participation in the Restoration Plan is limited to eligible employees under the SERP who were eligible employees on or before December 31, 2007. Benefits under these two Plans vest upon the completion of five years of benefit service (all service following initial participation). These Plans are combined for all administrative, accounting and other purposes. Each of the Named Executive Officers participates in the SERP and each of the Named Executive Officers other than Ms. Lageson participates in the Restoration Plan. All Named Executive Officers other than Ms. Lageson are fully vested in these Plans.

Benefits under the SERP are based upon the number of an employee’s years of service following initial participation and the highest average earnings for a five calendar-year period (ending with retirement). Benefits vested as of December 31, 2004, are payable after retirement in the form of either a 15-year certain annuity or, at the participant’s option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004, are payable after retirement in the form of a 15-year certain annuity. Compensation covered by the SERP and the Restoration Plan for the Named Executive Officers equals the amounts set forth in the 2012 “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation—Summary Compensation Table.”

Benefits under the SERP are calculated as:

•	final average compensation as defined above; multiplied by

•	benefit service percentage, which equals 15% multiplied by years of benefit service.

As discussed above, the Pension Plan limits retirement benefits for compensation earned in excess of the annual limitation imposed by Code Section 401(a)(17), which was $250,000 in 2012. The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of this annual limitation. The only participants in the Restoration Plan are those executive officers and other selected key leaders who participate in the SERP and who otherwise qualify for participation in the Restoration Plan. Restoration Plan benefits are combined and administered with those payable under the SERP and are paid in the same manner and at the same time.

Benefits under the Restoration Plan are calculated as:

•	final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by

•	earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4%
25-34	5.5%
35-44	7%
45-54	9%
55 or over	12%

The benefit percentages calculated above are added and the resulting percentage is multiplied by the covered compensation amount. Benefits vested as of December 31, 2004 are payable after retirement in the form of a 15-year certain annuity or, at the participant’s option, a 100% joint and survivor annuity. Benefits earned after December 31, 2004 are payable after retirement in the form of a 15-year certain annuity. No additional benefits may be earned under the Restoration Plan after December 31, 2017.

The present value of the combined accumulated benefits for the Named Executive Officers under both the SERP and the Restoration Plan is set forth in the table under “Executive Compensation—Pension Benefits.”

The Pentair Retirement Savings and Stock Incentive Plan

The Pentair Retirement Savings and Stock Incentive Plan (“RSIP/ESOP Plan”) is a tax-qualified 401(k) retirement savings plan, with a companion Employee Stock Ownership Plan (“ESOP”) component. Participating employees may contribute up to 50 percent of base salary and incentive compensation on a before-tax basis and 15 percent of compensation on an after-tax basis, into their 401(k) plan (“RSIP”). We normally match an amount equal to one dollar for each dollar contributed to the RSIP by participating employees on the first one percent, and 50 cents for each dollar contributed to the RSIP by participating employees on the next five percent, of their regular earnings. In addition, after the first year of employment, we contribute to the ESOP an amount equal to 1 1/2% of cash compensation (salary and incentive compensation) for each participant in the RSIP, to incent employees to make contributions to our retirement plan. The RSIP/ESOP Plan limits the amount of cash compensation considered for contribution purposes to the maximum imposed by Code Section 401(a)(17), which was $250,000 in 2012.

Participants in the RSIP/ESOP Plan are allowed to invest their account balances in a number of possible mutual fund investments. Our common shares are not a permitted investment choice under the RSIP. We make ESOP contributions in our common shares. Participants may sell and immediately reinvest common share contributions within the ESOP into any other investment vehicles offered under the RSIP/ESOP Plan. In addition, ESOP balances, but not RSIP balances, may be reinvested into our common shares.

Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan.

Amounts deferred, if any, under the RSIP/ESOP Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation—Summary Compensation Table.” Pentair matching contributions allocated to the Named Executive Officers under the RSIP/ESOP Plan are included in the “All Other Compensation” column under “Executive Compensation—Summary Compensation Table.” Matching contributions are generally made a year in arrears.

Medical, Dental, Life Insurance and Disability Coverage

Employee benefits such as medical, dental, life insurance and disability coverage are available to all U.S.-based participants through our active employee plans. In addition to these benefits to active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy Company plans which applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $1,000,000) in life insurance, and up to $10,000 per month in long-term disability coverage. The cost of the active employee benefits in 2012 for the Named Executive Officers was as follows:

Officer	Cost of Benefits
Randall J. Hogan	16,035
John L. Stauch	16,408
Michael V. Schrock	15,778
Frederick S. Koury	10,113
Angela D. Lageson	15,129

The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all of our U.S. salaried employees.

Other Paid Time-Off Benefits

We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.

Deferred Compensation

We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a midpoint annual salary of $168,700 in 2012. This plan permits executives to defer up to 25% of their base salary and 75% of their annual cash incentive compensation. Executives also may defer receipt of restricted stock units or cash settled performance units. We normally make contributions in two tranches to the Sidekick Plan on behalf of participants similar to our contributions under the RSIP/ESOP Plan with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by Code Section 401(a)(17), which was $250,000 in 2012, but below the Sidekick Plan’s compensation limit of $700,000.

Participants in the Sidekick Plan are allowed to invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan, and our common shares are not a permitted investment choice under the Plan.

Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns under “Executive Compensation—Summary Compensation Table.” Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column under “Executive Compensation—Summary Compensation Table.”

Perquisites and Other Personal Benefits

We provide Named Executive Officers with a perquisite program (the “Flex Perq Program”) under which the Named Executive Officers receive a cash perquisite allowance in an amount that the Committee believes is customary, reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews market data provided by Aon Hewitt to assess the levels of perquisites provided to Named Executive Officers.

For 2012, the total aggregate annual allowance under the Flex Perq Program was $35,000 for the Chief Executive Officer and the President and Chief Operating Officer, and $30,000 for all other participants. In addition to the allowance provided under the Flex Perq Program, we provided reimbursement for an annual executive physical and related expenses for the Chief Executive Officer, a closing recognition in connection with the Merger for our Named Executive Officers other than the Chief Executive Officer and reimbursement for travel and related expenses for the spouse or companion of certain of our Named Executive Officers in conjunction with a Board meeting. As described under “Effect of the Merger” below, in December 2012, the Committee approved increasing the aggregate annual allowance to $50,000 for the Chief Executive Officer and 40,000 for all of the other executive officers effective January 1, 2013.

The amounts of the annual allowance under the Flex Perq Program are included in the “All Other Compensation” column under “Executive Compensation – Summary Compensation Table” and are set forth in more detail in footnote 5 to that table.

Severance and Change-in-Control Benefits

We provide severance and change-in-control benefits to selected executives to provide for continuity of management upon a threatened or completed change in control. These benefits are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern. We believe that the security that these benefits provide helps our key executives to remain focused on our on-going business and reduces the key executive’s concerns about future employment. We also believe that these benefits allow our executives to consider the best interests of our company and its shareholders due to the economic security afforded by these benefits. As described below under “Effect of the Merger,” the change-in-control benefits were triggered by the consummation of the Merger. Some of the benefits were waived by the Named Executive Officers, while others remain in effect. Following the Merger, we provide the following severance and change-in-control benefits to our executive officers:

•	We have agreements with our key corporate executives and other key leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control.

•

The 2012 Stock and Incentive Plan adopted in connection with the Merger provides that, upon a change in control, all options, restricted stock and restricted stock units that are unvested become fully vested; all cash performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and all annual incentive awards are paid based on full satisfaction of the performance goals.

•

The 2008 Omnibus Plan and its predecessors provide that, upon a change in control, all outstanding options granted under such plans that are unvested become fully vested; all restrictions applicable to outstanding shares of restricted stock or restricted stock units granted under such plans automatically lapse and any dividends declared but unpaid with respect to such restricted stock or dividend equivalents on such restricted stock units shall be paid to the executive within 10 days of the date of the change in control; and all cash settled performance units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards if the performance goals measured at the time of the change in control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change in control.

•

Upon certain types of terminations of employment (other than a termination following a change in control), severance benefits may be paid to the Named Executive Officers at the discretion of the Committee.

We explain these benefits more fully below under “Executive Compensation—Potential Payments Upon Termination Or Change In Control.”

Retention Agreements

We entered into a Confidentiality and Non-Competition Agreement dated as of January 6, 2005, with Michael Schrock, our President and Chief Operating Officer. The Confidentiality and Non-Competition Agreement requires Mr. Schrock to devote his full-time and energy to furthering our business and prohibits Mr. Schrock, during or after his term of employment, from disclosing or using, for his own benefit or the benefit of another party, confidential information that he may learn or acquire during his employment. The Confidentiality and Non-Competition Agreement also contains a covenant against competition by Mr. Schrock for two years following his last day of employment with us. It does not contain severance provisions.

Impact of Tax Considerations

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements, including periodic shareholder approval of the benefit plans under which we pay such performance-based compensation. Annual cash incentive compensation generally is performance-based compensation meeting those requirements and, as such, is fully deductible. Beginning with awards for 2012, the Committee added a performance condition on its grants of restricted stock units that requires the Company to meet a specified threshold goal for free cash flow for any vesting to take place. This performance condition is intended to make the restricted stock units eligible to be treated as performance-based compensation. Due to the Merger, this performance condition did not apply, meaning that the restricted stock units granted in 2012 were not eligible to be treated as performance-based compensation under Section 162(m), but the Committee has included a similar performance condition on its grants of restricted stock units for 2013. We are also seeking shareholder approval of the performance goals under the new omnibus incentive plan, the 2012 Stock and Incentive Plan, at the Annual General Meeting to make awards granted under the Plan eligible to be treated as performance-based compensation under Section 162(m) if the Committee elects to make the awards otherwise compliant with the applicable requirements of Section 162(m).

The Committee also considers the impact of other tax provisions, such as the restrictions on deferred compensation set forth in Section 409A of the Code, and attempts to structure compensation in a tax-efficient manner, both for the Named Executive Officers and for our company. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

Effect of the Merger

Effect of the Merger on Outstanding Equity Awards

Upon the consummation of the Merger, the outstanding stock options and restricted stock units held by the Named Executive Officers under Pentair Inc.’s equity incentive plans converted into equity-based awards with respect to our common shares, after giving effect to appropriate adjustments to reflect the consummation of the Merger. The awards, to the extent unvested at the time of the consummation of the Merger, would, under the terms of the Omnibus Plans, have become vested upon the consummation of the Merger, except that such accelerated vesting was waived by the Named Executive Officers with respect to certain awards pursuant to agreements they entered into with Pentair, Inc. (the “Waiver Letters”) waiving certain of their rights to accelerated vesting of their equity awards in connection with the consummation of the Merger.

The only equity-based awards as to which one of the Named Executive Officers did not waive accelerated vesting pursuant to the Waiver Letters were the unvested restricted stock units held by Mr. Schrock with an originally scheduled vesting date of 2015 or later. These restricted stock units vested and were settled by delivery of shares upon consummation of the Merger. Fifty percent of the shares delivered are not transferable until the date on which the restricted stock units would otherwise have vested and been settled in the absence of the Merger. Mr. Schrock waived the accelerated vesting of his other equity awards, but did not waive vesting of these restricted stock units because such waiver would potentially violate Section 409A of the Code.

Change in Control Agreements

As we describe above under “Severance and Change-in-Control Benefits,” we are party to agreements with the Named Executive Officers that provide for benefits in connection with a change in control that were triggered by the Merger. The agreements entitle the Named Executive Officers to (i) certain accelerated vesting and other benefits in the event of a change in control and (ii) certain severance payments and benefits in the event that the officer’s employment would be involuntarily terminated for any reason, other than for death, disability or for cause, or if the officer were to terminate his or her employment for good reason, in each case, within three years (for Messrs. Hogan, Schrock or Koury) or two years (for Mr. Stauch and Ms. Lageson) following a change in control (a “Covered Termination”). As described below under “—Waiver of Change in Control Protections,” in connection with the Merger, the Named Executive Officers waived certain protections under these agreements pursuant to the Waiver Letters.

The Named Executive Officers would have, absent any applicable waiver, been entitled to the following payments and benefits under their respective change in control agreements upon the Merger:

•	Incentive compensation awards for 2012 to be paid at target under the EOPP.

•

The actual EOPP payouts received by the Named Executive Officers as a result of the closing of the Merger triggering payment of EOPP awards at target level did not exceed what the Named Executive Officers would have otherwise received under the EOPP had it remained in place for the full year.

•	Immediate vesting of all unvested stock options and restricted stock units issued under the Omnibus Plans, without regard to either plan’s forfeiture provisions.

•

Each of the Named Executive Officers waived this immediate vesting in connection with the Merger (other than Mr. Schrock to the extent such waiver would result in adverse tax consequences under Section 409A of the Code) as described below in “—Waiver of Change in Control Protections.”

•

Immediate payment of cash–settled performance awards at one-third of target for award cycles that have been in effect less than 12 months, two-thirds of the then-current value for award cycles that have been in effect for between 12 and 24 months, and the then-current value for award cycles that have been in effect for 24 or more months, in each case as if all performance or incentive requirements and periods had been satisfied.

•	Each of the Named Executive Officers waived this immediate payment in connection with the Merger as described below in “—Waiver of Change in Control Protections.”

•	In certain circumstances, reimbursement of excise taxes triggered by payments to the executive and any additional taxes on this reimbursement as described below.

•	The payments to our Named Executive Officers in connection with the Merger did not trigger any excise taxes, so no reimbursement was triggered under this provision.

The Named Executive Officers are entitled to the following payments and benefits under their respective change in control agreements upon a Covered Termination following a change in control, including the Merger:

•

Severance payable upon termination in an amount equal to 300% (for Mr. Hogan) or 250% (for the other Named Executive Officers) of annual base salary plus the greater of the executive’s target bonus for the year in question or bonus received in the prior year.

•

Replacement coverage for company-provided group medical, dental and life insurance policies for up to three years (for Messrs. Hogan, Schrock and Koury) or up to two years (for Messrs. Stauch and Ms. Lageson).

•	Outplacement services from an executive search agency not to exceed 10% of the executive’s annual base salary.

•

The accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants in such plan); and for executives having fewer than seven years of participation in the SERP, up to three additional years of service credit, with a maximum of seven years of service.

•	Up to $15,000 in fees and expenses of consultants and legal or accounting advisors.

In addition, the change in control agreements entitle each of the Named Executive Officers to reimbursement for any “golden parachute” excise taxes imposed by Section 4999 of the Code to the extent that any “parachute payments” within the meaning of Section 280G of the Code exceed 110% of the safe harbor amount under Section 280G of the Code. In the event that “parachute payments” payable to the Named Executive Officer do not exceed this threshold, such payments will be reduced to the extent necessary to avoid the imposition of the excise tax.

In the case of each Named Executive Officer, the change in control agreement also requires the executive to devote his or her best efforts to us while employed during the three-year (for Messrs. Hogan, Schrock and Koury) or two-year (for the other Executive Officers) period following the Merger, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us.

Under these change in control agreements, the term “cause” generally means engaging in intentional conduct that causes us demonstrable and serious financial injury, conviction of a felony or continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities, and the term “good reason” generally means: (i) a breach of the agreement by us; (ii) any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits; (iii) an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he or she is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability; (iv) a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including but not limited to a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of notice thereof; (v) relocation of an officer’s principal place of employment to a location more than 50 miles from his or her principal place of employment on the date 180 days prior to the change in control; (vi) imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he or she was required to travel during the 180-day period prior to the change in control; or (vii) our failure to cause a successor to assume an officer’s agreement. In addition, solely in the case of Mr. Hogan, the term “good reason” also includes a voluntary termination for any reason within 30 days following the first anniversary of any change in control; however, Mr. Hogan waived this “good reason” trigger in connection with the Merger, as described below.

Waiver of Change in Control Protections

In connection with the Merger, the Compensation Committee and our management team implemented several one-time actions designed to promote retention of our Named Executive Officers and to continue to provide incentives for strong financial performance. As described above, the Merger constituted a legal change in control of Pentair, Inc. under the existing change in control agreements with our Named Executive Officers. This change in control primarily meant that the vesting of all outstanding equity would be accelerated. This also meant that the “retention value” of the existing equity arrangements would have been lost when the Merger closed, potentially leaving us vulnerable to executive losses during a critical time in our history. As a result, the Compensation Committee offered a long-term incentive award to the Named Executive Officers in the form of restricted stock units subject to vesting in equal 50% installments on each of the third and fourth anniversaries of the consummation of the Merger for forgoing the accelerated equity due to the change in control. Specifically, in connection with the Merger, the Named Executive Officers entered into Waiver Letters waiving (i) accelerated vesting of their stock options and restricted stock units (except to the extent that such waiver would result in adverse tax consequences under Section 409A of the Code) and (ii) accelerated vesting and pro rata payout of their cash performance units, in each case, upon consummation of the Merger. Awards whose acceleration was waived continue to vest in accordance with their normal terms, provided that unvested awards will vest in full in the event of a Covered Termination. In addition, the performance conditions with respect to our cash performance units were deemed satisfied, and the value of such cash performance units was fixed at target, on the consummation of the Merger, and such awards are now only subject to service-based vesting conditions. Under his Waiver Letter, Mr. Hogan also waived his right to have any voluntary termination of his employment during the 30-day period following the first anniversary of the consummation of the Merger treated as a Covered Termination.

In order to promote the retention of key executives during the period prior to and following the consummation of the Merger, and as consideration for the waivers of acceleration of equity and cash performance awards described above, we granted additional equity awards to certain key executives, including the Named Executive Officers in connection with the consummation of the Merger. Messrs. Hogan’s, Stauch’s, Schrock’s, and Koury’s and Ms. Lageson’s Waiver Letters provided for grants of restricted stock units. The Committee intended these restricted stock units to provide for management continuity and further solidify the focus on our post-Merger success. For the Named Executive Officers, these restricted stock units were granted with a grant date value equal to one times the Officers’ respective Long-Term Incentive Compensation level, plus 15% additional consideration for the waiver of rights to accelerated vesting and payouts. Messrs. Hogan’s, Stauch’s, Schrock’s, and Koury’s and Ms. Lageson’s restricted stock units had grant date values of $6,325,000, $1,987,010, $2,676,147, $1,171,945, and $1,006,250, respectively. These restricted stock units are subject to vesting in equal 50% installments on each of the third and fourth anniversaries of the consummation of the Merger, subject to earlier pro rata vesting in the event of a Covered Termination.

Deferred Compensation

For some participants, including the Named Executive Officers, the selected distribution events under the Sidekick Plan included a change in control, which included the Merger. As a result, some previously earned and vested, but unpaid, amounts were distributed under Pentair’s deferred compensation programs to the Named Executive Officers upon the consummation of the Merger.

Other Actions Taken in Connection with the Merger

Adoption of 2012 Stock and Incentive Plan. Prior to the closing of the Merger, we adopted a new incentive compensation plan, the 2012 Stock and Incentive Plan (the “2012 Plan”), to serve as the plan document under which future equity and cash incentive awards would be granted. See “Effect of the Merger” for a detailed discussion. The 2012 Plan initially became effective in connection with the Distribution, subject to the consummation of the Merger. The 2012 Plan was approved by Tyco, as our sole shareholder, prior to the Distribution. The 2012 Plan authorizes the grant of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, annual incentive awards, dividend equivalent units, and other equity-based awards to our and our affiliates’ eligible employees, consultants and directors.

As described in Proposal 7 below, at this Annual General Meeting, we are requesting that our shareholders approve the material terms of the performance goals under the 2012 Plan for purposes of qualifying compensation awarded under the 2012 Plan as performance-based compensation under Code Section 162(m). A full summary of the terms of the 2012 Plan is set forth under Proposal 7.

In October 2012, the Committee amended all outstanding equity-based awards under the 2008 Omnibus Incentive Plan and its predecessor plans to conform their terms regarding the treatment of awards on death, disability or retirement to the terms of awards under the 2012 Plan.

Fourth Quarter 2012 Cash Incentive. As described above under “Annual Incentive Compensation Plan,” the closing of the Merger triggered payment of the annual incentive compensation awards under the EOPP at the target level and, because the Merger closed at the end of the third quarter of 2012, the Committee determined that the performance goals as previously established under the EOPP would continue until the end of 2012.

Market Adjustments. In October 2012 and February 2013, the Committee approved market adjustments to the base salaries, annual incentive targets and long-term incentive targets of the Named Executive Officers based on competitive data from the Post-Merger Comparator Group. The base salary adjustments became effective as of October 1, 2012, and the adjustments to the annual incentive and long-term incentive targets became effective in 2013. Following the adjustments, the base salaries, annual incentive targets and long-term incentive targets of the Named Executive Officers were as follows:

Officer	Base Salary ($)	Annual Incentive Target Value (% of Base Salary)	Long-Term Incentive Target Value (% of Base Salary)
Randall J. Hogan	1,118,000	160	750
John L. Stauch	525,000	90	350
Michael V. Schrock	581,771	110	400
Frederick S. Koury	407,633	70	250
Angela D. Lageson	425,000	70	250

In December 2012, the Committee approved increasing the aggregate annual allowance under the Flex Perq Program to $50,000 for the Chief Executive Officer and $40,000 for all of the other executive officers effective January 1, 2013.

Changes in Compensation Program for 2013

The Committee believes that one of the strengths of our compensation program is its consistency; therefore, the Committee did not change in 2012 its compensation philosophy or objectives as described above under “Compensation Philosophy and Objectives.”

Base Salaries

As described above, the Committee undertook a review of base salaries for the Named Executive Officers in connection with the Merger and, in October 2012, the Committee approved market adjustments to the base salaries based on competitive data from the Post-Merger Comparator Group.

Annual Incentive Compensation

The Committee also reviewed the Company’s cash incentive plans and approved performance measures and goals for 2013. The Committee determined that operating income, sales and free cash flow generation would be the three primary operating measures used to determine cash incentive compensation amounts for 2013. These measures correlate strongly with two primary corporate objectives: to improve the financial return from our businesses, and to strengthen our balance sheet through cash flow improvement and debt reduction. In addition, the Committee also approved an EBITDA target to be used with SDFs in assessing individual performance for the year. The performance measures (and related target amounts) applicable to all Named Executive Officers for 2013 will be weighted as follows: operating income 40%, sales 20%, free cash flow 20% and EBITDA 20%.

As described above, the Committee undertook a review of annual incentive targets for the Named Executive Officers in connection with the Merger and, in October 2012, the Committee approved market adjustments to the annual incentive targets based on competitive data from the Post-Merger Comparator Group, effective in 2013.

Long-Term Incentive Compensation

The Committee approved in December 2012 the elements and mix of long-term incentive compensation for 2013 under the 2012 Stock and Incentive Plan. The Committee granted all Named Executive Officers a mix of the following components: stock options, restricted stock units and cash settled performance units.

•

Stock options: The Committee determined that it would grant ten-year stock options, with one third of the options vesting on each of the first, second and third anniversaries of the grant date, as in prior years. The stock options for the 2013 grant constitute one-third of the long-term incentive award’s total value.

•

Restricted stock units: The Committee determined that it would grant restricted stock units. As in 2012, the Committee imposed a performance condition on the restricted stock units which requires the Company to meet a specified threshold goal for free cash flow in 2013. If such goal is achieved, then consistent with past practice, one-half of the restricted stock units vest on each of the third and fourth anniversaries of the grant date. Each restricted stock unit represents the right to receive one of our common shares upon vesting and includes one dividend equivalent unit, which entitles the holder to a cash payment equal to all cash dividends declared on a share of our common shares from and after the date of grant. An executive officer may elect to defer receipt of restricted stock units upon vesting under our Non-Qualified Deferred Compensation Plan. For the 2013 grant, restricted stock units constituted one third of the long-term incentive award’s total value.

•

Cash settled performance units: The Committee determined that it would also grant cash settled performance units in 2013 from a bonus pool that is established only if the Company meets a specified threshold goal for free cash flow in 2013. From this bonus pool, each participant, including the Named Executive Officers, is granted cash settled performance units. Each performance unit entitles the holder to a cash payment following the end of a three-year performance period, if we achieve specified Company performance goals on metrics set forth in the 2012 Stock and Incentive Plan. The performance goals selected by the Committee for the 2013 to 2015 performance period were revenue growth and return on invested capital, each weighted 50%.

Subject to establishment of the bonus pool and depending on cumulative Company performance over the three-year performance period, we will pay nothing if a threshold is not met, 50% of the target value if the threshold is met, 100% of the target value if the target is met and 200% of the target value if the maximum is met. An executive officer may elect to defer receipt of the cash payment under our Non-Qualified Deferred Compensation Plan. For the 2013 grant, the value of cash settled performance units awarded constituted one-third of the long-term incentive award’s total value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

THE COMPENSATION COMMITTEE:

David A. Jones, Chair

Glynis A. Bryan

Jerry W. Burris

T. Michael Glenn

William T. Monahan

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the years ended December 31, 2010, 2011 and 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)
Randall J. Hogan Chairman and Chief Executive Officer	2012	1,104,500	-	8,100,007	1,773,060	3,425,000	4,022,354	347,133	18,772,054
	2011	1,065,000	-	1,738,763	1,716,495	3,943,764	3,113,217	209,934	11,787,173
	2010	991,055	-	2,717,399	3,420,504	2,209,062	777,775	202,415	10,318,210

John L. Stauch Executive Vice President and Chief Financial Officer	2012	501,500	-	2,545,344	557,720	953,268	1,175,342	157,045	5,890,219
	2011	479,288	-	557,067	549,943	1,117,448	532,629	118,847	3,358,222
	2010	461,945	-	893,516	1,124,721	541,769	313,823	89,274	3,425,048

Michael V. Schrock President and Chief Operating Officer	2012	581,771	-	3,434,442	757,501	1,340,105	1,425,416	186,728	7,725,963
	2011	564,826	-	759,643	749,922	1,653,256	1,129,507	140,288	4,997,442
	2010	541,688	-	1,191,366	1,499,629	804,948	677,442	114,232	4,829,305

Frederick S. Koury Senior Vice President, Human Resources	2012	407,633	-	1,501,940	329,638	574,580	948,344	127,635	3,889,770
	2011	401,696	-	320,728	316,630	711,260	547,585	88,051	2,385,950
	2010	391,880	-	514,453	647,569	354,103	236,871	61,915	2,206,791

Angela D. Lageson (6) Senior Vice President, General Counsel and Secretary	2012	368,750	-	1,256,257	249,731	460,000	508,605	88,179	2,931,522
	2011	325,000	-	236,339	233,312	328,464	218,795	63,656	1,405,566
	-	-	-	-	-	-	-	-	-

(1)	The amounts in column (e) represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”) (formerly referred to as SFAS No. 123(R)), of restricted stock and restricted stock units granted during each year. The amounts for 2012 include the additional restricted stock units granted in connection with the consummation of the Merger as consideration for the Waiver Letters and to promote the retention of the named executive officers, as described above under “—Waiver of Change in Control Protections.” Messrs. Hogan’s, Stauch’s, Schrock’s, and Koury’s and Ms. Lageson’s restricted stock units had grant date values of $6,325,000, $1,987,010, $2,676,147, $1,171,945, and $1,006,250, respectively. These restricted stock units are subject to vesting in equal 50% installments on each of the third and fourth anniversaries of the consummation of the Merger, subject to earlier pro rata vesting in the event of a Covered Termination. Assumptions used in the calculation of the amounts in column (e) are included in footnote 16 to our audited financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013.

(2)	The amounts in column (f) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during each year. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the year December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013.

(3)	The amounts in column (g) with respect to 2012 reflect cash awards to the named individuals pursuant to awards under the EOPP in 2012 in connection with the Merger.

(4)	The amounts in column (h) reflect the increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	The table below shows the components of column (i), which include perquisites and other personal benefits; the Company match under the Sidekick Plan, RSIP/ESOP Plan and the Employee Stock Purchase Plan; Company-paid life insurance premiums; and dividends on restricted stock unit awards:

	(A)	(B)	(C)	(D)	(E)	(F)
Name	Perquisites under the Flex Perq Program ($)(a)	Other Perquisites and Personal Benefits ($)(b)	Matches under Defined Contribution Plans ($)(c)	Matches under the Employee Stock Purchase Plan ($)	Life Insurance Premiums ($)	Dividends on Restricted Stock Unit Awards ($)
Mr. Hogan	35,000	7,722	35,175	-	4,902	264,334
Mr. Stauch	30,000	4,561	35,175	1,800	1,265	84,244
Mr. Schrock	35,000	5,052	35,175	2,250	4,247	105,004
Mr. Koury	30,000	2,900	43,750	-	1,551	49,434
Ms. Lageson	30,000	2,900	30,078	-	598	24,603

(a)	The amount shown in column (A) for each individual reflects amounts paid to or for the benefit of each Named Executive Officer under the Flex Perq Program, which is designed to provide corporate officers and other key executives with an expense allowance for certain personal and business-related benefits.

(b)	The amounts shown in column (B) consist of travel and related expenses for such individual’s spouse or companion in conjunction with a Board meeting for Messrs. Hogan, Stauch and Schrock, a closing recognition in connection with the Merger for each of the Named Executive Officers other than Mr. Hogan and reimbursement for costs associated with an annual executive physical and related travel expenses for Mr. Hogan.

(c)	The amount shown in column (C) for each individual reflects amounts contributed by us to the RSIP/ESOP Plan or the Sidekick Plan with respect to salary deferrals in 2011 that were paid in 2012.

(6)	Ms. Lageson became a named executive officer in 2011. She was not a named executive officer in 2010.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (2) (3)			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Compensation Committee Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Randall J. Hogan	1/3/12	12/12/11							52,022			1,774,991
	10/16/12	10/1/12							144,275			6,325,016
	1/3/12	12/12/11								193,777	34.12	1,773,060
	1/3/12	12/12/11	887,500	1,775,000	3,550,000
			1,237,500	1,650,000	3,300,000

John L. Stauch	1/3/12	12/12/11							16,364			558,340
	10/16/12	10/1/12							45,324			1,987,004
	1/3/12	12/12/11								60,953	34.12	557,720
	1/3/12	12/12/11	279,167	558,334	1,116,668
			296,201	394,934	789,868

Michael V. Schrock	1/3/12	12/12/11							22,225			758,317
	10/16/12	10/1/12							61,043			2,676,125
	1/3/12	12/12/11								82,787	34.12	757,501
	1/3/12	12/12/11	379,167	758,334	1,516,668
			436,328	581,771	1,163,542

Frederick S. Koury	1/3/12	12/12/11							9,672			330,009
	10/16/12	10/1/12							26,732			1,171,931
	1/3/12	12/12/11								36,026	34.12	329,638
	1/3/12	12/12/11	165,000	330,000	660,000
			183,435	244,580	489,160

Angela D. Lageson	1/3/12	12/12/11							7,327			249,997
	10/16/12	10/1/12							22,953			1,006,260
	1/3/12	12/12/11								27,293	34.12	249,731
	1/3/12	12/12/11	125,000	250,000	500,000
			157,500	210,000	420,000

(1)	The Compensation Committee’s practices for granting options and restricted stock units, including the timing of all grants and approvals therefor, are described under “Compensation Discussion and Analysis – 2012 Long-Term Incentive Compensation.”

(2)	The amounts shown in column (d) to which no grant date applies reflect the total of the threshold payment levels for each element under our EOPP. This amount is 75% of the target amounts shown in column (e). The amounts shown in column (f) are 200% of such target amounts. These amounts are based on the individual’s current salary and position. The EOPP awards were paid out at target in 2012 as a result of the completion of the Merger in 2012.

(3)	The amounts shown in column (d) as having been granted on January 3, 2012, reflect the total of the threshold payment levels for awards of cash settled performance units granted in 2012 under the 2008 Omnibus Plan which are 50% for 2012 of the target amounts shown in column (e). The amounts shown in column (f) are 200% of such target amounts. These amounts are based on the individual’s current salary and position. Any amounts payable with respect to performance units would be paid in March 2015, based on cumulative Company performance for the period 2012 to 2014.

(4)	The amounts shown in column (j) reflect the number of restricted stock units granted to each Named Executive Officer in 2012.

(5)	The amounts shown in column (k) reflect the number of options to purchase common shares granted to each Named Executive Officer in 2012.

(6)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock units and stock options computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of shares of stock or units that have not been vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)
Randall J. Hogan							352,876	17,343,855
	272,558	-			40.9500	1/6/2015
	197,083	-			34.2800	1/3/2016
	316,448	-			30.0500	1/3/2017
	330,325	-			34.1800	1/2/2018
	305,253	-			24.7800	1/2/2019
	241,714	120,858	(4)		33.3800	1/4/2020
	57,108	114,216	(5)		36.9800	1/3/2021
	-	193,777	(6)		34.1200	1/3/2022
John L. Stauch							155,187	7,627,441
	121,000	-			33.0100	2/15/2017
	12,500	-			31.5600	3/1/2017
	112,500	-			34.1800	1/2/2018
	79,480	39,740	(4)		33.3800	1/4/2020
	18,296	36,594	(5)		36.9800	1/3/2021
	-	60,953	(6)		34.1200	1/3/2022
Michael V. Schrock							118,531	5,825,799
	7,951	-			41.4300	1/2/2014
	60,000	-			40.9500	1/6/2015
	68,000	-			34.2800	1/3/2016
	110,000	-			30.0500	1/3/2017
	134,000	-			34.1800	1/2/2018
	125,000	-			24.7800	1/2/2019
	105,973	52,987	(4)		33.3800	1/4/2020
	24,950	49,900	(5)		36.9800	1/3/2021
	-	82,787	(6)		34.1200	1/3/2022

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date	Number of shares of stock or units that have not been vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($)
Frederick S. Koury							66,489	3,267,934
	2,185	-			22.8800	1/2/2014
	25,000	-			40.9500	1/6/2015
	27,777	-			34.2800	1/3/2016
	70,000	-			34.1800	1/2/2018
	60,000	-			24.7800	1/2/2019
	45,761	22,881	(4)		33.3800	1/4/2020
	10,534	21,069	(5)		36.9800	1/3/2021
	-	36,026	(6)		34.1200	1/3/2022
Angela D. Lageson							44,724	2,198,185
	7,863	-			41.1200	3/1/2015
	5,793	-			41.1700	3/1/2016
	6,431	-			31.5600	3/1/2017
	5,597	-			32.4000	3/3/2018
	9,629	-			19.1300	3/3/2019
	16,666	8,334	(7)		34.2300	3/2/2020
	7,762	15,525	(5)		36.9800	1/3/2021
	-	27,293	(6)		34.1200	1/3/2022

(1)	The exercise price for all stock option grants is the fair market value of our common shares on the date of grant.

(2)	With respect to 41,667 of the restricted stock units of Mr. Stauch, 100% of the restrictions lapsed on January 2, 2013, which was the fourth anniversary of the grant date. For all other awards of restricted stock units, the restrictions with respect to 50% of the shares will lapse on the third anniversary of the grant date and the restrictions on the remaining 50% of the shares will lapse on the fourth anniversary of the grant date.

(3)	The amounts in this column were calculated by multiplying the closing market price of our common shares on December 31, 2012 (the last trading day of our most recently completed fiscal year) of $49.15 by the number of unvested restricted stock or restricted stock units.

(4)	These options will vest on the third anniversary of the grant date, January 4, 2010.

(5)	One-half of these options will vest on each of the second and third anniversaries of the grant date, January 3, 2011.

(6)	One-third of these options will vest on each of the first, second and third anniversaries of the grant date, January 3, 2012.

(7)	These options will vest on the third anniversary of the grant date, March 2, 2010.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows a summary of the stock options exercised by the Named Executive Officers in 2012 and the restricted stock or restricted stock units vested for the Named Executive Officers during 2012.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Randall J. Hogan	426,900	8,329,290	40,538	1,458,198
John L. Stauch	95,000	1,957,237	19,182	659,289
Michael V. Schrock	101,725	1,807,521	57,911	2,340,165
Frederick S. Koury	45,139	851,340	11,758	404,260
Angela D. Lageson	-	-	1,793	68,457

(1)	Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our common shares on the exercise date and the exercise price of options.

(2)	Reflects the amount calculated by multiplying the number of shares vested by the market price of our common shares on the vesting date.

PENSION BENEFITS

Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2012 for each of the Named Executive Officers under the Pentair, Inc. Pension Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan, which are described in detail under “Compensation Discussion and Analysis – Retirement and Other Benefits.” The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)		Payments during last fiscal year ($)
Randall J. Hogan	Pentair, Inc. Pension Plan	15	509,390		-
	Pentair, Inc. Supplemental Executive Retirement Plan	15	14,857,393		-
John L. Stauch	Pentair, Inc. Pension Plan	6	145,778		-
	Pentair, Inc. Supplemental Executive Retirement Plan	6	2,497,394		-
Michael V. Schrock	Pentair, Inc. Pension Plan	15	559,479		-
	Pentair, Inc. Supplemental Executive Retirement Plan	14	5,464,081		-
Frederick S. Koury	Pentair, Inc. Pension Plan	9	253,776		-
	Pentair, Inc. Supplemental Executive Retirement Plan	9	2,421,973		-
Angela D. Lageson	Pentair, Inc. Pension Plan	10	221,456		-
	Pentair, Inc. Supplemental Executive Retirement Plan	3	689,161	(2)	-

(1)	The Supplemental Executive Retirement Plan benefits, which include amounts under the Restoration Plan, are payable following retirement at age 55 or later in the form of an annuity. The actuarial present values above were calculated using the following methods and assumptions:

•	The Pension Plan present values were based on the accrued benefit payable at age 65 and were calculated as of December 31, 2012.

•	Present values for the Pension Plan are based on a life-only annuity. Present values for the Supplemental Executive Retirement Plan are based on a 180-month-certain only annuity.

•

The present value of Pension Plan benefits as of December 31, 2012 was calculated assuming a 3.75% interest rate and the male and female RP2000 mortality table, projected 15 years for post-retirement decrements with no pre-retirement mortality used.

•	The present value of Supplemental Executive Retirement Plan benefits as of December 31, 2012 was calculated assuming a 3.30% interest rate.

(2)	Ms. Lageson’s benefits under the Supplemental Executive Retirement Plan are not vested, but will vest upon the completion of five years of benefit service (all service following initial participation).

The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth the contributions, earnings, distributions and 2012 year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Compensation Discussion and Analysis – Retirement and Other Benefits – Deferred Compensation.” Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP/ESOP Plan (including our matching contributions) for cash compensation above the maximum imposed by Code Section 401(a)(17), which was $250,000 in 2012. Because the Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by Code Section 401(a)(17). We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by Code Section 401(a)(17), but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions by a Named Executive Officer, “Covered Sidekick Compensation”).

Name	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 ($)	Aggregate Earnings/ (Loss) in 2012 ($)	Aggregate Withdrawals/ Distributions in 2012 ($)	Aggregate Balance at December 31, 2012 ($)
Randall J. Hogan	579,118	22,750	456,492	(796,469)	2,115,971
John L. Stauch	1,032,024	22,750	206,387	(402,769)	1,439,848
Michael V. Schrock	489,904	22,750	310,262	(722,333)	1,724,513
Frederick S. Koury	46,600	31,325	66,793	(234,139)	413,923
Angela D. Lageson	61,471	17,653	25,423	(16,632)	266,099

The amounts set forth in the column “Executive Contributions in 2012” reflect the amount of cash compensation each Named Executive Officer deferred in 2012 under the Sidekick Plan.

The amounts set forth in the column “Registrant Contributions in 2012” are the totals of contributions we made in 2012 under the Sidekick Plan for the account of each Named Executive Officer. These amounts, in addition to contributions we made under the RSIP/ESOP Plan, are included in the “Summary Compensation Table” in the column labeled “All Other Compensation” above. The contributions we made are derived from some or all of the following sources:

•

Matching contributions equal to one dollar for each dollar contributed up to one percent of Covered Sidekick Compensation, and 50 cents for each incremental dollar contributed on the next five percent, deferred in 2011 by each Named Executive Officer; we normally make these contributions one year in arrears.

•	A discretionary contribution of up to 1 1/2% of Covered Sidekick Compensation earned in 2011 for each Named Executive Officer; we normally make these contributions one year in arrears.

The amounts set forth in the column “Aggregate Earnings/(Loss) in 2012” reflect the amount of investment earnings realized by each Named Executive Officer on the mutual fund investments chosen that are offered to participants in our RSIP/ESOP Plan and Sidekick Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either Plan.

As discussed above under “Effect of the Merger,” for some participants, including the Named Executive Officers, the selected distribution events under the Sidekick Plan included a change in control, which included the Merger. As a result, some previously earned and vested, but unpaid, amounts were distributed under Pentair’s deferred compensation programs to the Named Executive Officers upon the consummation of the Merger. These amounts are set forth in the column “Aggregate Withdrawals/Distributions in 2012.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Except for items described below, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment; such payments or benefits (other than following a change in control) would be at the discretion of the Compensation Committee.

Change in Control Agreements

We have entered into agreements with certain key corporate executives and business division leaders, including all Named Executive Officers, that provide for contingent benefits upon a change in control. These agreements are intended to provide for continuity of management upon a completed or threatened change in control. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason, then the executive officer is entitled to certain severance payments.

Under these agreements, the term “cause” means:

•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony; or

•	continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.

Under these agreements, the term “good reason” means:

•	a breach of the agreement by us;

•	any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

•

an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he or she is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;

•

a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including but not limited to a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within 10 days after receipt of notice thereof;

•	relocation of an officer’s principal place of employment to a location more than 50 miles from his or her principal place of employment on the date 180 days prior to the change in control;

•

imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he or she was required to travel during the 180-day period prior to the change in control;

•	our failure to cause a successor to assume an officer’s agreement; or

•	only in the case of the Chief Executive Officer, a voluntary termination for any reason within 30 days following the first anniversary of any change in control.

Under these agreements, a “change in control” is deemed to have occurred if:

•	any person is or becomes the beneficial owner of securities representing 20% (or 30% in the cases of Mr. Stauch and Ms. Lageson) or more of our outstanding common shares or combined voting power;

•

a majority of the Board changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;

•

we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

•	we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets which our shareholders have approved.

Benefits Upon a Covered Termination Without a Post-Merger Change in Control

The Merger constituted a change in control under the change in control agreements and the benefits and protections provided by the agreements to the Named Executive Officers were therefore triggered by the Merger, some of which were waived by the Named Executive Officers, as described above under “Effect of the Merger – Change in Control Agreements.” As a result, if any of the Named Executive Officers terminates employment in a “Covered Termination,” under the change in control agreements that were triggered as a result of the Merger and the Waiver Agreements the Named Executive Officer would receive:

•

severance payable upon termination in an amount equal to 300% (for the Chief Executive Officer) or 250% (for the other Named Executive Officers) of annual base salary plus the greater of the executive’s target bonus for the year in question or bonus received in the prior year;

•	immediate vesting of pre-Merger equity and cash performance unit awards;

•	pro rata vesting of restricted stock units granted in connection with the Merger based on the portion of four-year vesting period that has elapsed;

•	replacement coverage for company-provided group medical, dental and life insurance policies for up to three years after the Merger;

•	the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

•

accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants of such plan); and for executives having fewer than seven years of participation in the SERP, up to three additional years of service can be credited, up to a maximum of seven years of service;

•	up to $15,000 in fees and expenses of consultants and legal or accounting advisors; and

•	in certain cases, reimbursement of any excise taxes triggered by payments to the executive and any additional taxes on this reimbursement.

To constitute a “Covered Termination” for purposes of the benefits described above, the termination must be either by us without cause, as defined in the agreement, or by the executive with good reason, as defined in the agreement (except that Mr. Hogan has waived the portion of the definition of good reason that would be triggered by a voluntary termination of his employment by him for any reason within 30 days following the first anniversary of the Merger), in either case within three years (for Messrs. Hogan, Schrock and Koury) or two years (for Messrs. Stauch and Ms. Lageson) following the Merger.

Benefits Upon a Post-Merger Change in Control and Covered Termination

The benefits under the change in control agreements that could be triggered by a post-Merger change in control and a covered termination in connection with such a change in control include:

•	upon any post-Merger change in control:

•	incentive compensation awards for the year in question to be paid at target;

•	immediate vesting of all unvested stock options and termination of all restrictions on restricted stock awards;

•

cash settled performance awards to be paid at one-third of target if the award cycle has been in effect less than 12 months, at two-thirds of the then-current value if the award cycle has been in effect for between 12 and 24 months, and at the then-current value if the award cycle has been in effect for 24 months or more months, in each case as if all performance or incentive requirements and periods had been satisfied; and

•	in certain cases, reimbursement of any excise taxes triggered by payments to the executive and any additional taxes on this reimbursement.

•	upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a post-Merger change in control:

•

severance payable upon termination in an amount equal to 300% (for the Chief Executive Officer) or 250% (for the other Named Executive Officers) of annual base salary plus the greater of the executive’s target bonus for the year in question or bonus received in the prior year;

•	replacement coverage for Company-provided group medical, dental and life insurance policies for up to three years;

•	the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

•

the accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants of such plan); and for executives having fewer than seven years of participation in the SERP, up to three additional years of service can be credited, up to a maximum of seven years of service; and

•	up to $15,000 in fees and expenses of consultants and legal or accounting advisors.

In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.

Change in Control and Termination Provisions of Incentive Plans

Change in Control Provisions

The 2012 Plan provides that, upon a change of control, unless an agreement between us and the executive provides for a more favorable result to the executive:

•	all outstanding options, restricted stock and restricted stock units (including restricted stock units granted in connection with the Merger) are immediately vested;

•	all outstanding cash performance awards (other than annual incentive awards) are paid in full based on performance at the better of target or trend; and

•	all outstanding annual incentive awards are paid based on full satisfaction of the performance goals.

The 2004 Omnibus Plan provides that, upon a change in control, unless otherwise provided in an agreement between us and the executive that discusses the effect of a change in control on the executive’s awards:

•	all outstanding options granted under the 2004 Omnibus Plan that are unvested become fully vested; and

•

all restrictions applicable to outstanding shares of restricted stock granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within 10 days of the date of the change in control.

The 2008 Omnibus Plan provides that, upon a change in control, unless otherwise provided in an agreement between us and the executive that discusses the effect of a change in control on the executive’s awards:

•	all outstanding options granted under the 2008 Omnibus Plan that are unvested become fully vested;

•

all restrictions applicable to outstanding shares of restricted stock granted under the 2008 Omnibus Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within 10 days of the date of the change in control;

•

all restrictions applicable to outstanding restricted stock units and dividend equivalent units granted under the 2008 Omnibus Plan shall automatically lapse and any dividends declared but unpaid with respect to such dividend equivalent units shall be paid to the executive within 10 days of the date of the change in control; and

•

all cash settled performance units for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards if the performance goals measured at the time of the change in control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change in control.

Termination Provisions

•	Retirement. If any of the Named Executive Officers terminates employment in a retirement with at least 10 years of service, the 2012 Plan and its predecessor plans provide as follows:

•

If the retirement is prior to age 60: unvested options are forfeited; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest pro rata; cash performance awards are paid on a pro rata basis based on actual performance; or

•

If the retirement is after age 60: options continue to vest for 5 years; restricted stock and restricted stock units (that are not performance awards or for which any performance goals have been satisfied) vest in full; cash performance awards are paid in full based on actual performance.

•

Death or Disability. If any of the Named Executive Officers terminates employment as a result of death or disability, the 2012 Plan and its predecessor plans provide that options, restricted stock and restricted stock units are immediately vested; cash performance awards are paid in full based on actual performance.

Benefits pursuant to these incentive plans are generally applicable to all other participants as well as to the Named Executive Officers.

Quantification of Compensation Payable upon a Change in Control or Termination of Employment

The amount of compensation payable to each Named Executive Officer upon a Covered Termination in the absence of a change in control (other than the Merger) is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus are estimates of the amounts that would be paid out to the executives upon a Covered Termination. The actual amounts to be paid out can only be determined at the time of such Covered Termination.

Executive	Cash Termination Payment	Stock Option Vesting	Restricted Stock Unit Vesting	Cash Settled Perform- ance Unit Vesting	SERP & Related Pension	Incentive Compen- sation	Outplace- ment	Legal & Account- ing Advisors	Medical, Dental, Life Insurance	Excise Tax Gross Up		Total
Randall J. Hogan	$9,435,684	$6,208,408	$10,969,243	$3,491,666	-	-	$50,000	$15,000	$43,976	-		$30,213,977
John L. Stauch	$2,514,555	$1,988,172	$5,567,047	$1,108,334	$236,822	-	$50,000	$15,000	$27,026	$2,388,130		$13,895,086
Michael V. Schrock	$3,225,158	$2,687,177	$3,115,905	$1,508,334	-	-	$50,000	$15,000	$43,270	$(514,792	)(1)	$10,130,052
Frederick S. Koury	$1,780,698	$1,158,714	$2,052,718	$646,666	-	-	$40,763	$15,000	$27,735	$(201,137	)(1)	$5,521,157
Angela D. Lageson	$1,676,263	$723,496	$1,154,759	$483,333	$504,194	-	$42,500	$15,000	$26,262	$1,603,800		$6,229,607

(1)	Reflects a reduction mandated by the change in control agreement in the event that the excise tax on certain “parachute payments” can be avoided by reducing the amount of the payments by not more than 10%.

The amount of compensation payable to each Named Executive Officer upon a post-Merger change in control without a termination or upon a post-Merger change in control followed by a termination of the executive by us other than for death, disability or cause or by the executive for good reason is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus are estimates of the amounts that would be paid out to the executives upon a change in control or their termination following a change in control. The actual amounts to be paid out can only be determined at the time of such change in control or executive’s separation.

Executive	Cash Termination Payment (2)	Stock Option Vesting (1)	Restricted Stock Unit Vesting (1)	Cash Settled Perform- ance Unit Vesting (1)	SERP & Related Pension (2)	Incentive Compen- sation (1)	Outplace- ment (2)	Legal & Account- ing Advisors (2)	Medical, Dental, Life Insurance (2)	Total: Change in Control (1)	Excise Tax Gross Up (2)	Total: Change in Control Followed by Termination (2)
Randall J. Hogan	$9,435,684	$6,208,408	$17,527,873	$3,491,666	-	-	$50,000	$15,000	$48,106	$27,227,947	-	$36,776,737
John L. Stauch	$2,514,555	$1,988,172	$7,627,441	$1,108,334	$236,822	-	$50,000	$15,000	$31,020	$10,723,947	$1,901,303	$15,472,647
Michael V. Schrock	$3,225,158	$2,687,177	$5,890,873	$1,508,334	-	-	$50,000	$15,000	$47,333	$10,086,384	-	$13,423,875
Frederick S. Koury	$1,780,698	$1,158,714	$3,267,934	$646,666	-	-	$40,763	$15,000	$30,340	$5,073,314	-	$6,940,115
Angela D. Lageson	$1,676,263	$723,496	$2,198,185	$483,333	$504,194	-	$42,500	$15,000	$30,144	$3,405,014	$1,398,713	$7,071,828

(1)	Triggered solely upon a post-Merger change of control.

(2)	Triggered only upon a post-Merger change in control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

The amounts above assume that:

•	our common shares were valued at $49.15, the closing market price for our common shares on December 31, 2012;

•

outplacement services fees are the maximum possible under the change in control agreements (10% of annual base salary) for each executive officer, except for Mr. Hogan and Mr. Schrock, for which outplacement services are assumed to be $50,000;

•	legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer; and

•	medical, dental and life insurance coverage will continue for three years after termination at the current cost per year for each executive.

Under certain circumstances, as reflected above, we may pay to an executive covered by a change in control agreement an excise tax gross up. In determining the amount of any such gross up included in the tables above, we made the following material assumptions: an excise tax rate of 20% under Section 280G of the Code, a combined federal and state individual tax rate of 41.9%, and we would be able to overcome any presumption that grants of stock options or restricted stock units in 2011 were made in contemplation of a change in control pursuant to regulations promulgated under the Code. In addition, no excise tax gross up will be made if the portion of the payments treated as “parachute payments” received by an executive in the event of a change in control can be reduced by not more than 10% and escape an excise tax. In that event, the payments will be reduced to the highest qualifying amount and no gross up will be paid. Furthermore, it was assumed that no value will be attributed to any non-competition agreement. At the time of any such change in control, a value may be attributed, which would result in a reduction of amounts subject to the excise tax.

RISK CONSIDERATIONS IN COMPENSATION DECISIONS

The Committee believes that payment for performance is an important part of its compensation philosophy, but recognizes the risk that incentivizing specific measures of performance may pose to the performance of the Company as a whole if personnel were to act in ways designed primarily to maximize their compensation. Therefore the Committee annually reviews several factors in establishing compensation programs, setting compensation levels and selecting target measures for variable compensation programs.

•	The relative values of base salaries, annual cash bonuses and long-term equity grants for employees

•	The mix of incentive target performance measures for each business and for the Company as a whole under the Company’s annual cash bonus programs

•	The relative weighting of target performance measures for each business and the Company as a whole

•	The impact of these performance measures on the Company’s financial results

•	The likelihood that achievement of performance metrics could have material adverse impacts on Company financial performance in succeeding fiscal periods

•	The relative significance of each of the Company’s businesses to its overall financial performance

•	The extent to which performance measures are not directly reflected in audited financial statements

•	The balance between the achievement of short-term objectives and longer-term value creation

The Committee will continue to assess our executive management programs to align employee interests with those of long-term shareholder interests.

PROPOSAL 6

Advisory Vote to Approve the Compensation of the Named Executive Officers

Proposal of the Board

The Board proposes that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in the Proxy Statement.

Executive compensation is an important matter to us, the Board and the Compensation Committee and to our shareholders. As required by Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of the Named Executive Officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in this Proxy Statement.

As we describe in detail under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in this Proxy Statement, we have designed our executive compensation programs to align executive and shareholder interests by rewarding the achievement of specific annual, longer-term and strategic goals that create long-term shareholder value. We utilize our executive compensation programs to provide competitive compensation within our peer group that will motivate and reward executives for achieving financial and strategic objectives, provide rewards commensurate with performance to incentivize the Named Executive Officers to perform at their highest levels, encourage innovation and growth, attract and retain the Named Executive Officers and other key executives and align our executive compensation with shareholders’ interests through the use of equity-based incentive awards.

The Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these compensation objectives. The Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to ensure that we provide competitive compensation that motivates the Named Executive Officers to perform at their highest levels while increasing long-term value to our shareholders.

With these compensation objectives in mind, the Compensation Committee has taken compensation actions including the following:

•

Linking the annual cash incentive for the Named Executive Officers to performance goals that correlate strongly with two primary corporate objectives of improving the financial return from our businesses and strengthening our balance sheet through cash flow improvement and debt reduction.

•

Making a significant portion of total compensation “at risk” if certain performance goals are not satisfied or otherwise subject to our future performance to further align the incentives of our Named Executive Officers with the interests of our shareholders.

•	Requiring executive officers to maintain certain stock ownership levels through the establishment of stock ownership guidelines.

•	Generally limiting perquisites to a limited annual cash allowance and not providing tax reimbursements on such perquisites.

In connection with the Merger, the Compensation Committee and our management team implemented several one-time actions designed to promote retention of our Named Executive Officers and to continue to provide incentives for strong financial performance:

•

The Merger constituted a legal change in control of Pentair, Inc. under the existing change in control agreements with our Named Executive Officers. This change in control primarily meant that the vesting of all outstanding equity would be accelerated.

•

This also meant that the “retention value” of the existing equity arrangements would have been lost when the Merger closed, potentially leaving us vulnerable to executive losses during a critical time in our history.

•

As a result, the Compensation Committee offered a long-term incentive award to the Named Executive Officers in the form of restricted stock units subject to vesting in equal 50% installments on each of the third and fourth anniversaries of the consummation of the Merger for forgoing the accelerated equity due to the change in control. This action accomplished two important objectives:

•	It compensated the executives for forgoing an immediate right under their change in control agreements; and

•	It provided a solid base for retention of our leadership during the early years of our company following the Merger.

•	Non-vested equity was converted to our common shares following the Merger and remained on its pre-Merger vesting schedule.

•

Our Chief Executive Officer also waived his right to have any voluntary termination of his employment during the 30-day period following the first anniversary of the consummation of the Merger treated as a covered termination entitling him to full severance and other benefits under his change in control.

Our shareholders approved by advisory vote the compensation that may be paid or become payable to our named executive officers in connection with the Merger with more than 70% of votes cast in favor.

The Compensation Committee’s compensation actions like those described above demonstrate our continued commitment to align executive compensation with shareholders’ interests while providing competitive compensation to attract, motivate and retain the Named Executive Officers and other key executives. We will continue to review and adjust our executive compensation programs with these goals in mind to ensure the long-term success of our company and generate increased long-term value to our shareholders.

The Board and the Compensation Committee request the support of our shareholders for the compensation of the Named Executive Officers as disclosed in this Proxy Statement. This advisory vote to approve the compensation of the Named Executive Officers gives our shareholders the opportunity to make their opinions known about our executive compensation programs. As we seek to align our executive compensation programs with the interests of our shareholders while continuing to retain key talented executives that drive our company’s success, we ask that our shareholders approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

Vote Requirement

The approval by advisory vote of the compensation of the Named Executive Officers requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting. This vote on the compensation of the Named Executive Officers is advisory and not binding on us, the Board or the Compensation Committee. Although the outcome of this advisory vote on the compensation of the Named Executive Officers is non-binding, the Board and the Compensation Committee will review and consider the outcome of this vote when making future compensation decisions for the Named Executive Officers.

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL BY ADVISORY VOTE OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 7

Approval of Performance Goals and Related Matters under

the Pentair Ltd. 2012 Stock and Incentive Plan

Proposal of the Board

The Board proposes that the material terms of the performance goals under our 2012 Stock and Incentive Plan (the “2012 Plan”) be approved for purposes of qualifying compensation awarded under the 2012 Plan as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Section 162(m) prohibits us from taking a tax deduction for compensation in excess of $1.0 million that is paid to our Chief Executive Officer and our other Named Executive Officers, excluding our Chief Financial Officer, and that is not considered “performance-based” compensation as defined under Section 162(m). Section 162(m) imposes no limit on the deductibility of performance-based compensation. One of the requirements for performance-based compensation under Section 162(m) is that shareholders approve the material terms of the performance goals under which the compensation is to be paid, including the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based and the maximum amount of compensation that could be paid to any employee.

We are not asking our shareholders to approve an increase in the number of shares authorized under the 2012 Plan or any other amendment to the 2012 Plan.

The following is a summary of the 2012 Plan. The material terms of the performance goals for which we are requesting shareholder approval are described below under the headings “—Eligibility and Participation,” “—Maximum Amount of Compensation Payable to Any Participant” and “—Performance Goals.”

The full text of the 2012 Plan, including appendices, is attached to this proxy statement as Annex A, and the summary of the 2012 Plan below is qualified in its entirety by reference to the full text of the 2012 Plan.

Vote Requirement

The approval of performance goals and related matters under the 2012 Plan requires the affirmative vote of an absolute majority of the votes represented (in person or by proxy) at the Annual General Meeting. If our shareholders do not approve the material terms of the performance goals under which compensation is to be paid, we may not be able to deduct compensation expense in excess of the $1.0 million limit resulting from the future grants of equity awards or non-equity incentive awards to our Chief Executive Officer and our other Named Executive Officers, excluding our Chief Financial Officer. In such event, we will still be able to make awards under the 2012 Plan that do not comply with Section 162(m).

General

The 2012 Plan initially became effective in connection with the Distribution, subject to the consummation of the Merger. The 2012 Plan was approved by Tyco, as our sole shareholder, prior to the Distribution. In connection with the Distribution, equity-based awards that, prior to the Distribution, related to securities of Tyco and that are held by certain of our and our affiliates’ employees and former employees and certain directors were assumed by us and converted into awards that relate to our common shares (the “Assumed Awards”). The Assumed Awards are, following the Distribution, deemed awards made under the 2012 Plan and are subject to all of the terms and conditions of the 2012 Plan except as modified by Appendix A or Appendix B to the 2012 Plan. The modifications in Appendix A and Appendix B are described below under “—Special Terms Applicable to Assumed Awards.”

The 2012 Plan authorizes the grant of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, annual incentive awards, dividend equivalent units, and other equity-based awards to our and our affiliates’ eligible employees, consultants and directors.

Purpose

The purposes of the 2012 Plan are to:

•	promote the growth and success of our company by linking a significant portion of participant compensation to the increase in value of our shares;

•	attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program;

•	reward innovation and outstanding performance as important contributing factors to our company’s growth and progress;

•

align the interests of executives, key employees, directors and consultants with those of our shareholders by reinforcing the relationship between participant rewards and shareholder gains obtained through the achievement by Plan participants of short-term objectives and long-term goals; and

•	encourage executives, key employees, directors and consultants to obtain and maintain an equity interest in our company.

Administration of the 2012 Plan

The Compensation Committee of the Board currently administers the 2012 Plan with respect to participants other than non-employee directors. The non-employee directors of the Board (or a committee of non-employee directors appointed by the Board) currently administer the 2012 Plan with respect to non-employee director participants. We refer to the Compensation Committee with respect to employee and consultant participants and the non-employee members of the Board with respect to director participants as the “Administrator.” Subject to the express provisions of the 2012 Plan, the Administrator has full discretionary authority to:

•	interpret the provisions of the 2012 Plan and any award agreement;

•	make, change and rescind rules and regulations relating to the 2012 Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2012 Plan, any award or any award agreement; and

•	make all other determinations necessary or advisable for the administration of the 2012 Plan.

Notwithstanding anything else in the 2012 Plan to the contrary, the Administrator has the discretion to grant to any newly hired or promoted participant an award with any vesting condition, any restriction period or any performance period. The Administrator may also accelerate the vesting, restriction period or performance period of an award in connection with a participant’s death, disability, retirement or termination without cause.

Once established, the Administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Code, although the Administrator may decrease the amount of compensation that a participant may earn under the award.

The determinations the Administrator makes or takes under the provisions of the 2012 Plan are final and binding. The Board may delegate some or all of its authority under the 2012 Plan to a committee or to one or more officers of our company, and the Compensation Committee may delegate some or all of its authority under the 2012 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to share-based awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, unless the delegation is to a committee of the Board that consists only of outside directors.

Eligibility and Participation

The Administrator may grant awards under the 2012 Plan to:

•	any key managerial, administrative or professional employee of ours or our affiliates;

•	consultants who provide services to us or our affiliates other than as an employee or director; or

•	a director, including a non-employee director;

provided, however, that only employees of ours or our subsidiaries may receive grants of incentive stock options. The Administrator may grant awards alone or in addition to, in tandem with, or (subject to the 2012 Plan’s prohibitions on repricing) in substitution for any other award (or any other award granted under another plan of ours or our affiliates). There are currently approximately 980 employees and 11 non-employee directors who are eligible to participate in the 2012 Plan.

Shares Subject to the 2012 Plan

The 2012 Plan provides that we may issue up to 9,000,000 of our common shares with respect to awards granted under the 2012 Plan, all of which may be issued on the exercise of incentive stock options, in each case subject to adjustment in the event of specified adjustments in our capitalization. See “—Adjustments in Capitalization.” This share reserve will not be depleted by the Assumed Awards.

The number of shares reserved under the 2012 Plan will be depleted by the number of shares to which an award is granted after the effective date of the 2012 Plan. The aggregate number of shares reserved will be depleted by one share for each share subject to a full-value award. For this purpose, a full-value award includes restricted stock, restricted stock units, performance shares, performance units valued in a relation to a share, deferred stock rights and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share.

The share reserve under the 2012 Plan can be replenished or increased by certain terminated or forfeited awards. Specifically, if (i) an award granted under the 2012 Plan (including an Assumed Award) expires, is canceled or terminates without the issuance of shares under the award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an award (including an Assumed Award) that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) shares are forfeited under an award (including an Assumed Award) or (iv) shares are issued under any award (including an Assumed Award) and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, then those shares will be credited to the 2012 Plan’s reserve in the same number as they depleted the reserve or, with respect to Assumed Awards, on a share-for-share basis, and may be used for new awards under the 2012 Plan. Shares recredited to the 2012 Plan’s reserve pursuant to clause (iv) in the preceding sentence, however, may not be issued pursuant to incentive stock options.

Maximum Amount of Compensation Payable to Any Participant

No participant may be granted awards under the 2012 Plan that could result in such participant:

•	receiving options for, and/or stock appreciation rights with respect to, more than 750,000 shares during any fiscal year;

•	receiving awards of restricted stock and/or restricted stock units and/or deferred stock rights relating to more than 500,000 shares during any fiscal year;

•	receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of common shares, for more than 500,000 shares during any fiscal year;

•	receiving awards of performance units, the value of which is not based on the fair market value of common shares, for more than $3,000,000 in any fiscal year;

•	receiving annual incentive awards with performance periods ending in the same fiscal year with respect to more than $3,500,000; or

•	receiving other stock-based awards not described above with respect to more than 100,000 shares during any fiscal year.

Adjustments in Capitalization

If (1) we are at any time involved in a merger or other transaction in which our common shares are changed or exchanged, (2) we subdivide or combine our common shares or declare a dividend payable in our common shares, other securities or other property, (3) we effect a cash dividend, the amount of which, on a per-share basis, exceeds ten percent of the fair market value of a share at the time the dividend is declared, or we effect any other dividend or other distribution on our common shares in the form of cash, or a repurchase of shares, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common shares, or (4) any other event occurs, which, in the judgment of the Board or the Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2012 Plan, then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2012 Plan and subject to certain provisions of the Code, adjust as applicable:

•	the number and type of shares subject to the 2012 Plan and which may, after the event, be made the subject of awards;

•	the number and type of shares subject to outstanding awards;

•	the grant, purchase or exercise price with respect to any award; and

•	the performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares otherwise reserved or available under the 2012 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate. The number of shares subject to any award payable or denominated in shares must always be a whole number, and any fractional share resulting from an adjustment such as those described above will be rounded down to the nearest whole share. Previously granted stock options or stock appreciation rights are subject only to such adjustments as are necessary to maintain their relative proportionate interest and to preserve, without exceeding, the value of such stock options or stock appreciation rights.

Stock Options

Grant. Subject to the terms of the 2012 Plan, the Administrator will determine all terms and conditions of any stock options that it grants, including the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option, and the date of grant, which may not be prior to the date of the Administrator’s approval of the grant.

Option Price. The Administrator will fix the exercise price per share, which may not be less than the fair market value of a common share on the date the Administrator grants the stock option. The Administrator will determine the fair market value of a share on any date using the methods or procedures set forth in the 2012 Plan.

Exercise Terms. The Administrator will determine the terms and conditions of exercise of each stock option.

Term. The Administrator will determine the term of each stock option, except that an option must terminate no later than ten years after the grant date.

Payment Terms. The stock option exercise price, applicable withholding taxes due upon exercise or both may, subject to the terms and conditions of the award, be payable in cash or its equivalent, by tendering shares of previously acquired common shares having a fair market value at the time of exercise equal to the exercise price, by a combination of the two, or by any “net exercise” or similar procedure that the Administrator establishes under the 2012 Plan.

Special Provisions Applicable to Incentive Stock Options. If an option is an incentive stock option, the following additional provisions apply: (1) if the incentive stock option is granted to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by us or a subsidiary, the option must have an exercise price at least equal to 110% of the fair market value of our common shares on the date of grant and must terminate no later than five years after the date of grant and (2) if the aggregate fair market value of the shares subject to the portion of the option that becomes exercisable during a calendar year exceeds $100,000, then the option will be treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.

Stock Appreciation Rights

Grant. Subject to the terms of the 2012 Plan, the Administrator will determine all terms and conditions of stock appreciation rights that it grants. A stock appreciation right is the right of a participant to receive cash, and/or common shares with a fair market value, in an amount equal to the appreciation of the fair market value of a share during a specified period of time. The Administrator will determine whether a stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares to which the stock appreciation right relates; and the date of grant, which will not be prior to the date of the Administrator’s approval of the grant.

Grant Price. The Administrator will determine the grant price per share of any stock appreciation right, provided that the grant price may not be less than the fair market value of the common shares subject to the stock appreciation right on the date of grant. The Administrator will determine the fair market value of a share on any date using the methods or procedures set forth in the 2012 Plan.

Exercise and Settlement Terms. The Administrator will determine the terms and conditions of exercise or maturity of each stock appreciation right. The Administrator will determine whether the stock appreciation right will be settled in cash, common shares, or a combination of cash and common shares.

Term. The Administrator will determine the term of each stock appreciation right, provided that the stock appreciation right must terminate no later than ten years after the grant date.

Performance Units and Stock Awards

Grant. Subject to the terms of the 2012 Plan, the Administrator will determine all terms and conditions of any shares of restricted stock, restricted stock units, deferred stock rights, performance shares or performance units that it grants. Restricted stock means shares that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share. Deferred stock right means the right to receive shares or shares of restricted stock at some future time. Performance share means the right to receive shares, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares, to the extent performance goals are achieved.

The Administrator will determine the number of shares and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted stock or restricted stock units and the period of deferral for deferred stock rights, which must be at least three years from the date of grant; the performance period for performance awards, which must be at least one year for share-based awards; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares; and, with respect to performance units, whether the awards will settle in cash, in shares, or in a combination of the two.

Restrictions. During the time restricted stock is subject to a restriction period, the participant will have all of the rights of a shareholder, including the right to vote the shares of restricted stock and, unless the Administrator otherwise provides, the right to receive dividends paid on the shares of restricted stock.

Lapse of Restrictions. Except as otherwise provided in the 2012 Plan, at such time as all restrictions applicable to an award of restricted stock, deferred stock rights or restricted stock units are met and the restriction period expires, ownership of the stock subject to such restrictions will be transferred to the participant free of all restrictions except those that may be imposed by applicable law; provided that if restricted stock units are paid in cash, said payment will be made to the participant after all applicable restrictions lapse and the restriction period expires.

Annual Incentive Awards

An annual incentive award is the right to receive a cash payment to the extent performance goals are achieved or other requirements are met or as otherwise provided in the 2012 Plan. Subject to the terms of the 2012 Plan, the Administrator will determine all terms and conditions of any annual incentive award that it grants, including but not limited to the performance goals, performance period, the potential amount payable, and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the annual incentive award is contingent on the achievement of one or more performance goals during the performance period (except as otherwise provided in the 2012 Plan). However, the Administrator may specify that all or a portion of the performance goals subject to an award are deemed achieved upon a participant’s death, disability or other specified circumstances.

Dividend Equivalent Units

Grant. Subject to the terms of the 2012 Plan, the Administrator may grant, and will determine all terms and conditions of, dividend equivalent units. A dividend equivalent unit is the right to receive a payment, in cash or shares, equal to the cash dividends or other distributions paid with respect to a share.

Payment and Settlement. The Administrator will determine whether the award of a dividend equivalent unit will be granted in tandem with another award, whether payment of the dividend equivalent unit will be made currently or credited to an account for the participant that provides for the deferral of the amounts until a stated time and whether the dividend equivalent unit will be settled in cash or shares (provided that dividend equivalent units may be granted only in tandem with a “full value” award).

Separate Arrangement. Any dividend equivalent unit granted in connection with a stock option or stock appreciation right must be set forth in a written arrangement that is separate from such award and, to the extent the payment of the dividend equivalent unit is considered deferred compensation, such arrangement must comply with the provisions of Code Section 409A.

Other Awards

Grant. Subject to the terms of the 2012 Plan, the Administrator may grant other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares, either alone or in addition to or in conjunction with other awards under the 2012 Plan, and payable in shares or cash. The awards may include shares of unrestricted common shares, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares from us.

Terms. The Administrator will determine all terms and conditions of the stock-based award, including the time or times at which the award will be made and the number of shares to be granted pursuant to the award or to which the award will relate, except that any award that provides for purchase rights may not have a purchase price of less than the fair market value of our common shares on the date of the award.

Performance Goals

For purposes of the 2012 Plan, performance goals mean any goals the Administrator establishes that relate to one or more of the following with respect to us or any one or more of our affiliates or any one or more divisions or business units of ours or our affiliates:

•	net income,

•	income from continuing operations,

•	shareholder return,

•	total shareholder return,

•	stock price,

•	fair market value,

•	earnings per share (including diluted earnings per share),

•	net operating profit (including after tax),

•	revenue growth,

•	sales growth (including organic sales growth),

•	return on equity,

•	return on investment,

•	return on invested capital (including after tax),

•	earnings before interest, taxes, depreciation and amortization,

•	operating income,

•	operating margin,

•	market share,

•	return on sales,

•	asset reduction,

•	cost reduction,

•	working capital turns,

•	cash flow (including free cash flow), and

•	new product releases.

In the case of awards that the Administrator determines will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other performance goals not listed in the 2012 Plan.

Change of Control

Except to the extent an applicable employment, retention, change of control, severance similar agreement provides more favorable treatment to a participant, and unless the Administrator or an award agreement provides otherwise, in the event of a change of control of our company:

•

each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the Compensation Committee, all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the Administrator) of the shares covered by the stock option or stock appreciation right over the purchase or grant price of the shares under the award;

•	restricted stock, restricted stock units and deferred stock rights (that are not performance awards) that are not vested will vest;

•	all performance awards that are earned but not yet paid will be paid;

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all performance awards (other than annual incentive awards) for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under the awards if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals (at 100% of the target) had been met at the time of the change of control;

•

all annual incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under the awards, determined by using the participant’s annual base salary rate as in effect immediately before the change of control and by assuming the performance goals for the period have been fully achieved;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest and if an amount is payable under the vested award, then this amount will be paid in cash based on the value of the award.

Effect of Termination on Awards

Except as otherwise provided by the Administrator in an award document or determined by the Administrator at or prior to the time of termination of a participant’s service, the termination of a participant’s service with our company and our affiliates as an employee or director for the reasons described below will have the following consequences. However, notwithstanding anything in the 2012 Plan to the contrary, the Administrator may accelerate the vesting, restriction period or performance period of an award in connection with a participant’s death, disability, retirement or termination by us without cause.

Termination of Employment or Service. If a participant’s service ends for any reason other than a termination by us for cause, retirement, death or disability, then:

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All options or stock appreciation rights that are not vested on the date the participant’s service ends will be forfeited immediately, and all options or stock appreciation rights that are vested will be exercisable until the earlier of 90 days following the participant’s termination date and the expiration date of the options or stock appreciation rights as set forth in the applicable award agreement. Upon such earlier date, all options or stock appreciation rights then unexercised will be forfeited.

•	All other awards made to the participant, to the extent not yet earned, vested or paid, will terminate no later than the participant’s last day of service.

Retirement. Except as otherwise described below, if a participant who is not a non-employee director retires pursuant to the terms of the 2012 Plan, then:

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All options and stock appreciation rights that are not vested on the date of retirement will be forfeited immediately, and all options or stock appreciation rights that are vested will be exercisable until the earlier of 90 days following the participant’s retirement date and the expiration date of the option or stock appreciation right. Upon such earlier date, all options and stock appreciation rights then unexercised will be forfeited.

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All restricted stock, restricted stock units and deferred stock rights (that are not performance awards or for which any performance goals have been satisfied) will vest on a prorated basis, based on the portion of the restriction or deferral period, as applicable, which the participant has completed at the time of retirement, and any other terms and conditions applicable to such awards will be deemed to have lapsed or otherwise been satisfied.

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All performance awards, including annual incentive awards, will be paid in either unrestricted shares of stock or cash, as the case may be, following the end of the performance period and based on achievement of the performance goals established for such awards, as if the participant had not retired, but prorated based on the portion of the performance period which the participant has completed at the time of retirement.

Retirement of Corporate Officer. If a participant who is a board-appointed corporate officer retires after age 60 pursuant to the terms of the 2012 Plan, then, instead of the regular retirement provisions under the 2012 Plan, the following will apply:

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All options or stock appreciation rights will remain outstanding (and continue to vest in accordance with the terms of the award as if the participant had continued in employment or service) until the earlier of the expiration date of the award and the fifth anniversary of the participant’s retirement date. The extension will result in the conversion of an incentive stock option to a nonqualified stock option to the extent required under the Code. Upon such earlier date, all options or stock appreciation then unexercised will be forfeited.

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All restricted stock, restricted stock units and deferred stock rights (that are not performance awards or for which any performance goals have been satisfied) will be immediately vested, and any other terms and conditions applicable to such awards will be deemed to have lapsed or otherwise been satisfied.

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All performance awards, including annual incentive awards, will be paid in either unrestricted shares or cash, as the case may be, following the end of the performance period and based on achievement of the performance goals established for the awards, as if the participant had not retired.

Retirement of Non-Employee Director. If a participant who is a non-employee director retires pursuant to the terms of the 2012 Plan, then:

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All options or stock appreciation rights will remain outstanding (and will continue to vest in accordance with the terms of the award as if the participant had continued in employment or service) until the earlier of the expiration date of the award and the fifth anniversary of the participant’s retirement date. Upon such earlier date, all options and stock appreciation rights then unexercised will be forfeited.

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All restricted stock, restricted stock units and deferred stock rights (that are not performance awards or for which any performance goals have been satisfied) will be immediately vested, and any other terms and conditions applicable to such awards will be deemed to have lapsed or otherwise been satisfied.

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All performance awards, including annual incentive awards, will be paid in either unrestricted shares or cash, as the case may be, following the end of the performance period and based on achievement of the performance goals established for such awards, as if the participant had not retired.

Death or Disability. If a participant’s service with our company and our affiliates ends due to death or disability, then:

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All options and stock appreciation rights will vest immediately and will be exercisable until the earlier of twelve months following the date the participant’s service ends and the expiration date of the option or stock appreciation right. Upon such earlier date, all options and stock appreciation rights then unexercised will be forfeited.

•

All restricted stock, restricted stock units and deferred stock rights (that are not performance awards or for which any performance goals have been satisfied) will be immediately vested, and any other terms and conditions applicable to such awards will be deemed to have lapsed or otherwise been satisfied.

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All performance awards, including annual incentive awards, will be paid in either unrestricted shares of stock or cash, as the case may be, following the end of the performance period and based on achievement of the performance goals established for such awards, as if the participant had not terminated service.

Termination for Cause. If we terminate a participant’s service with our company and our affiliates for cause as defined in the 2012 Plan, then all awards and grants of every type, whether or not vested, will terminate no later than the participant’s last day of service.

Other Stock-Based Awards. The Administrator will have the discretion to determine, at the time an award is made, the effect on other awards of a participant’s termination of service.

Certain Limits on Transfer and Exercise of Awards

Awards granted under the 2012 Plan are not transferable other than by will or the laws of descent and distribution, unless the Administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death or the transfer constitutes a permitted transfer under the 2012 Plan. Notwithstanding the foregoing, vested or earned awards may be transferred without the Administrator’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided, however, that no such transfer will be allowed with respect to incentive stock options if such transferability is not permitted by Code Section 422. Each award, and each right under any award, is exercisable during the lifetime of the participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative or by a permitted transferee under the 2012 Plan.

Repricing and Backdating Prohibited

Neither the Administrator nor any other person may (1) amend the terms of outstanding options or stock appreciation rights to reduce the exercise or grant price of such outstanding options or stock appreciation rights; (2) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise or grant price that is less than the exercise price of the original options or stock appreciation rights; or (3) cancel outstanding options or stock appreciation rights with an exercise or grant price above the current share price in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve the award.

Recoupment and Cancellation of Awards

Any awards granted under the 2012 Plan, and any shares issued or cash paid pursuant to an award, will be subject to any recoupment, clawback, equity holding, stock ownership or similar policies that we adopt from time to time and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time. Unless an award agreement specifies otherwise, the Administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2012 Plan.

Foreign Participation

To assure the viability or the favorable tax or accounting treatment of awards granted to participants employed or residing in countries other than the U.S. or Switzerland, the Administrator may provide for special terms as it may consider necessary to accommodate differences in local law, tax policy, applicable accounting standards or custom. Moreover, the Administrator may approve supplements to, or amendments, restatements or alternative versions of, the 2012 Plan as it determines necessary or appropriate for these purposes. Any amendment, restatement or alternative versions that the Administrator approves for purposes of using the 2012 Plan in a foreign country will not affect the terms of the 2012 Plan for any other country.

If an award is or becomes subject to Section 457A of the Code such that the value of the award would be taxable to the participant under Section 457A in the year such award vests, then the amount payable or shares issuable under the award will generally be paid or issued to the participant as soon as practicable after the vesting date notwithstanding any contrary provisions in the 2012 Plan or the document evidencing the award.

Amendment and Termination of the 2012 Plan

The Board or the Compensation Committee may amend, alter, suspend, discontinue or terminate the 2012 Plan at any time, except:

•	the Board must approve any amendment to the 2012 Plan if we determine the approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•

shareholders must approve any amendment to the 2012 Plan if we determine that the approval is required by Section 16 of the Securities Exchange Act of 1934, the listing requirements of any principal securities exchange or market on which our common shares are then traded, or any other applicable law; and

•

shareholders must approve any amendment to the 2012 Plan that materially increases the number of shares reserved under the 2012 Plan, the incentive stock option award limits or the per participant award limitations set forth in the 2012 Plan, that expands the group of individuals that may become participants under the 2012 Plan, or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

Subject to the terms of the 2012 Plan, the Administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2012 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which our common shares are then traded, or to preserve favorable accounting or tax treatment of any award for us, or to the extent the Administrator determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award.

The authority of the Administrator to terminate or modify the 2012 Plan or awards will extend beyond the termination date of the 2012 Plan to the extent necessary to administer awards outstanding on the date of the 2012 Plan’s termination. In addition, termination of the 2012 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2012 Plan except as they may lapse or be terminated by their own terms and conditions.

Duration of the 2012 Plan

Unless earlier terminated by the Board, the 2012 Plan will remain in effect until the date all shares reserved for issuance under the 2012 Plan have been issued. If the term of the 2012 Plan extends beyond ten years from the effective date, no incentive stock options may be granted after that time unless our shareholders have approved an extension of the 2012 Plan.

Special Terms Applicable to Assumed Awards

Assumed Awards Resulting from Assumption and Conversion of Tyco International Ltd. 2004 Stock and Incentive Plan Awards

The terms and conditions described below apply, in lieu of the provisions of the 2012 Plan covering the same subject matter, to Assumed Awards that are stock options or stock appreciation rights and that resulted from the assumption and conversion of awards that, prior to the Distribution, related to shares of Tyco International Ltd. and that were granted under the Tyco International Ltd. 2004 Stock and Incentive Plan. Except for the terms and conditions described below, these Assumed Awards are subject to all of the terms and conditions of the 2012 Plan. The special terms and conditions described below are set forth in full in Appendix A of the 2012 Plan. In the event of a difference between the terms in an individual’s award agreement and the special terms and conditions, the terms in an individual award agreement govern.

Exercisability. Unless the applicable award agreement provides otherwise, an option or stock appreciation right will become exercisable in equal annual installments over a period of four years beginning immediately after the date on which the option or stock appreciation right was granted, and will lapse 10 years after the date of grant, except as otherwise provided in the 2012 Plan.

Death, Disability or Normal Retirement. Unless the applicable award agreement provides otherwise, upon the death, disability or normal retirement of a participant who has outstanding options or stock appreciation rights, the unvested options or stock appreciation rights will vest. Unless the applicable award agreement provides otherwise, the participant’s options and stock appreciation rights will lapse, and will not thereafter be exercisable, upon the earlier of (i) their original expiration date or (ii) the date that is three years after the date on which the participant dies, incurs a disability or incurs a normal retirement.

Termination of Employment After Age 55. Unless the applicable award agreement provides otherwise, upon the termination of employment of a participant for any reason other than the participant’s death, disability or normal retirement or due to a change of control (as defined in Appendix A of the 2012 Plan), if the participant has attained age 55, and the sum of the participant’s age and years of service with us is 60 or higher, a pro rata portion of the participant’s options and stock appreciation rights will vest so that the total number of vested options or stock appreciation rights held by the participant at termination of employment (including those that have already vested as of such date) will be equal to (i) the total number of options or stock appreciation rights originally granted to the participant under each award multiplied by (ii) a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is four years (or such other applicable vesting term as is set forth in the award agreement). Unless the award agreement provides otherwise, such participant’s options and stock appreciation rights will lapse, and will not thereafter be exercisable, upon the earlier of (i) their original expiration date or (ii) the date that is three years after the date of termination of employment.

Other Terminations. Upon the termination of employment of a participant that does not meet the requirements of the two preceding paragraphs, any unvested options or stock appreciation rights will be forfeited unless the award agreement provides otherwise, and any options or stock appreciation rights that are vested as of such termination of employment will lapse, and will not thereafter be exercisable, upon the earlier of (i) their original expiration date or (ii) the date that is six months after the date of such termination of employment, unless the award agreement provides otherwise.

Deceased Participants. Options and stock appreciation rights of a deceased participant may be exercised only by the estate of the participant or by the person given authority to exercise the options or stock appreciation rights by the participant’s will or by operation of law. If an option or stock appreciation right is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option or stock appreciation right has been transferred by the participant’s will or the applicable laws of descent and distribution, we will be under no obligation to deliver shares or cash until we are satisfied that the person exercising the option or stock appreciation right is the duly appointed executor or administrator of the deceased participant or the person to whom the option or stock appreciation right has been transferred by the participant’s will or by applicable laws of descent and distribution.

Tandem Stock Appreciation Rights. A stock appreciation right granted in tandem with an option is subject to the same terms and conditions as the related option and will be exercisable only to the extent that the related option is exercisable.

Termination for Cause. Notwithstanding anything to the contrary in the 2012 Plan, if a participant incurs a termination of employment for cause, then all options, stock appreciation rights, long-term performance awards, restricted stock units, restricted stock and other stock-based awards will immediately be cancelled. The exercise of any option or stock appreciation right or the payment of any award may be delayed, in the committee’s discretion, in the event that a potential termination for cause is pending, subject to ensuring an exemption from or compliance with Section 409A of the Code and the underlying regulations and rulings.

Effect of Change of Control. All outstanding options and stock appreciation rights will become exercisable as of the later of the effective date of a change of control (as defined in Appendix A to the 2012 Plan) or a change of control termination (as defined in Appendix A to the 2012 Plan) for any employee whose employment is terminated by means of a change of control termination if the awards are not otherwise vested. In addition to the preceding, no later than 90 days after the date of a change of control, the Compensation Committee of Pentair Ltd. (as constituted prior to the date of the change of control) will provide for the following actions to apply to each award that is outstanding as of the date of change of control: (i) an adjustment to the award as the committee deems appropriate to reflect the change of control, (ii) the acquisition of the award, or substitution of a new right for the award, by the acquiring or surviving corporation after the change of control, or (iii) the purchase of the award, at the participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such award immediately prior to the change of control had the award been exercisable or payable at that time (except that, in the case of any award that constitutes deferred compensation that is subject to Section 409A(a)(2) of the Code, any such action that would constitute an accelerated payment of such award will occur on a date specified in the applicable award agreement, which date must be no later than ninety (90) days after the change of control). Any payment made as described in this paragraph will include the value of any dividend equivalent units credited with respect to the award and accrued interest on the dividend equivalent units. The committee may specify how an award will be treated in the event of a change of control at any time, except as otherwise provided in the 2012 Plan.

Fractional Shares. Except as otherwise provided in the 2012 Plan, if a participant acquires the right to receive a fractional share under the 2012 Plan, the participant will receive, in place of the fractional share, a full share as of the date of settlement.

Amendment. No amendment of the 2012 Plan or any outstanding award made without the participant’s written consent may adversely affect any right of a participant with respect to an outstanding award.

Special Forfeiture Provision. An award agreement may provide that the participant may not, within two years of the participant’s termination of employment with us, enter into any employment or consultation arrangement with any entity or person engaged in any business in which we or any subsidiary is engaged without prior written approval of the committee if, in the sole judgment of the committee, the business is competitive with us or any subsidiary or business unit or the employment or consultation arrangement would present a risk that the participant would likely disclose our proprietary information (as determined by the committee).

If the committee makes a determination that the prohibition described in the preceding paragraph has been violated, the participant will forfeit all rights under any outstanding option or stock appreciation right that was granted under the award agreement and will return to us the amount of any profit realized upon an exercise of all awards during the period, as the committee determines and sets forth in the award agreement, beginning no earlier than six months prior to the participant’s termination of employment.

Assumed Awards Resulting from Assumption and Conversion of Tyco International Ltd. Long Term Incentive Plan and Tyco International Ltd. Long Term Incentive Plan II Awards

The terms and conditions described below will apply, in lieu of the provisions of the 2012 Plan covering the same subject matter, to Assumed Awards that are stock options or stock appreciation rights and that resulted from the assumption and conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan or the Tyco International Ltd. Long Term Incentive Plan II. Except for the terms and conditions described below, these Assumed Awards will be subject to all of the terms and conditions of the 2012 Plan. The special terms and conditions described below are set forth in full in Appendix B of the 2012 Plan. In the event of a difference between the terms in an individual’s award agreement and the special terms and conditions, the terms in an individual award agreement govern.

Share Certificates. Notwithstanding any contrary provisions in the 2012 Plan, no action may be taken by the committee that would, under the laws of Bermuda, cause a separate class of securities other than common shares to be created.

Committee Discretion to Remove or Amend Restrictions on Transferability. Notwithstanding any restrictions on transferability referred to in the 2012 Plan, the committee may, in its discretion, either generally or specifically, prospectively or retroactively, waive, amend, alter, suspend, discontinue, cancel or terminate any limits on transferability of awards on such terms as the committee may deem appropriate, except that any such actions that would materially impair the rights of any participant, or any holder or any beneficiary of any award previously granted, may not to that extent be effective without the consent of the affected participant, holder or beneficiary.

Amendments to the 2012 Plan. Any amendment, alteration, suspension, discontinuation, or termination of the 2012 Plan that would impair the rights of any participant, or any other holder or beneficiary of any award previously granted, may not to that extent be effective without the consent of the affected participant, holder or beneficiary.

Amendments to Awards. The committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award previously granted, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award, except that, subject to the committee’s right to adjust awards under the 2012 Plan and Appendix B, (i) any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any participant, or any holder or beneficiary of any award previously granted may not to that extent be effective without the consent of the affected participant, holder or beneficiary; and (b) without the approval of our shareholders, no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially increase the rights of any participant or any holder or beneficiary of any award, may be effective unless the award, after giving effect to such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination, could permissibly have been granted under the terms of the 2012 Plan (without regard to provisions on amendments in Appendix B).

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The committee may make adjustments in the terms and conditions of and the criteria included in, awards in recognition of unusual or nonrecurring events affecting our company, any affiliate, or our financial statements or the financial statements of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Plan, or to be derived by us.

Change of Control. In addition to the committee’s authority under the adjustment provisions of Appendix B, in order to maintain the participants’ rights in the event of any change of control (as defined in Appendix B), the committee, as constituted before the change of control, may in its discretion take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of an award so that the award may be exercised or realized in full on or before a date fixed by the committee; (ii) provide for the purchase of any award, upon the participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights had such award been currently exercisable or payable; (iii) make such adjustment to any award then outstanding as the committee deems appropriate to reflect the change of control; or (iv) cause any award then outstanding to be assumed, or new rights substituted for the award, by the acquiring or surviving corporation after the change of control.

Termination of Service. For purposes of Assumed Awards, with respect to (i) awards held by an employee of Tyco International Ltd. or its subsidiaries who does not become employed by us or one of our subsidiaries as of the date of the Distribution and (ii) awards held by a director of Tyco International Ltd., the phrase “termination of employment” or “termination of service” or similar phrases means the date the individual terminates employment from, or service as a director of, Tyco International Ltd. (or any successor thereto) or any of its subsidiaries or affiliates.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain United States federal income tax consequences relating to the 2012 Plan. The summary is based upon the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2012 Plan will vary depending upon the specific facts and circumstances involved. Participants should consult with their own tax advisors with respect to the tax consequences of participating in the 2012 Plan.

Stock Options

The grant of a stock option under the 2012 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common shares at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common shares on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common shares acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2012 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common shares at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common shares on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2012 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common shares on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid, and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2012 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Annual Incentive Awards

A participant who is paid an annual incentive award will generally recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common shares paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to our Chief Executive Officer and our three other highest paid officers (determined as of the end of each year), other than our chief financial officer, to $1.0 million per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1.0 million limit. The 2012 Plan is designed so that, if shareholders approve the material terms of the performance goals under the plan, certain awards granted to the covered individuals may be structured to meet the Section 162(m) requirements for performance-based compensation.

Code Section 409A

Awards under the 2012 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2012 Plan, and we expect to seek to structure awards under the 2012 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under these Plans is subject to Section 409A, the document evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2012 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

New Plan Benefits

We cannot currently determine the awards that may be granted under the 2012 Plan in the future to the executive officers named in this Proxy Statement or to other officers, employees, or other persons. The Administrator will make such determinations from time to time. On March 1, 2013, the closing price per share of our common shares on the New York Stock Exchange was $[            .    ].

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2012, information about compensation plans under which our equity securities are authorized for issuance:

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2012 Stock and Incentive Plan	3,916,474	(1)	$34.22	(2)	8,490,872	(3)
2008 Omnibus Stock Incentive Plan	7,232,714	(4)	$32.50	(2)	-	(5)
2004 Omnibus Stock Incentive Plan	2,758,387		$34.53		-	(5)
Outside Directors Non-qualified Stock Option Plan	282,259		$35.43		-	(5)
Equity compensation plans not approved by security holders	-		-		-

Total	14,189,834		$33.43	(2)	8,490,872

(1)	Consists of 2,403,609 shares subject to stock options and 922,302 shares subject to restricted stock units that were assumed in connection with the Merger (the “Assumed Awards”) and 3,151 shares subject to other stock options and 587,412 shares subject to other restricted stock units.

(2)	Represents the weighted average exercise price of outstanding stock options and does not take into account outstanding restricted stock units.

(3)	Represents securities remaining available for issuance under the 2012 Stock and Incentive Plan. If any Assumed Awards lapse, expire, terminate or are cancelled without the issuance of shares, or shares are forfeited under any Assumed Award, then such shares will become available for issuance under the 2012 Stock and Incentive Plan, thereby increasing the number of securities remaining available.

(4)	Consists of 3,322,651 shares subject to stock options and 3,910,063 shares subject to restricted stock units.

(5)	The 2008 Omnibus Stock Incentive Plan was terminated in connection with the Merger. The 2004 Omnibus Stock Incentive Plan and the Outside Directors Non-qualified Stock Option Plan were terminated in 2008. Options previously granted under these plans and restricted stock units granted under the 2008 Omnibus Stock Incentive Plan remain outstanding, but no further options or shares may be granted or issued under any of the plans.

EACH OF THE BOARD AND THE COMPENSATION COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PERFORMANCE GOALS AND RELATED MATTERS UNDER THE PENTAIR LTD. 2012 STOCK AND INCENTIVE PLAN.

DIRECTOR COMPENSATION

Prior to the Merger, director compensation of Pentair, Inc. was determined by the Governance Committee of the Board of Directors of Pentair, Inc. Following the Merger, director compensation is determined by the Governance Committee of the Board of Directors of Pentair Ltd. In October 2012, the Governance Committee reviewed the impact of the Merger on director compensation practices and made adjustments that it believed to be appropriate in structuring our future director compensation arrangements compensation policies to reflect our larger and more international scope after the Merger. Because the directors of Pentair Ltd. after the Merger were the same as the directors of Pentair, Inc. prior to the Merger, with the exception of Carol Anthony (John) Davidson who joined the Board in connection with the Merger, the compensation arrangements described below for 2012 are those of the directors of Pentair, Inc. prior to the Merger and the directors of Pentair Ltd. after the Merger.

We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value.

Mr. Hogan, our only employee-director, is not and will not be separately compensated for service as a member of the Board.

Director Fees Prior to the Merger

Annual retainers for non-employee directors’ service on the Board and Board Committees in 2012 prior to the Merger were as follows:

Board Retainer	$50,000
Lead Director Supplemental Retainer	20,000
Audit Committee Chair Supplemental Retainer	20,000
Compensation Committee Chair Supplemental Retainer	10,000
Governance Committee Chair Supplemental Retainer	5,000
International Committee Chair Supplemental Retainer	5,000
Audit Committee Retainer	9,000
Other Committee Retainer (per committee)	4,000

In addition to the annual retainer fees, for Board meetings in 2012 prior to the Merger, we paid each director $2,000 for personal attendance and $500 for attendance by telephone (or video conference). For committee meetings lasting less than two hours, we paid directors $1,500 for personal attendance ($2,000 for committee Chairs), and $500 for attendance by telephone (or video conference). For committee meetings lasting longer than two hours, we paid the directors $2,500 ($3,000 for committee Chairs) for personal attendance and $1,000 for attendance by telephone (or video conference). For our management’s annual strategic planning meeting, we paid each director $2,000 for personal attendance and $500 for attendance by telephone.

Director Fees After the Merger

In connection with the Merger, the Governance Committee determined that we would no longer pay fees based on meeting attendance and adjusted the amounts of the annual retainers to reflect that fact and our larger and more international scope after the Merger. Accordingly, beginning in October 2012, annual retainers for non-employee directors’ service on the Board and Board Committees are as follows:

Board Retainer	$123,000
Lead Director Supplemental Retainer	40,000
Audit and Finance Committee Chair Supplemental Retainer	25,000
Compensation Committee Chair Supplemental Retainer	25,000
Governance Committee Chair Supplemental Retainer	20,000
Audit and Finance Committee Retainer	23,500
Other Committee Retainer (per committee)	11,750

Deferred Compensation

Under the Pentair, Inc. Compensation Plan for Non-Employee Directors, prior to the Merger, our non-employee directors could elect to defer payment of all or a portion of their annual retainers and meeting fees in the form of share units. The value of a share unit was equal to the market value of a share of Pentair, Inc. Common Stock. Share units carried no voting or investment power. We matched 15% of the amount of any annual retainer that was deferred. Under the Plan, directors could specify certain future events upon which the deferred compensation would be distributed. For some non-employee directors, these future distribution events included a change in control such as the Merger. As a result, some previously earned and vested, but unpaid, amounts were distributed under the Plan to non-employee directors who had elected a change in control as a distribution event.

Upon the completion of the Merger, we adopted and assumed the Plan, renaming it the Pentair Ltd. Compensation Plan for Non-Employee Directors, and converted the share units into the right to receive our common shares. Because U.S. tax laws do not permit our non-employee directors to defer taxation of their compensation for service as non-employee directors after the completion of the Merger, we amended the Plan to cancel the existing deferral elections and discontinue any future deferrals or matching contributions under the Plan with respect to compensation to be earned following the completion of the Merger.

Equity Awards

Prior to the Merger in 2012, non-employee directors received a grant of options and restricted stock units under the 2008 Omnibus Plan as a part of their compensation. Options granted were exercisable at the closing price of our stock on the date of grant, had a ten-year term and vested in one-third increments on the first, second and third anniversaries of the grant date. Restricted stock units granted vested in one-third increments on each of the first, second and third anniversaries of the grant date. Each restricted stock unit represented the right to receive one share of Pentair, Inc. Common Stock upon vesting and included one dividend equivalent unit, which entitled the holder to all cash dividends declared on a share of Pentair, Inc. Common Stock from and after the date of grant. Non-employee directors could elect to defer receipt of restricted stock units upon vesting under the Pentair, Inc. Compensation Plan for Non-Employee Directors. Upon the consummation of the Merger, all of these and prior equity-based awards were converted into equity awards with respect to Pentair Ltd. common shares and, to the extent then unvested, became fully vested. All of our non-employee directors except Mr. Davidson received option and restricted stock unit grants in 2012. Grants of equity awards for non-employee directors following the Merger, including those made in January 2013, are expected to be made on terms similar to awards granted prior to the Merger in 2012, but will be made under the 2012 Stock and Incentive Plan rather than the 2008 Omnibus Plan.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Prior to the Merger in 2012, non-employee directors were expected to acquire and hold our common shares or stock equivalents having a value equal to five times the annual retainer for non-employee directors within five years after election. As described above under “Director Fees After the Merger,” the annual retainer for non-employee directors increased as a result of changes to our director compensation program in connection with the Merger. This increase in the annual retainer also increased the amounts required to satisfy our stock ownership guidelines, and we therefore modified our stock ownership guidelines to give non-employee directors up to five years after the Merger to meet the increased ownership levels.

Stock Ownership for the Currently-Serving Directors as of December 31, 2012

	Share Ownership	12/31/12 Market Value ($)(1)	Ownership Guideline ($)	Meets Guideline
Leslie Abi-Karam	6,422	315,641	615,000	No(2)
Glynis A. Bryan	19,097	938,618	615,000	Yes
Jerry W. Burris	11,554	567,879	615,000	No(2)
Carol Anthony (John) Davidson	8,850	434,978	615,000	No(2)
T. Michael Glenn	13,489	662,984	615,000	Yes
Charles A. Haggerty	176,435	8,671,780	615,000	Yes
David H. Y. Ho	13,133	645,487	615,000	Yes
David A. Jones	32,383	1,591,624	615,000	Yes
Ronald L. Merriman	17,360	853,244	615,000	Yes
William T. Monahan	46,685	2,294,568	615,000	Yes

(1)	Based on the closing market price for our common shares on December 31, 2012 of $49.15.

(2)	Non-employee directors have until five years after the closing of the Merger to meet the stock ownership requirement.

Director Compensation Table

The table below summarizes the compensation that we paid to non-employee directors for the year ended December 31, 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Leslie Abi-Karam	98,875	58,004	57,938	-	-	2,162	216,979
Glynis A. Bryan	117,900	58,004	57,938	-	-	232	234,074
Jerry W. Burris	106,013	58,004	57,938	-	-	3,536	225,491
Carol Anthony (John) Davidson	36,625	-	-	-	-	232	36,857
T. Michael Glenn	104,388	58,004	57,938	-	-	232	220,562
Charles A. Haggerty	105,512	58,004	57,938	-	-	1,606	223,060
David H. Y. Ho	109,463	58,004	57,938	-	-	232	225,637
David A. Jones	136,288	58,004	57,938	-	-	232	252,462
Ronald L. Merriman	129,857	58,004	57,938	-	-	979	246,778
William T. Monahan	129,125	58,004	57,938	-	-	1,606	246,673

(1)	Randall Hogan, our Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as a director. The compensation received by Mr. Hogan as our employee during and for 2012 is shown under “Executive Compensation – Summary Compensation Table.”

(2)	The directors’ deferred receipt of 2012 cash compensation in the form of share units under our Compensation Plan for Non-Employee Directors is as follows:

Name	2012 Fees Deferred ($)	Share Units Purchased with 2012 Deferred Fees	Number of Deferred Share Units Held Under Compensation Plan for Non-Employee Directors as of 12/31/12 (a)
Leslie Abi-Karam	-	-	3,230
Glynis A. Bryan	50,025	1,342	4,593
Jerry W. Burris	50,888	1,366	-
Carol Anthony (John) Davidson	-	-	-
T. Michael Glenn	35,513	991	937
Charles A. Haggerty	68,888	1,921	66,356
David H. Y. Ho	72,838	2,029	-
David A. Jones	93,413	2,577	26,583
Ronald L. Merriman	11,606	298	548
William T. Monahan	-	-	11,829

(a)	Includes all share units in respect of deferred fees in all years of service as a director and all additional share units credited as a result of reinvestment of dividend equivalents, in each case net of distributions pursuant to distribution elections (including distributions in connection with the Merger).

(3)	The amounts in column (c) represent the aggregate grant date fair value, computed in accordance with ASC 718 (formerly referred to as SFAS No. 123(R)), of restricted stock units granted during the year ended December 31, 2012. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013. As of December 31, 2012, all of the directors’ restricted stock units were vested.

(4)	The amounts in column (d) represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during the year ended December 31, 2012. Assumptions used in the calculation of these amounts are included in footnote 16 to our audited financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2013. As of December 31, 2012, all of the directors’ outstanding options were vested.

(5)	The amounts in column (g) represent expenses related to director spousal or companion travel in conjunction with the director’s attendance at Board meetings and the cost of a holiday gift.

SECURITY OWNERSHIP

The following table contains information concerning the beneficial ownership of our common shares as of March 1, 2013, by each director, by each executive officer listed in the Summary Compensation Table, and by all directors and executive officers as a group. Based on filings with the SEC, the following table also contains information concerning each person we know who beneficially owned more than 5% of our common shares as of December 31, 2012.

Name of Beneficial Owner	Common Stock(1)	Share Units(2)	Right to Acquire within 60 days(3)	ESOP Stock(4)	Total	Percent of Class(5)
Leslie Abi-Karam	3,193	3,244	38,181	-	44,618
Glynis A. Bryan	14,505	4,614	73,914	-	93,033
Jerry W. Burris	11,554	-	36,714	-	48,268
Carol Anthony (John) Davidson	2,366	-	41,095	-	43,461
T. Michael Glenn	12,553	941	53,914	-	67,408
Charles A. Haggerty	110,079	66,657	70,440	-	247,176
David H. Y. Ho	13,133	-	53,914	-	67,047
Randall J. Hogan	320,424	35,411	1,963,047	1,722	2,320,604	1.1%
David A. Jones	5,800	26,704	73,914	-	106,418
Frederick S. Koury	47,563	-	224,495	636	272,694
Angela D. Lageson	3,704	-	89,457	931	94,092
Ronald L. Merriman	15,637	1,731	71,914	-	89,282
William T. Monahan	34,857	11,882	73,914	-	120,653
Michael V. Schrock	170,078	26,949	741,406	1,722	940,155
John L. Stauch	60,031	20,205	422,130	406	502,772
Directors and executive officers as a group (17 persons)	857,296	198,338	4,197,134	16,575	5,269,343	2.6%
The Vanguard Group(6)	12,747,260				12,747,260	6.2%
BlackRock, Inc.(7)	11,001,511				11,001,511	5.4%
State Street Corporation(8)	10,754,436				10,754,436	5.2%

(1)	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses or trusts has been disclaimed in some instances.

(2)	Represents for non-employee directors share units held under our Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units. Represents for executive officers restricted stock units, receipt of which was deferred by the executive officer under the company’s Non-Qualified Deferred Compensation Plan and over which the executive officers have no voting or investment power.

(3)	Represents stock options exercisable within 60 days from March 1, 2013 and, for Mr. Davidson and Ms. Lageson, restricted stock units to vest within 60 days from March 1, 2013.

(4)	Represents shares owned as a participant in the ESOP. As of March 1, 2013, Fidelity Management Trust Company (“Fidelity”), the Trustee of the ESOP, held 2,329,007 common shares (1.1%). Fidelity disclaims beneficial ownership of all shares. The ESOP participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee, except as otherwise required by law, votes the shares for which it has received no direction from participants, in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.

(5)	Less than 1% unless otherwise indicated.

(6)	Information derived from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. As of December 31, 2012, The Vanguard Group had sole voting power for 359,707 common shares, sole dispositive power for 12,397,780 common shares and shared dispositive power for 349,480 common shares.

(7)	Information derived from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2013. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. As of December 31, 2012, BlackRock, Inc. had sole voting power and sole dispositive power for 11,001,511 common shares.

(8)	Information derived from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2013. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. As of December 31, 2012, State Street Corporation had shared voting power and shared dispositive power for 10,754,436 common shares.

AUDIT AND FINANCE COMMITTEE REPORT

In connection with the financial statements for the year ended December 31, 2012, the Audit and Finance Committee has:

•	reviewed and discussed our audited U.S. GAAP consolidated financial statements and Swiss statutory financial statements for the year ended December 31, 2012 with management;

•

discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board and Rule 2-07 of SEC Regulation S-X;

•

received the written disclosure and letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence; and

•	received an unqualified opinion from Deloitte AG that the Swiss statutory financial statements for the year ended December 31, 2012 comply with Swiss law and our Articles of Association.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission. The Audit and Finance Committee further recommended that our audited statutory financial statements, together with our audited consolidated financial statements, be included in our annual report to shareholders for the year ended December 31, 2012. The Board has approved this inclusion.

THE AUDIT AND FINANCE COMMITTEE

Ronald L. Merriman, Chair

Leslie Abi-Karam

Carol Anthony (John) Davidson

Charles A. Haggerty

David H. Y. Ho

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of these reports to us.

We have reviewed copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2012 our executive officers and directors complied with all such filing requirements.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL GENERAL MEETING

OF SHAREHOLDERS

The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2014 Annual General Meeting of shareholders pursuant to Rule 14a-8 of the SEC is November 13, 2013. A shareholder who otherwise intends to present business at the 2014 Annual General Meeting must comply with the requirements set forth in our Articles of Association. The Articles of Association state, among other things, that to bring business before an annual general meeting, a shareholder must give written notice that complies with the Articles of Association to our Corporate Secretary not less than 45 days nor more than 70 days prior to the first annual anniversary of the date when we first mailed our proxy statement to shareholders in connection with the immediately preceding annual general meeting. Accordingly, we must receive notice of a shareholder proposal submitted under our Articles of Association between January 2, 2014 and January 27, 2014. If the notice is received after January 27, 2014, then the notice will be considered untimely and we are not required to present such proposal at the 2014 Annual General Meeting. If the Board chooses to present a proposal submitted under our Articles of Association at the 2014 Annual General Meeting, then the persons named in the proxies solicited by the Board for the 2014 Annual General Meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals should be sent to us at our principal executive offices: Freier Platz 10, CH-8200, Schaffhausen, Switzerland, Attention: Corporate Secretary.

According to our Articles of Association, new proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented by proxy.

OTHER BUSINESS

Our management does not know of any other matter to be presented for action at the Annual General Meeting. However, if any other matter should be properly presented at the Annual General Meeting, the persons named in the proxy accompanying this Proxy Statement intend to vote the proxy in accordance with the recommendation of the Board.

2012 ANNUAL REPORT ON FORM 10-K

Any shareholder wishing to review, without charge, a copy of our 2012 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices: Freier Platz 10, CH-8200, Schaffhausen, Switzerland, Attention: Corporate Secretary.

REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we are now sending only one copy of any proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address.

If you wish to receive separate copies of each proxy statement and annual report, please notify us by writing or calling Pentair Ltd., Freier Platz 10, CH-8200, Schaffhausen, Switzerland, Attention: Corporate Secretary, Telephone: 41-52-630-48-00 or (800) 328-9626.

If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling Pentair Ltd., Freier Platz 10, CH-8200, Schaffhausen, Switzerland, Attention: Corporate Secretary, Telephone: 41-52-630-48-00 or (800) 328-9626.

ANNEX A

Pentair Ltd. 2012 Stock and Incentive Plan

1. Purpose, Effective Date and Assumed Equity Awards.

(a) Purpose. The Pentair Ltd. 2012 Stock and Incentive Plan has several complementary purposes: (i) to promote the growth and success of the Company by linking a significant portion of participant compensation to the increase in value of the Company’s shares; (ii) to attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company’s growth and progress; (iv) to align the interests of executives, key employees, directors and consultants with those of the Company’s stockholders by reinforcing the relationship between participant rewards and stockholder gains obtained through the achievement by Plan participants of short-term objectives and long-term goals; and (v) to encourage executives, key employees, directors and consultants to obtain and maintain an equity interest in the Company.

(b) Effective Date. This Plan will become effective as of the Fountain Distribution Date (as defined in the Separation and Distribution Agreement (the “Distribution Agreement”), dated as of March 27, 2012, by and among Tyco International Ltd., the Company and The ADT Corporation) (the “Effective Date”), subject to the consummation of the merger contemplated by the Merger Agreement, dated as of March 27, 2012, among the Company, Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (the “Merger Closing”), and Awards may be granted under this Plan on and after the date of the Merger Closing.

(c) Assumed Equity Awards. In connection with the Distribution, equity-based awards held by certain employees and former employees of the Company and its affiliates and certain directors that, prior to the Distribution, related to securities of Tyco International Ltd. are being assumed by the Company and converted into awards that relate to Stock. Such awards (the “Assumed Awards”) will, following the Distribution, be deemed Awards made under this Plan and will be subject to all of the terms and conditions of this Plan except as modified by Appendix A or Appendix B to this Plan. In connection with the Merger Closing, equity-based awards held by certain employees of the Company and its Affiliates that, prior to the Merger Closing, related to the common stock of Pentair, Inc. are also being assumed by the Company and converted into awards that relate to Stock. For the avoidance of doubt, it is noted that awards that, prior to the Merger Closing, related to the common stock of Pentair, Inc. are not subject to this Plan and will continue to be governed by their existing terms following the Merger Closing.

2. Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “10% Stockholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b) “Administrator” means (i) the Committee with respect to Participants who are not Non-Employee Directors and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are non-Employee Directors.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals subject to U.S. taxation to whom an Option or Stock Appreciation Right that is exempt from Code Section 409A may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Annual Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met) or as otherwise provided in Section 17(c).

(e) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, an Annual Incentive Award, Dividend Equivalent Units, or any other type of award permitted under the Plan.

(f) “Beneficial Owner” means a Person with respect to any securities that:

(i) such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, at any time before the issuance of such securities;

(ii) such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, except as otherwise determined by the Administrator and set forth in an Award agreement, such act or omission by a Participant as is determined by the Administrator to constitute cause for termination, including but not limited to any of the following:

(i) a material violation of any Company policy, including any policy contained in the Company Code of Business Conduct; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.

(i) “Change of Control” means the first occurrence of any of the following after the Merger Closing:

(i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: (A) individuals who, immediately after the Merger Closing, constituted the Board and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors immediately after the Merger Closing, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) after the Merger Closing shall not be deemed Continuing Directors until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change of Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change of Control occurred; or

(iii) the consummation of a merger, consolidation or share exchange of the Company with any other entity or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Merger Closing, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (x) no Change of Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions; and (y) for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of “Change of Control” shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m) “Company” means Pentair Ltd., a Swiss company, or any successor thereto.

(n) “Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

(o) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(p) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Affiliates.

(q) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company or an Affiliate, or such similar mental or physical condition which the Administrator may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(r) “Distribution” means the Fountain Distribution as defined in the Distribution Agreement.

(s) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

(t) “Eligible Employee” means a key managerial, administrative or professional employee of the Company or an Affiliate.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(v) “Fair Market Value” means, per Share on a particular date, a price that is based (i) on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share on the New York Stock Exchange or such other exchange or automated trading system on which the Stock is then principally traded (the “Applicable Exchange”) on the applicable date, the preceding trading day or the next succeeding trading day, or (ii) the arithmetic mean of selling prices on all trading days over a specified averaging period that is within 30 days before or 30 days after the applicable date, or such arithmetic mean weighted by volume of trading on each trading day in the period, in each case as determined by the Administrator in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Administrator does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price on the day as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value of a Share. Notwithstanding the foregoing, in the case of a sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares. The Administrator also shall establish the Fair Market Value of any other property.

(w) “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422.

(x) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(y) “Participant” means an individual selected by the Administrator to receive an Award.

(z) “Performance Awards” means a Performance Share, a Performance Unit and an Annual Incentive Award, and any Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(aa) “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Affiliates or any one or more divisions or business units of the Company or any Affiliate: net income; income from continuing operations; stockholder return; total stockholder return; stock price; Fair Market Value; earnings per share (including diluted earnings per share); net operating profit (including after tax); revenue growth; sales growth (including organic sales growth); return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; working capital turns; cash flow (including free cash flow); and new product releases.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant.

In the case of Awards that the Administrator determines will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(bb) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved or as otherwise provided in Section 17(c).

(cc) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved or as otherwise provided in Section 17(c).

(dd) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ee) “Plan” means this Pentair Ltd. 2012 Stock and Incentive Plan, as may be amended from time to time.

(ff) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(gg) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(hh) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share.

(ii) “Retirement” means, except as otherwise determined by the Administrator or set forth in an Award agreement, (i) with respect to Participants who are Eligible Employees, termination of employment from the Company and its Affiliates (for other than Cause) on or after attainment of age fifty-five (55) and completion of ten (10) years of service with the Company and its Affiliates (including for this purpose, service with Tyco International Ltd. and its Affiliates), and (ii) with respect to Non-Employee Director Participants, the Director’s removal (for other than Cause), or resignation or failure to be re-elected (for other than Cause), after the Director has served on the Board for six (6) years (including, for this purpose, service on the Board of Directors of Pentair, Inc.).

(jj) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(kk) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ll) “Share” means a share of Stock.

(mm) “Stock” means the registered shares of the Company, nominal value CHF 0.50 per share, subject to any capital changes.

(nn) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(oo) “Subsidiary” means any corporation or limited liability company (except such an entity that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any Award agreement in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any Restriction Period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate the vesting, Restriction Period or performance period of an Award, in connection with a Participant’s death, disability, Retirement or termination without Cause.

Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any Eligible Employee, any Consultant or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type or amount of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of Nine Million (9,000,000) Shares are reserved for issuance under this Plan, all of which may be issued pursuant to Incentive Stock Options. Such share reserve will not be depleted by the Assumed Awards. The Shares reserved for issuance may be either Shares created out of conditional, authorized or ordinary share capital or Shares reacquired at any time and now or hereafter held as treasury stock. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan. The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted on or after the Effective Date; provided that the aggregate number of Shares reserved under Section 6(a) shall be depleted by one (1) Share for each Share subject to a full-value Award. For this purpose, a full-value award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. If, however, (i) an Award (including an Assumed Award) lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award (including an Assumed Award) that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award (including an Assumed Award) or (iv) Shares are issued under any Award (including an Assumed Award) and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be credited to the Plan’s reserve (in the same number as they depleted the reserve or, with respect to Assumed Awards, on a Share-for-Share basis) and may be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options.

(c) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 750,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units and/or Deferred Stock Rights relating to more than 500,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 500,000 Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units, the value of which is not based on the Fair Market Value of Shares, for more than $3,000,000 during any fiscal year of the Company;

(v) receiving Annual Incentive Awards, with performance periods ending in the same fiscal year of the Company, with respect to more than $3,500,000; or

(vi) receiving other Stock-based Awards pursuant to Section 12 relating to more than 100,000 Shares during any fiscal year of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms, conditions and manner of exercise, including but not limited to, the manner of payment of the exercise price; provided that, if the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to the Participant (as determined on the date of grant of such Option) that become exercisable during a calendar year exceed $100,000, then such Incentive Stock Options shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

Subject to the terms and conditions of the Award, payment of the exercise price and applicable withholding taxes due upon exercise of the Option, or both, may be made in the form of Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised, or by means of any “net exercise” or similar procedure established under the Plan. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance Units and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

(d) The performance period for Performance Awards (which, subject to the provisions of Sections 13 and 17, must be at least one year for Stock-based Performance Awards);

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

During the time Restricted Stock is subject to the Restriction Period, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Administrator shall otherwise provide, the right to receive dividends paid with respect to such Stock.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the performance period (except as otherwise provided in Section 17(c)), although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or such other circumstances as the Administrator may specify.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full value” Award as defined in Section 6(b).

12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right (except as prohibited by Section 15(e)), as a bonus, upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights may not have a purchase price less than the Fair Market Value of the Shares subject to such rights as determined on the date of grant.

13. Effect of Termination on Awards. Except as otherwise provided by the Administrator in an Award agreement or determined by the Administrator at or prior to the time of termination of a Participant’s service, the following provisions shall apply to all outstanding Awards held by a Participant at the time of his or her termination of service from the Company and its Affiliates.

(a) Termination of Employment or Service. If a Participant’s service ends for any reason other than (i) a termination for Cause, (ii) Retirement, (iii) death or (iv) Disability, then:

(i) All Options or SARs that are not vested on the date such Participant’s service ends shall be forfeited immediately, and all Options or SARs that are vested shall be exercisable until the earlier of ninety (90) days following the Participant’s termination date and the expiration date of the Option or SAR as set forth in the applicable Award agreement. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All other Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the date the Participant’s service ends.

(b) Retirement. Subject to Section 13(c), upon Retirement of a Participant not covered by Section 13(d):

(i) All Options and SARs that are not vested on the date of Retirement shall be forfeited immediately, and all Options or SARs that are vested shall be exercisable until the earlier of ninety (90) days following the Participant’s Retirement date and the expiration date of the Option or SAR. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall vest on a prorated basis, based on the portion of the restriction or deferral period, as applicable, which the Participant has completed at the time of Retirement, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired, but prorated based on the portion of the performance period which the Participant has completed at the time of Retirement.

(c) Retirement of Corporate Officer. Upon Retirement of a Participant who is then a Board-appointed corporate officer, the provisions of Section 13(b) shall apply; provided that if the Participant’s Retirement occurs after the age of sixty (60), then the following provisions shall apply in lieu of Section 13(b):

(i) All Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement date; provided, however, that such extension shall result in the conversion of an Incentive Stock Option to a nonqualified stock option to the extent required under the Code. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired.

(d) Retirement of a Non-Employee Director. Upon Retirement of a Participant who is then a Non-Employee Director, the following provisions shall apply in lieu of Section 13(b):

(i) All Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement date. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired.

(e) Death or Disability. If a Participant’s service with the Company and its Affiliates ends due to death or Disability:

(i) All Options and SARs shall vest immediately and shall be exercisable until the earlier of twelve (12) months following the date the Participant’s service ends and the expiration date of the Option or SAR. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not terminated service.

(f) Termination for Cause. If a Participant’s service with the Company and its Affiliates is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of service. The Administrator shall have discretion to determine whether this Section 13(f) shall apply, whether the event or conduct at issue constitutes Cause for termination and the date on which Awards to a Participant shall terminate.

(g) Other Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect on other Awards of the Participant’s termination of employment or service.

14. Transferability.

(a) Restrictions on Transfer. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in subsection (b).

(b) Permitted Transfers. If allowed by the Administrator, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options, to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trust established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Administrator’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to ISOs if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Administrator may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of an Award, such Award shall continue to be subject to the same terms and conditions as were applicable to the

Award immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Award and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.

(c) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative or by a permitted transferee pursuant to Section 14(b).

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the stockholders of the Company have approved an extension of this Plan.

(b) Termination and Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), the limit on Incentive Stock Options set forth in Section 6(a) or the limits set forth in Section 6(c) (except as permitted by Section 17), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c) Amendment, Modification or Cancellation of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 17 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company, or to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination to the extent necessary to administer Awards outstanding on the date of the Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability or the favorable tax or accounting treatment of Awards granted to Participants employed or residing in a country other than the U.S. or Switzerland (a “foreign country”), the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, applicable accounting standards or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

In addition, if an Award is or becomes subject to Code Section 457A such that the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to the contrary.

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any applicable withholding or similar taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct cash (or require an Affiliate to deduct cash) from any payments of any kind otherwise due the Participant, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the applicable withholding or similar tax obligations arising in connection with such Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum applicable withholding or similar obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A or Code Section 457A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

17. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole Share. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares; provided that the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole Share.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. To the extent a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate then in effect, if any, provides for more favorable treatment to the Participant than the provisions of this Section 17(c), such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the Change of Control, in the event of a Change of Control:

(i) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

(ii) Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest;

(iii)(A) All Performance Awards that are earned but not yet paid shall be paid, (B) all Performance Awards (other than Annual Incentive Awards) for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals (at 100% of the stated target level) had been met at the time of such Change of Control, and (C) all Annual Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), determined by using the Participant’s annual base salary rate as in effect immediately before the Change of Control and by assuming the Performance Goals for such period have been fully achieved; and

(iv) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the Administrator may, in its discretion, reduce the amount of such payment to the extent required to prevent the imposition of such excise tax.

18. Miscellaneous.

(a) Other Terms and Conditions. To the extent not inconsistent with other terms of the Plan, the grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) restrictions on resale or other disposition of Shares; and

(ii) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate, or a Participant who ceases to be employed by the Company or any Affiliate and immediately thereafter becomes a Non-Employee Director, shall not be considered to have ceased service or terminated employment, respectively, until such Participant’s service to the Company or any Affiliate in any such capacity is terminated; and

(iii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, (x) if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A; and (y) if the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her separation from service within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(g) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Minnesota, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) No Rights as Stockholders. A Participant who is granted an Award under the Plan will have no rights as a stockholder of the Company with respect to the Award unless and until the Shares underlying the Award are registered in the Participant’s name. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

(k) Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized or income recognized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation or otherwise included in the determination of benefits for purposes of any other employee benefit plan of the Company or an Affiliate, except as the Administrator otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate. The grant of an Option or SAR will impose no obligation upon the Participant to exercise the Award.

(l) Severability. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Appendix A

Terms Applicable to Awards

Resulting from Assumption and Conversion of

Tyco International Ltd. 2004 Stock and Incentive Plan Awards

The terms and conditions set forth below will apply, in lieu of the provisions of the Plan covering the same subject matter, to Assumed Awards. For purposes of this Appendix A, “Assumed Awards” means Awards that result from the assumption and conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. 2004 Stock and Incentive Plan. Except for the terms and conditions set forth below, such Awards will be subject to all of the terms and conditions of the Plan. For the avoidance of doubt, any references in this Appendix A to the “grant” of an Award, the “date of grant” or similar references shall be deemed to refer to the original grant of the Assumed Award and not to the assumption or conversion of the Assumed Award in connection with the Distribution.

1. Definitions. Capitalized terms used in this Appendix have the following meanings or, if they are not defined in this Appendix A, the meanings given in the Plan.

(a) “Cause” means misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise.

(b) “Change of Control” means the first to occur of any of the following events after the Merger Closing:

(i) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, (A) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(ii) persons who, immediately after the Merger Closing, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Merger Closing shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the

Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) “Change of Control Termination” shall mean an Employee’s Involuntary Termination that occurs during the period beginning 60 days prior to the date of a Change of Control and ending two years after the date of such Change of Control.

(d) “Disabled” or “Disability” means the inability of the Employee to perform the material duties pertaining to such Employee’s employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period. The existence or nonexistence of a Disability shall be determined by an independent physician selected by the Company and reasonably acceptable to the Employee.

(e) “Employee” means any individual who performs services as an officer or employee of the Company or a Subsidiary.

(f) “Involuntary Termination” means a Termination of Employment of the Participant initiated by the Company or a Subsidiary for any reason other than Cause, Disability or death.

(g) “Key Employee” means an Employee who is a “covered employee” within the meaning of Code Section 162(m)(3).

(h) “Long-Term Performance Award” means Performance Units that are earned solely on account of the attainment of a specified performance target in relation to one or more performance measures designated in the applicable Award Agreement.

(i) “Normal Retirement” means Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant’s age and years of service with the Company is 70 or higher.

(j) “Performance Cycle” means, with respect to any Award that vests based on performance measures, the period over which the level of performance will be assessed.

(k) “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(l) “Stock-Based Award” means an Award of Restricted Stock Units.

(m) “Target Amount” means a target Award under this Plan if the relevant performance measure is fully (100%) attained, as determined by the Committee.

(n) “Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company; provided that, with respect to (A) Awards held by an employee of Tyco International Ltd. or its subsidiaries who does not become employed by the Company or one of its subsidiaries as of the date of the Distribution and (B) Awards held by a director of Tyco International Ltd., the phrase “Termination of Employment” shall mean the date the individual terminates employment from, or service as a director of, Tyco International Ltd. (or any successor thereto) or any subsidiary or affiliate thereof.

2. Options and Stock Appreciation Rights.

(a) Exercisability. Unless the applicable Award agreement provides otherwise, an Option or Stock Appreciation Right will become exercisable in equal annual installments over a period of four years beginning immediately after the date on which the Option or Stock Appreciation Right was granted, and will lapse 10 years after the date of grant, except as otherwise provided herein.

(b) Death, Disability or Normal Retirement. Unless the applicable Award agreement provides otherwise, upon the death, Disability or Normal Retirement of a Participant who has outstanding Options or Stock Appreciation Rights, the unvested Options or Stock Appreciation Rights will vest. Unless the applicable Award agreement provides otherwise, the Participant’s Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (i) their original expiration date or (ii) the date that is three years after the date on which the Participant dies, incurs a Disability or incurs a Normal Retirement.

(c) Termination of Employment After Age 55. Unless the applicable Award agreement provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant’s death, Disability or Normal Retirement or due to a Change of Control, if the Participant has attained age 55, and the sum of the Participant’s age and years of service with the Company is 60 or higher, a pro rata portion of the Participant’s Options and Stock Appreciation Rights will vest so that the total number of vested Options or Stock Appreciation Rights held by the Participant at Termination of Employment (including those that have already vested as of such date) will be equal to (i) the total number of Options or Stock Appreciation Rights originally granted to the Participant under each Award multiplied by (ii) a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is four years (or such other applicable vesting term as is set forth in the Award agreement). Unless the Award agreement provides otherwise, such Participant’s Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three years after the date of Termination of Employment.

(d) Other Terminations. Upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (b) or (c) above, any unvested Options or Stock Appreciation Rights will be forfeited unless the Award agreement provides otherwise. Any Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is six months after the date of such Termination of Employment, unless the Award agreement provides otherwise.

(e) Deceased Participants. Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If an Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(f) Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in tandem with an Option is subject to the same terms and conditions as the related Option and will be exercisable only to the extent that the related Option is exercisable.

3. Performance Units.

(a) Reduction of Awards. The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long-Term Performance Awards payable to any Reporting Person with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long-Term Performance Award of a Key Employee.

(b) Payment, Certification. No Long-Term Performance Award will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable performance measures. Long-Term Performance Awards awarded to Reporting Persons who are not Key Employees will be based on the performance measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These performance measures and formulas may be the same as or different than the performance measures and formulas that apply to Key Employees. In applying performance measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed below under “Adjustments” or “Change of Control”) and the cumulative effect of changes in the law, regulations or accounting rules, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle or such shorter or longer period as complies with the applicable requirements of Code Section 162(m) and applicable regulations thereunder to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(c) Form of Payment. Long-Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award agreement. Performance-based Restricted Stock Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All such Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long-Term Performance Awards are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except as otherwise provided in the applicable Award agreement or to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

(d) Code Section 162(m). It is the intent of the Company that Long-Term Performance Awards be “performance-based compensation” for purposes of Code Section 162(m), that this Section 3 of Appendix A to the Plan be interpreted in a manner that satisfies the applicable requirements of Code Section 162(m)(C) and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Long-Term Performance Awards. If any provision of this Plan or any Long-Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(e) Retirement. If a Participant would be entitled to a Long-Term Performance Award but for the fact that the Participant’s employment with the Company terminated prior to the end of the Performance Cycle, the Participant may, in the Committee’s discretion, receive a Long-Term Performance Award, prorated for the portion of the Performance Cycle that the Participant completed and payable at the same time after the end of the Performance Cycle that payments to other Long-Term Performance Award recipients are made, if the sum of the Participant’s age and years of service with the Company was 60 or higher at the time of Termination of Employment or if the Participant retired under a Normal Retirement. The prorated amount of any such Long-Term Performance Award paid due to retirement shall be determined based upon the actual performance achieved during the performance period relative to the pre-established goals for such performance.

4. Other Stock-Based Awards.

(a) Vesting. Unless the Award agreement provides otherwise, restrictions on Stock-Based Awards subject to this Section 4 of Appendix A to the Plan will lapse in equal annual installments over a period of four years beginning immediately after the date of grant. If the restrictions on Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement, death or Disability of the Participant or a

Change of Control, except that the Award will vest pro rata with respect to the portion of the four-year vesting term (or such other vesting term as is set forth in the Award agreement) that the Participant has completed if the Participant has attained age 55, the sum of the Participant’s age and years of service with the Company is 60 or higher and the Participant has satisfied all other applicable conditions established by the Committee with respect to such pro rata vesting. Unless the Award agreement provides otherwise, all restrictions on Stock-Based Awards granted pursuant to this Section 4(a) will lapse upon the Normal Retirement, death or Disability of the Participant or a Change of Control Termination.

(b) Grant of Restricted Stock. Any Shares of Restricted Stock granted to a Participant will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

(c) Grant of Restricted Stock Units. Any Restricted Stock Units granted to an Employee will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award agreement have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

(d) Grant of Deferred Stock Rights. Any Deferred Stock Rights granted to an Employee will be paid in whole Shares upon the Employee’s Termination of Employment if the restrictions on the Rights have lapsed. One Share will be paid for each Deferred Stock Rights that becomes payable.

(e) Dividends and Dividend Equivalent Units. If set forth in the applicable Award agreement, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Stock, the Committee may credit Restricted Stock Units with Dividend Equivalent Units in accordance with terms and conditions established in the discretion of the Committee. Dividend Equivalent Units will be subject to such vesting terms as are determined by the Committee and may be distributed immediately or withheld and deferred in the Participant’s account as set forth in the applicable Award agreement. Deferred Stock Rights may, as set forth in the Award agreement, be credited with Dividend Equivalent Units or additional Deferred Stock Rights. The number of any Deferred Stock Rights credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent Units, including the rate of interest to be credited on deferral and whether interest will be compounded.

5. Termination for Cause. Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Employment for Cause, then all Options, Stock Appreciation Rights, Long-Term Performance Awards, Restricted Stock Units, Restricted Stock and other Stock-Based Awards will immediately be cancelled. The exercise of any Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending, subject to ensuring an exemption from or compliance with Code Section 409A and the underlying regulations and rulings.

6. Change of Control.

(a) Acceleration. All outstanding Options and Stock Appreciation Rights will become exercisable as of the later of the effective date of a Change of Control or a Change of Control Termination for any Employee whose employment is terminated by means of a Change of Control Termination if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Stock and Restricted Stock Units (other than Long-Term Performance Awards) and Deferred Stock Rights in such case. Each Participant who has been granted a Long-Term Performance Award that is outstanding as of the date of Change of Control, and whose employment is terminated by means of a Change of Control Termination, will be deemed to have achieved a level of performance, as of the later of the date of the Change of Control or the Change of Control Termination, that would cause all (100%) of the Participant’s Target Amounts to become payable and all restrictions on the Participant’s Restricted Stock Units and Shares of Restricted Stock to lapse.

(b) Adjustment, Conversion and Payment. In addition to the foregoing, no later than 90 days after the date of a Change of Control, the Committee (as constituted prior to the date of the Change of Control) shall provide for the following actions to apply to each Award that is outstanding as of the date of Change of Control: (i) an adjustment to such Award as the Committee deems appropriate to reflect such Change of Control, (ii) the acquisition of such Award, or substitution of a new right therefor, by the acquiring or surviving corporation after such Change of Control, or (iii) the purchase of such Award, at the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such Award immediately prior to the Change of Control had such Award been exercisable or payable at such time; provided that in the case of any Award that constitutes deferred compensation that is subject to Code Section 409A(a)(2), any action contemplated herein which would constitute an accelerated payment of such Award shall occur on a date specified in the applicable Award agreement, which date shall be no later than ninety (90) days after the Change of Control. Any payment made pursuant to this Section 6(b) shall include the value of any Dividend Equivalent Units credited with respect to such Award and accrued interest on such Dividend Equivalent Units. The Committee may specify how an Award will be treated in the event of a Change of Control either when the Award is granted or at any time thereafter, except as otherwise provided herein.

7. Fractional Shares. Except as otherwise provided in Section 3(c), if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a full Share as of the date of settlement.

8. Amendment. No amendment of the Plan or any outstanding Award made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award.

9. Special Forfeiture Provision. An Award agreement may provide that the Participant may not, within two years of the Participant’s Termination of Employment with the Company, enter into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Committee if, in the sole judgment of the Committee, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined by the Committee). If the Committee makes a determination that this prohibition has been violated, the Participant (i) will forfeit all rights under any outstanding Option or Stock Appreciation Right that was granted subject to the Award agreement and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, as the Committee determines and sets forth in the Award agreement, beginning no earlier than six months prior to the Participant’s Termination of Employment, and (ii) will forfeit and return to the Company any Performance Units, Shares of Restricted Stock, Restricted Stock Units (including any credited Dividend Equivalent Units), Deferred Stock Rights and other Stock-Based Awards that are outstanding on the date of the Participant’s Termination of Employment, subject to the Award agreement, and have not vested or that became vested and remain subject to this Section 9 of Appendix A to the Plan during a period, as set forth in the Award agreement, beginning no earlier than six months prior to the Participant’s Termination of Employment.

Appendix B

Terms Applicable to Awards

Resulting from Assumption and Conversion of

Tyco International Ltd. Long Term Incentive Plan

and Tyco International Ltd. Long Term Incentive Plan II Awards

The terms and conditions set forth below will apply, in lieu of the provisions of the Plan covering the same subject matter, to Assumed Awards. For purposes of this Appendix B, “Assumed Awards” means Awards that result from the assumption and conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan or the Tyco International Ltd. Long Term Incentive Plan II. Except for the terms and conditions set forth below, such Awards will be subject to all of the terms and conditions of the Plan. For the avoidance of doubt, any references in this Appendix B to the “grant” of an Award, the “date of grant” or similar references shall be deemed to refer to the original grant of the Assumed Award and not to the assumption or conversion of the Assumed Award in connection with the Distribution.

1. Share Certificates. Notwithstanding any provisions in the Plan respecting certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof, no action shall be taken by the Committee which would, under the laws of Bermuda, cause a separate class of securities other than Shares to be created and the Committee shall consult with appropriate legal counsel in this regard.

2. Committee Discretion to Remove or Amend Restrictions on Transferability. Notwithstanding any restrictions on transferability of Awards referred to in the Plan, the Committee may, in its discretion, either generally or specifically, prospectively or retroactively, waive, amend, alter, suspend, discontinue, cancel or terminate any limits on transferability of Awards on such terms as the Committee may deem appropriate; provided that any of the acts described in this Section 2 of Appendix B to the Plan that would materially impair the rights of any Participant, or any holder or any beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

3. Amendments to the Plan. Any amendment, alteration, suspension, discontinuation, or termination of the Plan that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

4. Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided that, subject to the Committee’s right to adjust Awards pursuant to the Plan and Section 5 below, (a) any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant, or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and (b) without the approval of the shareholders of the Company, no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially increase the rights of any Participant or any holder or beneficiary of any Award, shall be effective unless the Award, after giving effect to such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination, could permissibly have been granted under the terms of the Plan (without regard to this Section 4 of Appendix B to the Plan).

5. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, or to be derived by the Company.

6. Change of Control.

(a) In addition to the Committee’s authority set forth in Section 5 above, in order to maintain the Participants’ rights in the event of any Change of Control (as defined below), the Committee, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award was made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control.

(b) With respect to Awards resulting from the conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan, a “Change of Control” shall mean the occurrence of any of the following events following the Merger Closing:

(i) any “person” or “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act) is or becomes the direct or indirect “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of securities representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) individuals who either: (A) are Directors immediately following the Merger Closing, or subsequently are appointed as Directors by, or on the recommendation of, a majority of the Directors in office immediately following the Merger Closing; or (B) are subsequently appointed as Directors by, or on the recommendation of, a majority of those Directors referred to in paragraph (A) above, cease for any reason, other than death or incapacity of a Director or his retirement at a general meeting of the Company at which he is re-elected as a Director (but including as a result of any proxy contest involving the solicitation of revocable proxies under Section 14(a) of the Exchange Act), to constitute a majority of the Board;

(iii) any “person” or “group” (other than an employee benefit plan or plans maintained by the Company or its affiliate) comes to possess, directly or indirectly, the legal right to direct the management and policies of the Company, whether through the ownership of securities, by contract or otherwise (other than solely by virtue of membership on the Board or any committee thereof);

(iv) the Company effects a merger, amalgamation, scheme of arrangement or other combination in which the Company is not the surviving entity, or a sale or disposition of all, or substantially all, of the assets of the Company; or

(v) a merger, amalgamation, scheme of arrangement or other combination of the Company or any Affiliate with or into another person or any analogous or similar transaction or event occurs as a result of which the voting rights exercisable at general meetings of the Company in respect of the shares of the Company in issue immediately prior to the relevant event no longer represent a majority of all the voting rights normally exercisable at general meetings of the Company in respect of the shares of the Company in issue immediately after such event.

(c) With respect to Awards resulting from the conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan II, a “Change of Control” shall mean the occurrence of any of the following events following the Merger Closing:

(i) any “person” or “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act) is or becomes the direct or indirect “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of securities representing 50% or more of the combined voting power of the Company’s then outstanding voting securities other than in connection with a merger, amalgamation, scheme of arrangement or other combination pursuant to which the stockholders of the Company immediately prior to such event beneficially own 50% or more of the voting rights exercisable generally of any such person which is an entity;

(ii) such time as the Continuing Directors (as defined below) cease for any reason, other than death , incapacity or retirement of a Director, to constitute a majority of the Board (or, if applicable, the Board of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board who (A) was a member of the Board immediately following the Merger Closing or (B) was nominated or elected subsequent to such date by at least a majority of the Directors who were Continuing Directors at the time such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the Directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) any “person” or “group” (other than an employee benefit plan or plans maintained by the Company or its affiliate) comes to possess, directly or indirectly, the legal right to direct the management and policies of the Company, whether through the ownership of securities, by contract or otherwise (other than solely by virtue of membership on the Board or any committee thereof);

(iv) the Company effects a merger, amalgamation, scheme of arrangement or other combination in which the Company is not the surviving entity, or a sale or disposition of all, or substantially all, of the assets of the Company; or

(v) a merger, amalgamation, scheme of arrangement or other combination of the Company with or into another person or any analogous or similar transaction or event occurs as a result of which the voting rights exercisable at general meetings of the Company in respect of the shares of the Company in issue immediately prior to the relevant event no longer represent a majority of all the voting rights normally exercisable at general meetings of the Company (or, if the Company is acquired by another entity in connection with such event, of such entity) in respect of the shares of the Company (or, if the Company is acquired by another entity in connection with such event, of the securities of such entity) in issue immediately after such event.

7. Termination of Service

For purposes of Converted Awards, with respect to (a) awards held by an employee of Tyco International Ltd. or its subsidiaries who does not become employed by the Company or one of its subsidiaries as of the date of the Distribution and (b) Awards held by a director of Tyco International Ltd., the phrase “termination of employment” or “termination of service” or similar phrases shall mean the date the individual terminates employment from, or service as a director of, Tyco International Ltd. (or any successor thereto) or any subsidiary or affiliate thereof.

SCHEDULE A

SPECIAL RULES FOR GRANT OF OPTIONS AND SHARE AWARDS

IN FRANCE

SEPTEMBER 28, 2012

RECITALS

These Special Rules for France supplement and modify the Pentair Ltd. 2012 Stock and Incentive Plan (the “Plan”), to which this document is attached. The Plan, as modified and supplemented by the special rules of this Schedule (the “French Sub-Plan”), is intended to enable Pentair Ltd. (“Pentair”) to grant certain salaried employees and officers of its French Subsidiaries Options, the characteristics of which conform to the main requirements of Articles L.225-177 to L.225-186-1 of the French Commercial Code and Restricted Stock, Rights to Restricted Stock and Unit Awards which conform to the main requirements of Articles L.225-197-1 to L.225-197-6 of the French Commercial Code so that they all are eligible for the specific treatment under French law with respect to taxation and social security contributions.

According to Article 80 bis, III of the French Tax Code, all options granted by a non-French listed company to the salaried employees and corporate officers of a French subsidiary of such company under a plan adopted by the non-French company may benefit from the special rules on the taxation of option exercise gains as long as the foreign plan fulfils the major conditions of articles L.225-117 to L.225-186-1 of the French Commercial Code.

According to Article 80 quaterdecies, II of the French Tax Code, share awards granted for no consideration by a non-French listed company to the salaried employees and officers of a French subsidiary of such company under a plan adopted by the non-French company may benefit from the special rules on the taxation of the benefit resulting from the acquisition gains of shares as long as the foreign plan fulfils the major conditions of articles L.225-197-1 to L.225-197-6 of the French Commercial Code.

1.	DEFINITIONS

1.1	In this French Sub-Plan, all capitalized words and expressions shall have the meaning set forth in the Plan, except for those words and expressions which are solely used, and specifically defined, in this French Sub-Plan.

1.2	When used in this French Sub-Plan, the following words and expressions shall have the meanings set forth below:

Date of Grant	In respect of an Option or a French Award subject to the French Share Awards Regime, the date of grant as set by the Committee pursuant to the authority granted by the Plan.

Option Exercise Price	The price set by the Committee on the Date of Grant at which a Share may be subscribed or purchased and corresponding to the fair market value of the Share on the Date of Grant as established in accordance with Section 2.2.2.

Four Year Lock-up Period	A period of four (4) years, starting on the Date of Grant of the French Options, during which the Shares acquired from the exercise of the Option cannot be sold or transferred.

French Awards	The Awards which may be made to a French Participant and which are limited to Options, Awards of Restricted Stock, and Unit Awards; provided, that under no circumstances may a Unit Award entitle a French Participant to receive cash.

French Commercial Code (Code de Commerce)	The Commercial Code in force in France from time to time.

French Eligible Person	Salaried employees (i.e., employees with an employment contract) and corporate officers (i.e., the President, Directeur Général and Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions) of the relevant French Subsidiary, but expressly excluding consultants and the directors of the French Subsidiary, unless they also hold a post for which an employment contract has been signed.

French Participant	In respect of French Awards, a French Eligible Person of the relevant French Subsidiary, each as selected by the Committee to participate in this French Sub-Plan.

French Share Award	Awards of Restricted Stock and Unit Awards under this French Sub-Plan that are subject to the French Share Awards Regime.

French Share Awards Regime	The main requirements of articles L.225-197-1 to L.225-197-6 of the French Commercial Code which allow certain specific tax and social benefits pursuant to the rules of Article 80 quaterdecies of the French Tax Code and article L.242-1 of the French Social Security Code and which apply to Awards of Restricted Stock, and Unit Awards under this French Sub-Plan.

French Social Security Code	The “Code de la Sécurité sociale” in force in France from time to time.

French Subsidiary	Any company established in France in which Pentair owns, directly or indirectly, ten percent (10) or more of the share capital or the voting rights of such company.

French Tax Code	The “Code Général des Impôts” (CGI) in force in France from time to time.

Stock Option Regime	The main requirements of articles L.225-177 to L.225-186-1 of the French Commercial Code which convey certain specific tax and social benefits pursuant to the rules of Articles 163 bis C and 200 A of the French Tax Code and Article L.242-1 of the French Social Security Code and which apply to Awards of Options under this French Sub-Plan.

Two Year Holding Period	A period of two (2) years, starting on the end of the vesting period related to the Awards subject to the French Share Awards Regime during which the shares of Stock arising from these Awards can neither be sold nor transferred.

2	RULES OF THE FRENCH SUB-PLAN

2.1	Rules commonly applicable to the French Stock Option and the Share Awards eligible to the respective French Stock Option Regime and French Share Awards Regime

2.1.1	General

All the Plan’s provisions shall apply to French Participants, except as modified or supplemented by the specific provisions of this French Sub-Plan.

2.1.2	French Awards

The Awards attributable to a French Participant are limited to French Awards. Other Awards cannot be granted to French Participants and the relevant provisions of the Plan governing those Awards shall accordingly not apply to the French Participants.

2.1.3	Number of Shares of Stock that May be Acquired

Notwithstanding the provisions of the Plan, no Options or French Share Awards may be granted to a French Participant who owns more than 10% of the share capital of Pentair at the Date of Grant, as required by the Commercial Code. Furthermore, the maximum number of shares of Stock that may be subscribed or purchased by each French Participant under the French Sub-Plan shall not entitle him or her to hold more than a third of Pentair’s share capital, as required by the Commercial Code.

2.1.4	Agent holding Shares of Stock during the Four Year Lock-up Period or the Two Year Holding Period

In order to ensure that no Participant sells or transfers Shares resulting from the exercise of French Awards subject to the Stock Option Regime during the Four Year Lock-up Period or the grant of French Share Awards during the Two Year Holding Period, at the time of the exercise of Options subject to the Stock Option Regime or the delivery Shares pursuant to any French Share Awards, Pentair shall deliver all such Shares to Pentair’s agent to hold such Shares until the expiration of the Four Year Lock-up Period or the Two Year Holding Period, as applicable. At any time after the expiration of the Four Year Lock-up Period or the Two Year Holding Period, as applicable, the Participant may request Pentair’s agent to (a) deliver some or all of the Shares held to the Participant or (b) sell some or all of the Stock held and deliver the proceeds to the Participant. If requested by the Participant to deliver Stock, Pentair’s agent shall deliver such Shares by means of electronic transfer to the brokerage or bank account designated by the Participant. Pentair’s agent shall deliver the Stock or sell the Stock and deliver the proceeds from the sale as soon as administratively feasible after receipt of the written request from the Participant.

2.1.5	Termination of French Awards

Section 13 of the Plan shall apply only to the extent that it does not conflict with the provisions of this French Sub-Plan and in particular with Sections 2.2.5, 2.2.6, 2.2.8, 2.3.3, 2.3.4 and 2.3.5, which shall prevail in the event of any conflict.

2.1.6	Transferability of Awards

Notwithstanding Section 12 of the Plan, Options subject to the Stock Option Regime and French Share Awards cannot be assigned, transferred, pledged, or otherwise encumbered, except as otherwise permitted in this French Sub-Plan.

2.2	Rules specifically applicable to the French Awards subject to the Stock Option Regime

2.2.1	Types of Awards to be Granted to the French Participants Subject to the Stock Option Regime

The French Awards subject to the Stock Option Regime are limited to Options.

2.2.2	Exercise Price

The Exercise Price shall be established in accordance with Section 7 of the Plan; provided, that, notwithstanding such Section 7 of the Plan, the Exercise Price set at the Date of Grant shall not be less than 80% of the average of the closing price of the Stock for the last 20 trading days preceding the Date of Grant as quoted on the principal securities exchange market on which the Shares are listed for trading.

Except in the cases provided in Section 2.2.7 below, the number of Shares covered by an Option and the Exercise Price for the Shares covered by the Option may not be changed after the Date of Grant unless authorized by French law.

2.2.3	Grant Period

No Option may be granted to a French Participant (i) within a period of 20 trading days after the date on which Pentair has declared any dividends or other form of distributions in respect of its Stock traded on a securities exchange market a general right to subscribe to the Company’s Shares (i.e., a rights offering), (ii) within a period of 10 trading days before and 10 trading days after the date on which the annual or consolidated financial statements of Pentair are made public, or (iii) during any period during which the management bodies of Pentair have knowledge of information which could have, if made public, a significant impact on the market price of the Shares and for a period of 10 trading days after the business date on which such information is made public.

2.2.4	Adjustment of the Price and Number of Shares of Stock in the Event of a Certain Events

If, while an Option remains unexercised, Pentair is subject to or engages in any of the corporate actions described in Section 17 of the Plan, the Committee may adjust the number of Shares that may be acquired on exercise of the Option or the Exercise Price of the Shares covered by such Option, and such adjustment shall not result in the forfeiture of the specific rules applying to liability for tax and social security contributions arising from stock options; provided, the event falls within the transactions described in article L.225-181, sub-paragraph 2 of the French Commercial Code.

2.2.5	Vesting of French Stock Option

Notwithstanding the terms of Section 7 of the Plan, the French Awards subject to the Stock Option Regime granted to French Participants under the French Sub-Plan shall vest, or become exercisable, over a term of three (3) years, with two-thirds of the Option Awards vesting on the second anniversary of the Date of Grant and the remaining one-third of the Option Awards vesting on the third anniversary of the Date of Grant.

2.2.6	Four Year Lock-up Period

No Shares which have been acquired through the exercise of Options subject to the Stock Option Regime may be sold or transferred during the Four Year Lock-up Period. In addition, such Shares must be registered in the holder’s name throughout such Four Year Lock-up Period.

Except as specifically permitted by the terms of Sections 2.2.7 and 2.2.8 of this French Sub-Plan, any sale or transfer of Shares resulting from the exercise of Options subject to the Stock Option Regime during the Four Year Lock-up Period shall result in the inapplicability of the specific rules on liability for tax and social security contributions relating to exercise option gains (“the Option Gain”), which shall then be regarded as part of the employee’s salary for tax and social security purposes. For purposes of this Section 2.2.6, the Option Gain is equal to the difference between the fair market value of the Shares when an Option is exercised and the Exercise Price.

During the Four Year Lock-up Period, the Shares shall be transferred to and held by an agent of Pentair in accordance with Section 2.1.4 of this French Sub-Plan.

Any Participant who exercises his or her French Award subject to the Stock Option Regime after a period of at least four years from the Date of Grant of such Award may sell the Shares thus acquired without any need to comply with the Four Year Lock-up Period.

The Four Year Lock-up Period shall apply even if vesting is accelerated under Section 17 of the Plan.

2.2.7	Exchange of Shares in the Event of a Restructuring of the Company

Any adjustments of the French Awards acquired under this subplan may no longer continue to qualify for the specific rules on tax and social security contributions in case of the restructuring of Pentair.

2.2.8	Exemption from the Four Year Lock-up Period

According to Article 91 ter of Schedule II to the French Tax Code, the French Participant shall no longer be subject to the Four Year Lock-up Period requirement specified in this French Sub-Plan, and he or she shall remain eligible for the specific rules on liability for tax and social security contributions in the cases set forth below:

•	If the French Participant becomes Disabled and such Disability is included in the second or third category level of Disability specified in article L 341-1 of the French Social Security Code;

•	In the event of the French Participant’s death;

•

If the French Participant’s employment is terminated by the French Participant’s employer; provided, that the Options have been exercised at least three (3) months before he or she is sent of the notice of dismissal; or

•

If the French Participant is required by the French Subsidiary to retire (as defined under article L. 1237-5 of the French Labor Code) in lieu of terminating his employment; provided, that his or her Options have been exercised at least three (3) months before the end of his or her employment contract.

2.2.9	Term of Options Subject to the Stock Option Regime

Options subject to the Stock Option Regime that are granted pursuant to this French Plan will expire no later than ten (10) years less six (6) months after the Grant Date, unless otherwise specified in the applicable Award Agreement. The Option term will be extended only in the event of the death of a French Participant, but in no event will any Option be exercisable beyond six (6) months following the date of death of the French Participant or such other period as may be required to comply with French law.

2.2.10	Employee’s Social Security Contributions

If the French Participant no longer qualifies for the specific rules on liability for tax and social security contributions, the Option Gain shall be subject to tax as salary in the hands of the Participant, and the Participant shall be liable to pay social security contributions.

By accepting Options subject to the French Stock Option Regime, French Participants acknowledge that, if Shares acquired on exercise of such Options are sold before the end of the Four Year Lock-up Period, other than under circumstances permitted by Sections 2.2.7 and 2.2.8, the Option Gain will be recharacterized as salary and the relevant Pentair French Subsidiary shall have the right to levy the French Participant’s share of social security contributions as well as CSG and CRDS for which the French Participants are liable on account of the Option Gain. Such levy shall be deducted from the salary paid to the French Participant after such sale or from the sale proceeds of the Shares.

2.3	Rules Specifically Applicable to the French Awards subject to the French Share Awards Regime

2.3.1	Types of Awards to be Granted to the French Participants and Subject to the French Share Awards Regime

The French Awards subject to the French Share Awards Regime are limited to Restricted Stock Awards and Unit Awards, exclusive of Awards of cash.

2.3.2	Restrictions on the Rights Attached to the French Share Awards

(a)	Performance Units. Notwithstanding the definition of a Performance Unit in the Plan, a Performance Unit awarded to a French Participant may only consist of the right to receive an amount of Stock to the exclusion of any amount of cash. Notwithstanding Section 9(b) of the Plan, if Performance Shares are granted in tandem with Performance Units, no Performance Shares may be delivered to a French Participant and the French Participant shall not have any of the rights of a shareholder until the Performance Shares vest.

(b)	Restricted Stock Units. Notwithstanding the definition of a Restricted Stock Unit in the Plan, a Restricted Stock Unit may only include the right to receive shares of Stock to the exclusion of any amount of cash.

2.3.3	Vesting of French Share Awards

Notwithstanding Section 9 of the Plan, French Awards subject to the French Share Awards Regime shall vest over a period of four (4) years, with one half of the Award vesting after the third anniversary of the Date of Grant and the remaining one half vesting after the fourth anniversary of the Date of Grant.

Until the French Share Awards are vested, the French Participant shall have not any of the rights of a shareholder and in particular shall not be entitled to any dividends paid during the vesting period.

2.3.4	Acceleration of the Vesting of the French Share Award

Notwithstanding the provisions of Section 17 of the Plan, a Change of Control can not result in an acceleration of the date on which the French Share Awards vest prior to the second anniversary of the Date of Grant. Furthermore, the payment of the French Share Award can only be made by the delivery of Shares to the exclusion of any cash.

Notwithstanding the provisions of Section 13 of the Plan or any authority given to the Committee under Section 15 of the Plan, French Share Awards may only become immediately vested in whole or in part in accordance with the following:

•	in the event of the Disability of the French Participant, if such Disability corresponds to the second or third categories of Disability provided by article L.341-4 of the French Social Security Code;

•

upon the death of the French Participant, in which case the heirs of the French Participant may request the issuance and subsequent transfer of the Shares, if such request is made within six months after the death of the Participant;

•	upon the Retirement (as defined in the Plan) of the French Participant, provided that in no event may any French Share Awards vest prior to the second anniversary of the Date of Grant.

Except as permitted by the preceding paragraph, Section 13 of the Plan, insofar as it provides for acceleration of vesting of Share Awards or Section 15, insofar as it allows the Committee to accelerate the vesting of Share Awards, shall not apply to French Participants.

2.3.5	Two Year Holding Period

No Shares which have been acquired through French Share Awards may be sold or transferred during the Two year Holding Period. In addition, such Shares must be registered in the holder’s name throughout such Two Year Holding Period.

Except as specifically permitted by the terms of Section 2.3.6 of this French Sub-Plan, no sale or transfer of Shares resulting from the grant French Share Awards during the Two Year Holding Period is permitted and otherwise shall result in the inapplicability of the specific rules on liability for tax and social security contributions relating to the Vesting Gain, which shall then be regarded as part of the employee’s salary. For purposes of this Section, the Vesting Gain is equal to the opening price of the Shares as quoted on the principal securities exchange market on which the Shares are listed of the day the French Share Award is vested.

During the Two Year Holding Period, the Shares shall be transferred to and held by an agent of Pentair in accordance with Section 2.1.4 of this French Sub-Plan.

Notwithstanding the provisions of Section 16 of the Plan, a Change of Control cannot result in exempting a French Participant from the Two Year Holding Period, except as specified in Section 2.3.6 below in this French Sub-Plan.

2.3.6	Exceptions to the Two Year Holding Period

Notwithstanding Section 2.3.5 of this French Sub-Plan, the Two Year Holding Period shall not apply and the Shares resulting from the grant of French Share Awards may be disposed of prior to the end of such period:

•	in the event the French Participant becomes Disabled and such Disability corresponds to the second or third categories of Disability provided in article L.341-4 of the French Social Security Code; and

•	in the event of the death of the Participant, by the heirs of the French Participant.

If, during the Two Year Holding Period, the Shares resulting from the grant of French Share Awards are exchanged in connection with takeover bid involving an exchange of shares or by a merger or spin-off, division or grouping of the Shares, such exchange may be regarded as a breach of the Two Year Holding Period for French purposes; each transaction shall be reviewed. In case of loss of the specific rules, the Vesting Gain will be recharacterized as salary.

2.3.7	Black-out Period after the Two Year Holding Period

In order to comply with article L. 225-197-1 of the French Commercial Code, French Participants shall be subject to the selling restrictions set forth follow.

After the end of the Two Year Holding Period, a French Participant shall not sell Shares resulting from the grant of French Share Awards:

•	during the 10 trading day period prior to and the 3 trading day period after the date of publication of the annual or the consolidated financial statements of Pentair; and

•

during any period during which the management bodies of Pentair have knowledge of inside information which could have, if made public, a significant impact on the market price of the Shares and the tenth trading day following the date on which such information is made public.

PENTAIR LTD. C/O BROADRIDGE 51 MERCEDES WAY EDGEWOOD, NY 11717	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
In order to assure that your proxy card is tabulated in time to be voted at the Meeting, you must return your proxy card at the above address by 5:00 PM, Eastern Standard Time on April 26, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53085-P34189 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PENTAIR LTD.
The Board of Directors recommends you vote FOR each of the following proposals:

1.	To re-elect directors with terms expiring at the 2016 annual general meeting of shareholders:		For	Against	Abstain
	1a. 1b. 1c.	T. Michael Glenn David H. Y. Ho Ronald L. Merriman	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐				For	Against	Abstain
2.	To approve the 2012 annual report of Pentair Ltd., the statutory financial statements of Pentair Ltd. for the year ended December 31, 2012 and the consolidated financial statements of Pentair Ltd. for the year ended December 31, 2012.		☐	☐	☐	5.	To approve the following:
							5a.	The appropriation of results for the year ended December 31, 2012.	☐	☐	☐
							5b.	The conversion and appropriation of reserves from capital contributions to distribute an ordinary cash dividend.	☐	☐	☐

3.	To discharge the Board of Directors and executive officers of Pentair Ltd. from liability for the year ended December 31, 2012.		☐	☐	☐	6.	To approve by advisory vote the compensation of the named executive officers as disclosed in the Proxy Statement.		☐	☐	☐

						7.	To approve performance goals and related matters under the Pentair Ltd. 2012 Stock and Incentive Plan.		☐	☐	☐
4.	To elect auditors as follows:

	4a.	To re-elect Deloitte AG as statutory auditors until the next annual general meeting.	☐	☐	☐

	4b.	To ratify appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

	4c.	To elect PricewaterhouseCoopers AG as special auditors until the next annual general meeting.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐				Yes	No
							The signatory will attend the Annual General Meeting on April 29, 2013 personally.		☐	☐
							The signatory appoints the independent proxy, Dr. René Schwarzenbach, as proxy.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M53086-P34189

PENTAIR LTD.

Annual General Meeting of Shareholders

April 29, 2013 10:00 AM Central European Time

This proxy is solicited by the Board of Directors

Unless the signatory has appointed Dr. René Schwarzenbach as independent proxy by checking the appropriate box on the reverse side of this card, the signatory, revoking any proxy heretofore given in connection with the Meeting (as defined below), hereby appoints Randall J. Hogan, John L. Stauch and Angela D. Lageson, or any of them, as proxies, each with powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all common shares of Pentair Ltd. that the signatory is entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central European Time, on April 29, 2013, at the Park Hyatt Zürich, Beethoven-Strasse 21, 8002 Zürich, Switzerland, and any adjournment or postponement thereof (the “Meeting”).

If the signatory has checked the appropriate box on the reverse side of this card, the signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints the independent proxy, Dr. René Schwarzenbach, with powers of substitution, and hereby authorizes the independent proxy to represent and to vote, as designated on the reverse side of this card, all common shares of Pentair Ltd. that the signatory is entitled to vote at the Meeting.

If the signatory is a participant in the Pentair Retirement Savings and Stock Incentive Plan (“Pentair ESOP”) or the Flow Control Retirement Savings and Investment Plan (“Flow Control Plan”), the signatory hereby directs Fidelity Management Trust Company as Pentair ESOP or Flow Control Plan Trustee, as the case may be, to vote at the Meeting, as directed on the reverse side of this card, all of the common shares of Pentair Ltd. allocated to the signatory’s account in the Pentair ESOP or the Flow Control Plan as of April 9, 2013.

If the signatory is a participant in the Pentair Ltd. Employee Stock Purchase and Bonus Plan or the Pentair Ltd. International Stock Purchase and Bonus Plan (the “Purchase Plans”), the signatory, revoking any proxy heretofore given in connection with the Meeting, hereby appoints Randall J. Hogan, John L. Stauch and Angela D. Lageson, or any of them, as proxies, each with powers of substitution, and hereby authorizes them to represent and to vote at the Meeting, as designated on the reverse side of this card, all of the common shares of Pentair Ltd. allocated to the signatory’s account in the Purchase Plans as of April 9, 2013.

In the event of other agenda items or proposals during the Meeting on which voting is permissible under Swiss law, the proxies will vote your shares in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed on the reverse side of this card. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and, for purposes of the Pentair ESOP and the Flow Control Plan, will be considered an instruction to Fidelity Management Trust Company to vote accordingly.

Continued and to be signed on reverse side